UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York	10170
(Address of principal executive offices)	(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

31 Pierce Lane
Norwich, Vermont 05055
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects”, “anticipates”, “intends”, “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section “Risk Factors.” We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Morlex, Inc., a Colorado corporation, unless otherwise stated or the context clearly indicates otherwise. “RightSide” refers to RightSide Holdings, Inc., a Delaware corporation and our subsidiary. “Duncan” refers to Duncan Media Group, Inc., a Delaware corporation and our subsidiary. “Superfly” refers to Superfly Advertising, Inc., an Indiana corporation and a wholly owned subsidiary of Duncan. “AAA” refers to All Ad Acquisition, Inc., a Delaware corporation and our wholly owned subsidiary. “Ad Authority” refers to Ad Authority, Inc., a Delaware corporation.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

All financial figures in this Current Report are denominated in U.S. Dollars unless stated otherwise.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
EXPLANATORY NOTES	2
Item 1.01. Entry into Material Definitive Agreements	5
Item 2.01. Completion of Acquisition or Disposition of Assets	5
THE TRANSACTIONS	5
Overview of the Transactions	5
The Merger Transactions and Acquisition Transaction	5
RHI Merger	5
DMG Merger	6
Acquisition Transaction and Potential Purchase of Ad Authority Stock	6
Projected Corporate Structure	7
The Distribution	7
The Private Placement	7
Ownership of the Company	8
Contemplated Transactions	8
Tax and Accounting Treatment	9
Ancillary Agreements	9
Registration Rights Agreement	9
General Release Agreement	9
DESCRIPTION OF OUR BUSINESS	10
The Industry	11
Superfly	11
Generally	11
Outlook	11
RightSide	11
Generally	11
Outlook	12
Ad Authority	12
Generally	12
Outlook	13
History of the Company	13
Our History	13
History of Superfly	14
History of RightSide	14
History of Ad Authority	15
Customers and Market	16
Competition	16
Government Regulations	16
Employees	16
Properties	17
Available Information	17
RISK FACTORS	18
Risks Related To Our Business	18
Risks Related To Our Financial Condition	22
Risks Related To Our Industry	25
Risks Related To Our Common Stock	30
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	33
SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT	43
DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	44
Directors and Executive Officers	44
Business Experience	44
Organizer	45
Code of Ethics	46

Board Committees	46
Board Independence	46
EXECUTIVE COMPENSATION	47
Summary Compensation Table	47
Outstanding Equity Awards (Options) At Fiscal Year-End	47
Agreements With Officers and Directors	47
Compensation of Directors	48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	48
DESCRIPTION OF SECURITIES	49
Capital Stock	49
Description of Common Stock	49
Description of Convertible Notes	49
Registration Rights	49
Transfer Agent	50
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	50
LEGAL PROCEEDINGS	50
RECENT SALES OF UNREGISTERED SECURITIES	50
INDEMNIFICATION OF OFFICERS AND DIRECTORS	50
Colorado Law	50
Bylaws	51
Articles of Incorporation	51
Indemnification Under The Securities Act	51
INDEX TO EXHIBITS	51
DESCRIPTION OF EXHIBITS	51
Item 3.02 Unregistered Sales of Equity Securities	51
Item 4.01 Changes in Registrant’s Certifying Accountant	52
Item 5.01 Changes in Control of the Registrant	52
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	52
Item 5.06 Change in Shell Company Status	52
Item 9.01 Financial Statements and Exhibits	52
MORLEX, INC. FINANCIAL STATEMENTS	54
SIGNATURES	55
EXHIBIT INDEX	56

Item 1.01. Entry into Material Definitive Agreements

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

THE TRANSACTIONS

Overview of the Transactions

As previously reported, on February 7, 2008 we entered into: (i) an Agreement and Plan of Merger (the “RHI Merger Agreement”) with RightSide Holdings, Inc. (“RightSide”) and our wholly owned subsidiary RHI Merger Sub, Inc. (“RHI Merger Sub”), and (ii) an Agreement and Plan of Merger (the “DMG Merger Agreement”, and together with the RHI Merger Agreement, the “Merger Agreements”) with Duncan Media Group, Inc. (“Duncan”) and our wholly owned subsidiary DMG Merger Sub, Inc. (“DMG Merger Sub”). Also, on February 14, 2008 (the “Closing Date”) we entered into a Stock Purchase Agreement (the “AAA Stock Purchase Agreement”) with All Ad Acquisition, Inc., a Delaware corporation (“AAA”), and all of the shareholders of AAA as listed in the AAA Stock Purchase Agreement, whereby we acquired all of the outstanding shares of common stock of AAA. AAA is a party to that certain Stock Purchase Agreement, dated November 14, 2007, among AAA, Iakona, Inc., a California corporation (“Iakona”), and Jason Kulpa, (as amended, the “Ad Authority Stock Purchase Agreement”) providing for the purchase and sale of all of the issued and outstanding capital stock of Ad Authority, Inc., a Delaware corporation (“Ad Authority”), to AAA. Copies of the RHI Merger Agreement, DMG Merger Agreement, AAA Stock Purchase Agreement and Ad Authority Stock Purchase Agreement are filed as Exhibits 2.1, 2.2, 2.3 and 2.4 to this Current Report, respectively, and are incorporated herein by reference.

On the Closing Date, the Company acquired RightSide and Duncan by closing the transactions contemplated by the Merger Agreements (collectively, the “Merger Transactions”) and acquired AAA by closing the transactions contemplated by the AAA Stock Purchase Agreement. In connection with the Merger Transactions, the Company will pay a cash distribution shortly after the Closing Date of $.2929 per share to the holders of record of the common stock of the Company, par value $.001 per share (“Company Common Stock”), as of February 11, 2008, for a total distribution of approximately $375,000 (the “Cash Distribution”). Shortly after the Closing Date, the Company will also distribute .2929 shares of Company Common Stock per share to the holders of record of Company Common Stock as of February 11, 2008, for a total distribution of approximately 375,000 shares of Company Common Stock (the “Stock Distribution” and, together with the Cash Distribution, the “Distribution”).

The Merger Transactions and Acquisition Transaction

RHI Merger

Pursuant to the RHI Merger Agreement, on the Closing Date RHI Merger Sub, our wholly owned subsidiary, merged with and into RightSide, with RightSide being the surviving corporation (the “RHI Merger”). As a result of the RHI Merger, each share of common stock of RightSide, par value $.001 per share, automatically converted into 0.4236 shares of Company Common Stock, or 8,548,655 shares of Company Common Stock in the aggregate. The outstanding shares of non-convertible preferred stock of RightSide, par value $.001 per share, were not affected by the RHI Merger and remain outstanding preferred stock of RightSide. Accordingly, we are not the sole stockholder of RightSide; however, we own all of the outstanding RightSide Common Stock (which is the only voting stock of RightSide).

The RHI Merger Agreement contains customary representations, warranties and covenants of us, RightSide and RHI Merger Sub for similar transactions. The representations and warranties in the RHI Merger Agreement expired on the Closing Date.

DMG Merger

Pursuant to the DMG Merger Agreement, on the Closing Date DMG Merger Sub, our wholly owned subsidiary, merged with and into Duncan, with Duncan being the surviving corporation (the “DMG Merger”). As a result of the DMG Merger, each share of common stock of Duncan, par value $.001 per share, automatically converted into 0.5433 shares of Company Common Stock, or 5,642,171 shares of Company Common Stock in the aggregate. The outstanding shares of non-convertible preferred stock of Duncan, par value $.001 per share, were not affected by the DMG Merger and remain outstanding preferred stock of Duncan. Accordingly, we are not the sole stockholder of Duncan; however, we own all of the outstanding Duncan Common Stock (which is the only voting stock of Duncan). Duncan has no material assets or liabilities other than the stock of its wholly-owned subsidiary Superfly Advertising, Inc. (“Superfly”).

The DMG Merger Agreement contains customary representations, warranties and covenants of us, Duncan and DMG Merger Sub for similar transactions. The representations and warranties in the DMG Merger Agreement expired on the Closing Date.

Acquisition Transaction and Potential Purchase of Ad Authority Stock

On the Closing Date, we bought all of the outstanding stock of AAA from the stockholders of AAA pursuant to the AAA Stock Purchase Agreement in exchange for 4,200,000 shares of Company Common Stock. The only asset of AAA is the Ad Authority Stock Purchase Agreement and certain related agreements. Pursuant to the Ad Authority Stock Purchase Agreement, AAA has the right and the obligation to acquire all of the issued and outstanding capital stock of Ad Authority (the “Stock Purchase”), subject to the terms and conditions in the Ad Authority Stock Purchase Agreement. At the closing of the Stock Purchase, in consideration for the Ad Authority stock we will be obligated to pay Iakona $8.0 million in cash and to issue shares of Company Common Stock to Iakona representing 20% of the then outstanding Company Common Stock on a fully diluted basis. There can be no assurances that the Stock Purchase will be consummated.

The Ad Authority Stock Purchase Agreement contains customary representations, warranties and covenants of us and Ad Authority for similar transactions. All representations and warranties survive for a period of two years from the closing, except for: (i) certain fundamental representations and warranties which survive indefinitely, (ii) representations and warranties with respect to taxes, which survive until the applicable statutes of limitations have run, and (iii) certain other representations and warranties, which survive for three years from the Closing Date. All covenants survive until fulfilled. Iakona and Kulpa agree that, for a period of three years from the date of the closing of the transactions contemplated by such Agreement, they will neither compete with Ad Authority nor solicit its employees with certain exceptions if Kulpa’s employment with Ad Authority is terminated. AAA agreed to provide for employees of Ad Authority who are employed by us after the closing to be eligible for participation in a common stock incentive plan for up to ten percent of our issued and outstanding common stock.

The Ad Authority Stock Purchase Agreement contains a mutual indemnification provision for breach of or inaccuracy in any representation or warranty and any breach of failure to fully perform any covenant by any party to the agreement. Each party’s indemnification obligations are subject to a threshold requirement of $100,000 in the aggregate. The parties’ indemnification obligations are also subject to a cap. Iakona’s and Kulpa’s collective indemnification obligations are capped at $2 million in the aggregate; whereas, AAA’s indemnification obligations are capped at $1 million in the aggregate. Iakona and Kulpa further agree to indemnify AAA from any and all damages relating to that certain agreement among Valentino Vaschetto, Valosoft Corp and Ad Authority Incorporated, dated June 2, 2005.

The closing of the Stock Purchase is subject to the satisfaction of customary closing conditions. If the Stock Purchase has not been consummated on or before February 29, 2008, either party to the Ad Authority Stock Purchase Agreement can terminate the agreement subject to certain limitations.

Projected Corporate Structure

As a result of the consummation of the Merger Transactions and the Acquisition Transaction, our current corporate structure is as follows:

The Distribution

On February 8, 2008, the Board of Directors of the Company declared a cash distribution of $.2929 per share, payable to the holders of record of Company Common Stock as of February 11, 2008. Also on February 8, 2008, the Board of Directors of the Company declared a distribution of .2929 shares of Company Common Stock per share, distributable to the holders of record of Company Common Stock as of February 11, 2008. The aggregate amount of the Distribution, which will be paid and distributed shortly after the Closing Date, will be approximately $375,000 and approximately 375,000 shares of Company Common Stock, and the consummation of the Distribution was contingent on the Company having sufficient equity to enable the Company to pay the Distribution in compliance with applicable Colorado law. The purpose of the Distribution was to compensate the holders of Company Common Stock prior to the Merger Transactions and the Acquisition Transaction for the dilution that they experienced as a result of the consummation of such transactions.

The Private Placement

To satisfy the cash needs of the Company relating to the Merger Transactions and the Acquisition Transaction, to fund the Cash Distribution and to provide working capital to the Company to fund its operations after the Merger Transactions and the Acquisition Transaction, the Company intends to raise approximately $5 million through a private placement of Junior Convertible Unsecured Promissory Notes (the “Convertible Notes”) and through a private placement of Company Common Stock (the “Private Placement” and, together with the Merger Transactions and the Acquisition Transaction, the “Transactions”).

Ownership of the Company

Following the consummation of the Transactions and the Distribution, a total of 20,045,985 shares of Company Common Stock was issued and outstanding. The portion of the outstanding Company Common Stock owned by each constituency involved in the Transactions is as follows:

Constituency	Percentage Interest
Former Owners of RightSide	42.65%
Former Owners of DMG	28.15%
Stockholders of AAA	20.95%
Stockholders of Company before Transactions	8.25%
Total	100.00%

If the Stock Purchase is consummated, the total number of shares of Company Common Stock issued and outstanding (without giving effect to any shares of Company Common Stock that may be issued in a private placement in connection with the Stock Purchase) will be 26,445,985. The portion of the outstanding Company Common Stock owned by each constituency after the Stock Purchase will be as follows:

Percentage Constituency	Interest
Former Owners of RightSide	32.32%
Former Owners of DMG	21.33%
Stockholders of AAA	15.88%
Stockholders of Ad Authority	24.20%
Stockholders of Company before Transactions	6.27%
Total	100.00%

As of the Closing Date, RightSide had $834,508.50 of Promissory Notes issued and outstanding and held by the former shareholders of RightSide (the “RightSide Notes”). Of the RightSide Notes, $417,254 are Convertible Promissory Notes (the “Convertible RightSide Notes”). Following consummation of the Merger Transactions, some of the Convertible RightSide Notes may become convertible into Company Common Stock. As of the Closing Date, such Convertible RightSide Notes would have been convertible into up to 579,157 shares of Company Common Stock, representing approximately 2.8% of the Company Common Stock on an as-converted basis. Certain of the RightSide Notes are past due. We intend to repay all RightSide Notes with the proceeds of the Private Placement.

Contemplated Transactions

Now that the Transactions have been consummated, we intend to proceed with the closing of the Stock Purchase as soon as practicable. We intend to finance the Stock Purchase with proceeds from a debt financing and the Private Placement. Following the completion of the Stock Purchase, we plan to reincorporate in Delaware by merging into a newly formed Delaware corporation (the “Reincorporation”). In connection with the Reincorporation, we intend to change our name to “Ad Authority Group, Inc.” assuming that the Stock Purchase has been consummated. In addition, we plan to adjust our capitalization through the Reincorporation. This will have the same effect as a reverse stock split. As part of the Reincorporation, we plan to create a class of “blank check” preferred stock, after which we plan to offer to exchange new preferred stock of the Company having substantially similar terms to the preferred stock of RightSide and Duncan for the outstanding preferred stock of RightSide and Duncan, thereby making RightSide and Duncan wholly-owned subsidiaries of the Company. While we currently plan to proceed with the Reincorporation, it is possible that we will elect not to proceed with the Reincorporation, in which case we expect that we would effect some or all of the restructuring activities through an amendment to our Articles of Incorporation. Either the Reincorporation or an amendment to our Articles of Incorporation will require the approval of our shareholders. We also intend to merge Duncan into Superfly, thereby making Superfly our direct wholly-owned subsidiary. Duncan has no separate operations and no material assets other than the stock of Superfly.

There can be no assurance that we will be able to consummate the Stock Purchase. In the event that the Stock Purchase Agreement is terminated without the Stock Purchase being consummated, we intend to seek to acquire a different lead generation focused internet advertising company to continue to expand our business and complete our plan of offering full internet marketing services to our customers.

Tax and Accounting Treatment

The Company believes that the Merger Transactions, the Acquisition Transaction, and the portion of the Stock Purchase with respect to which the consideration will be shares of Company Common Stock (assuming that the Stock Purchase is consummated), and any equity financing associated with the Stock Purchase will be treated in the aggregate as an exchange under Section 351 of the Internal Revenue Code, as amended (the “Code”). As a result, we believe that the Mergers will not result in taxation to the prior owners of RightSide and Duncan. Also, the Stock Purchase will not result in taxation to Iakona or Kulpa except to the extent of the gain inherent in the $8.0 million of cash consideration paid in connection with the Stock Purchase.

The RHI Merger is being accounted for as a “reverse merger,” and RightSide is deemed to be the acquirer in such reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger Transactions will be those of RightSide and will be recorded at its historical cost basis. The DMG Merger is being accounted for as an acquisition of Duncan by RightSide, and the consolidated financial statements after completion of the Merger Transactions will include the consolidated assets and liabilities of RightSide and Duncan, historical operations of RightSide and Duncan, and operations of RightSide and Duncan after the Closing Date. We continue to be a “small business issuer,” as defined under the Exchange Act, following the Transactions.

Ancillary Agreements

Registration Rights Agreement

On the Closing Date, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the original holders of Company Common Stock and certain of the persons who received Company Common Stock in the Merger Transactions and Acquisition Transaction. We intend that the investors in the Private Placement will become parties to the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, we granted piggyback registration rights to such holders for a period of one year following the Closing Date, such that, in the event that we file a registration statement covering Company Common Stock we would be obligated to include their shares of Company Common Stock (or shares of Company Common Stock issuable upon the conversion of the Convertible Notes) in the registration statement, subject to cutback provisions contained in the Registration Rights Agreement. We have also granted the investors in the Private Placement one demand registration right. If we have not registered the shares for resale within one year after the Closing Date, the other stockholders, including the original holders of Company Common Stock immediately prior to the Closing Date and those persons who received Company Common Stock in the Merger Transactions and Acquisition Transaction, will also have one demand registration right. A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this current report.

General Release Agreement

In conjunction with the Merger Agreement, we entered into a General Release Agreement (“General Release Agreement”) with Michael Miller, Jeanne Baer, Michelle Kaplan, Robert Kaplan, Helaine Kaplan (Michelle Kaplan, Robert Kaplan and Helaine Kaplan are hereinafter collectively referred to as the “Kaplan Group”), our principal stockholders prior to the Merger Transactions and Acquisition Transaction, whereby Mr. Miller, Ms. Baer and each member of the Kaplan Group pledged not to sue us, or any of our affiliates, and forever released us and our affiliates and our present and former officers, directors, stockholders, employees and the like from any and all claims, actions, obligations, liabilities and the like, incurred or suffered by Mr. Miller, Ms. Baer or any member of the Kaplan Group connected to any act or omission that occurred or failed to occur at or prior to the Closing Date.

DESCRIPTION OF OUR BUSINESS

As a result of the consummation of the Merger Transactions, we are an internet-focused customer acquisition company. We currently have multiple revenue streams, including pay-per-click, list rental, subscription and general advertising. We own more than 1,000 domains with approximately one million unique visitors per month. Our strategy is to acquire and build businesses in key vertical markets, specifically, to:

•
Acquire Ad Authority or another lead generation company and build an active internet customer base with “tagged” data, including: name with contact information (e-mail, address, phone), demographics and buying behavior patterns;

•	acquire smaller or under-performing web domain assets and apply economies of scale to leverage these assets and build volume and value;

•	focus on key vertical markets and build brand/domain value; and

•	own the domain/real estate and traffic/customer relationships.

We hope to capitalize on increasing trends toward direct digital advertising solutions through our ownership of significant domain assets in key vertical markets, which we monetize through our proprietary systems and database. We believe that our Company strengths include:

•	Ability to penetrate new verticals

•	Diverse customer base

•	Multiple revenue sources (e.g., subscription, pay-per-load, pay-per-click)

•	Domain ownership and customers in key advertising verticals

•	Strategy shifting towards lesser reliance on search engine traffic through the use of proprietary company database (i.e., generate an aimed traffic)

•	Increasing trend towards higher spending on digital and direct advertising

•	Unique value proposition for advertisers through broad product offering

•	Critical mass with profitable operations from the onset

•	Significant acquisition opportunities (both vertically and horizontally)

•	International expansion opportunities

We believe that we have a first rate management team to acquire and integrate where appropriate other related acquired targets. Our goal is to acquire cash flowing businesses in the marketing and media segment that utilize the Internet for distribution and communication. We are not going to acquire e-commerce businesses but will focus on cash flowing business that deal directly with the Internet consumer for its customer, thus focusing on the long tail of the Internet by aggregating many small transactions for no incremental cost, due to no inventory, minimal receivables and minimal employees. The barriers to entry on these properties lie in its ownership of “real estate”, or the domains, as well as the traffic, brand recognition and search rankings, all of which are very hard to duplicate at any cost.

The Industry

Internet advertising revenues in the United States totaled nearly $10 billion for the first six months of 2007, which is an increase of 26.4% as compared to the same period in 2006. It is projected that by the year 2010, a majority of companies will obtain 10% or more of their sales revenues from online channels. One third of companies that advertise online spend more than 10% of their advertising budgets in such online advertising, indicating a potential market of untapped international expansion opportunities. Sixty percent of companies surveyed agree that “paid keyword search” as a form of advertising is more efficient than traditional advertising.

Superfly

Generally

Superfly is an Internet advertising business focused on key search words and vertical markets. Superfly specializes in internet sales, pay-per-click and internet advertising through approximately 1,000 owned domains. Superfly displays advertisements on the websites it manages by utilizing internet ad feed providers such as Google and Yahoo!. Superfly currently does not contract directly with advertisers. We believe that Superfly can successfully build or acquire web real estate “domains” and increase their traffic and therefore their revenue and profitability.

The majority of the internet visitors to Superfly websites are acquired by purchasing keyword traffic from leading search engines. The Company acquires internet traffic at a cost significantly less than the revenue it receives (“pay-for-click”). We believe that there is a potential for strong growth in key advertising verticals such as finance, insurance and technology with approximately one million unique visitors per month. We are developing several premium, content rich domain sites in key verticals such as Internetfrog.com (technology), Beauty.org (beauty and cosmetics), ezFinance.com (finance), eRisks.com (insurance). Our propriety process for arbitraging internet traffic is not easily replicable, resulting in average return on investment exceeding 60%. We believe that our ability to “scale” with additional domains and resources will allow us to achieve profitability. Superfly plans to commence cross-selling and referral with the Ad Authority Database upon the acquisition of Ad Authority.

Outlook

The Superfly business is an Internet advertising/media model. Superfly purchases keyword inventories on a daily basis from selected search engines, which directs the user to Superfly-owned websites. Once the user is at the Superfly website, the user has the option to click additional links that pertain to his/her keyword search. Superfly’s daily inventory is approximately 500 key words. Moreover, Superfly owns approximately 1,000 parked domains related to verticals that can further be developed with content and generate advertising revenue as well. Superfly plans on building this out to several thousand domains through an offshore production effort in key verticals. Superfly has already begun to build out websites in these key growth verticals that will allow us to continue to build natural traffic. While there have been challenges from Google and others to minimize parked page arbitrage, Superfly has been able to diversify its revenue, strengthen its site and add content, and will continue to diversify its business away from landing pages.

RightSide

Generally

RightSide’s strategy involves acquisition and integration of cash-flow positive newsletters in order to expand an internet-based investment news and publication platform with the goal of becoming the premiere active investor platform for the individual investor community. RightSide leverages its customers and content through subscription, CPM, and pay-per-lead revenue streams. RightSide has an over 300,000 active email database with 5,600 paid subscribers. RightSide’s key brand message is “Professional Advice for the Individual Investor.”

Since RightSide’s acquisition of RightSide Advisors, Inc. in June 2006, RightSide has taken the following actions to grow its business:

•	Signed Richard Suttmeier as Chief Market Strategist and launched three products around him (Small Stocks Report, Sector Report, and free daily commentary) including video broadcast show.

•	Signed Matt Ragas and launched Value Raider Report.

•	Acquired Global Investing and obtained additional subscribers and e-mail addresses in database.

•	Acquired 21st Century which resulted in additional active subscribers and a database of additional e-mail addresses.

•	Acquired Hot Stix, Inc.

•	Acquired Black Box Investing, Inc.

•	Moved Stock Addict social network community into beta stage (www.stockaddict.com).

•	Initial stages of marketing and/or distribution agreement with Yahoo Finance.

Outlook

RightSide Advisors, Inc. and 21st Century Advisors, Inc. (both wholly owned businesses of RightSide) aim to be the leaders in financial newsletter and proprietary media content, with the goal of becoming one of the top financial news web sites, generating a community of loyal and committed users.

Ad Authority

In the event that we obtain the requisite financing and consummate the Stock Purchase, Ad Authority would become an important part of our business. If we do not acquire Ad Authority, we intend to acquire another lead generation internet advertising company that is generally in the same business as Ad Authority.

Generally

Ad Authority is a lead generation company active in the following verticals: mortgage, student loan, auto, and debt consolidation. Ad Authority’s plan is to expand into new verticals including: legal, tax, insurance, reverse mortgage, payday loan, and continuing education. Lead generation is a cost effective, low-risk method for advertisers to find and qualify potential customers on the internet. Ad Authority sells leads to mortgage loan officers and brokers, student loan consolidators, auto dealerships and other lead generation companies (resellers) who in turn sell to their clients. Ad Authority currently has 75 million consumer records, including 6 million customer records with over 15 data points (such as demographic, geographic or contact information).

Ad Authority’s lead inventory is generated through its own organic websites and through direct purchases from other lead generators. Ad Authority’s websites include financebox.com, thestudentbox.com, dotloan.com, NRleads.com and AdAuthority.com. Traffic is directed to Ad Authority’s websites through a series of marketing strategies, including: affiliates, networks, email, search engine marketing, contextual ad networks, and co-registration. Wherever possible, state-of-the-art search engine optimization techniques are employed.

Leads directly purchased from other lead generators are “filtered” to conform to applicable laws (e.g. DNC) and through proprietary verification processes, including demographics and client direct criteria, then are sold to clients at a premium price based on data filtering costs. Ad Authority will custom filter data to meet the needs of its clients.

Such leads can be sold up to three times to create higher return on investment for Ad Authority. This is not true for live transfers, which accounts for the higher fees associated with this direct customer to client phone contact.

LeadX and other proprietary software was developed to meet specific client needs. This reflects Ad Authority’s continued emphasis on serving each client with quality leads that meet that particular client’s needs. Maximum client service and support enhanced with state-of-the-art technology is the company motto.

Outlook

Ad Authority utilizes numerous websites to promote its products or services clearly and concisely. Ad Authority accumulates this information to further qualify the person by demographic, geographic location, contact information and other information and other criteria that is client driven. Ad Authority utilizes a lead filtering process to enhance the quality of leads to meet client needs. The most effective and popular is the live transfer program. Leads are filtered to meet client requirements prior to the live transfer.

In early 2007, Ad Authority was looking to expand into different areas of the lead generation business. Previous attempts were not successful due to the lower margins involved in establishing a strong presence in this industry. Efficiency was the main issue, as Ad Authority has never had a way to move leads efficiently enough to justify the smaller margins associated with breaking into an extremely competitive market. Ad Authority sought to address this problem through two methods. The first method involved creating custom “Ping-X” software that fully integrates into the existing Lead-X platform. Lead-X is the same technology platform that has made Ad Authority so successful in other verticals. The software fully automated the distribution process of leads based around the industry-standard ping-post model. This effectively created a real-time auction system with each lead going to the highest bidder while maintaining the target return on investment. With the entire transaction from lead generation to lead distribution taking under 30 seconds, this was a big step forward in auto lead distribution. The second method was creating an aggressive tiered pricing system, which has allowed Ad Authority to establish a solid foothold into the auto market. Since the inception of Ping-X, Ad Authority has created a stable, profitable presence in the Automotive Finance Lead industry.

Ad Authority integrates internet traffic with our proprietary customer database and then further process such data using our proprietary analytics.

History of the Company

Our History

We were incorporated in the State of Colorado on April 23, 1986, as what is commonly known as a blind pool. In January 1987, the Company, in a stock-for-stock exchange, acquired America OnLine, Inc. (“AOL#1”), a then wholly owned subsidiary of InfoSource Information Service, Inc. The Company changed its name from Morlex, Inc. to America Online, Inc. on July 17, 1987. AOL #1 was never affiliated with the well-known company of the same name. On December 28, 1992, the Company terminated the business of AOL #1. Since the termination of the business of the former AOL#1, the Company sought the acquisition of, or merger with, an existing company. In May 1998, the Company changed its name back to Morlex, Inc. The Company has had no active business and no employees from 1994 until the Closing Date, and, until the Closing Date, and has been considered a development stage company.

On March 25, 2003, the Company’s board of directors (the “Board of Directors”) determined it was in the best interest of the Company to cease its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On March 28, 2003, the Company filed a Form 15 with the Securities and Exchange Commission (the “SEC”), thereby deregistering the Company’s securities under the Exchange Act.

On December 30, 2005, the Company filed a registration statement on Form 10-SB, which was thereafter amended on January 27, 2006. Since the effectiveness of its registration statement, the Company has begun efforts in consummating a business combination.

Until the Closing Date, the Company was classified as a “blank check” company. The SEC defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Until the Closing Date, the Company, as defined in Rule 12b-2 under the Exchange Act, was also a “shell company,” defined as a company with no or nominal assets (other than cash) and no or nominal operations.

The Company was organized as a vehicle to investigate and ultimately acquire a target company or business seeking the perceived advantages of being a publicly held corporation. To that end, on the Closing Date, the Company consummated the Merger Transactions to acquire RightSide and Superfly and the Acquisition Transaction for the acquisition of AAA. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth through the operation of such businesses rather than immediate, short-term earnings.

We believe that the Company will create significant incremental value by combining and leveraging the capabilities of the acquired businesses, including the pay-per click expertise and high traffic assets of Superfly, the vertical market expertise of RightSide in the personal finance market, and, if Ad Authority is acquired, the proprietary database marketing expertise of Ad Authority. The three companies have already been performing live market tests which have generated incremental revenues and created incremental revenue opportunities with encouraging results. Additionally, management has identified significant cost savings that could be captured by consolidating the operations if and when the Stock Purchase is consummated.

History of Superfly

In January 2007, Duncan Media Group acquired all of the issued and outstanding capital stock of Superfly, an Internet advertising business focused on key search words and vertical markets. Superfly specializes in internet sales pay-per-click and internet advertising through approximately 1,000 owned domains. Superfly displays advertisements on the websites it manages by utilizing internet ad feed providers such as Google and Yahoo!. Superfly currently does not contract directly with advertisers.

The majority of the internet visitors to Superfly’s websites are acquired by purchasing keyword traffic from leading search engines. Superfly displays targeted, high revenue-generating advertising on its websites which highlight a particular vertical or product offering. As a result, Superfly is able to generate a profit from the spread between the cost to generate traffic and the revenue generated from advertising on its websites.

If the Stock Purchase is consummated, Superfly intends to use the Ad Authority Database to drive free traffic to owned domains, with recent tests indicating over 40% open rates on personalized campaigns and 25% click through. In addition, Superfly is currently developing its own lead generation product in conjunction with Ad Authority in order to generate its own leads on the recently acquired domains. As a result, if the Stock Purchase is consummated, Superfly will be able to create additional residual value from the traffic originated at Superfly domains by generating additional leads to add to the Superfly database.

Duncan was incorporated in Delaware on November 21, 2006. Duncan’s address is 131 E. Court Avenue, Suite 300, Jeffersonville, Indiana 47130 and its phone number is (812) 282-2958. Superfly was incorporated in Indiana on November 15, 2004. Superfly’s address is 131 E. Court Avenue, Suite 300, Jeffersonville, Indiana 47130 and its phone number is (812) 282-2958.

History of RightSide

RightSide is an online publishing company that owns and markets several newsletters and websites targeting the highly valuable personal finance and trading marketplace. With over 5,600 paid subscribers and a database of over 300,000 active e-mail addresses, RightSide generates revenue through subscriptions, online advertising and list rental. RightSide is an example of the Company’s strategy of acquiring and/or developing premium content websites in targeted vertical markets.

RightSide’s strategy involves acquisition and integration of cash-flow positive newsletters in order to expand an internet-based investment news and publication platform with the goal of becoming the premiere active investor platform for the individual investor community. RightSide leverages its customers and content through subscription, CPM, and pay per lead revenue streams. RightSide’s key brand message is “Professional Advice for the Individual Investor.”

In the last eighteen months, RightSide has expanded its product offering and customer base by acquiring two newsletter production companies and partnering with leading investment executives to launch new products, including a daily video market update. In addition, during the second half of 2007, RightSide began implementing a more aggressive list rental strategy which resulted in associated revenue growing by over ten times in 2007E versus 2006. In 2008, RightSide will be expanding its main website to incorporate financial news, investing tools and proprietary content to create a more comprehensive personal finance portal. This strategy will create a more active customer base and increase RightSide’s organic internet traffic, thereby driving advertising and subscriber revenue. RightSide expects to drive additional list rental revenue as its customer base increases. This will be the first complete vertical market business built out by the Company. RightSide has recently launched and is currently building out several other vertical market businesses. If the Stock Purchase is consummated, these businesses will all be powered by the Ad Authority Database. RightSide has identified and is in the process of seeking to employ experienced managers to run these vertical market businesses, who will be responsible for their own respective profit and loss statements.

RightSide Advisors, Inc. and 21st Century Advisors, Inc. (both wholly owned businesses of RightSide Holdings, Inc.) aim to be the leaders in financial newsletter and proprietary media content, with the goal of becoming one of the top financial news web sites, generating a community of loyal and committed users.

RightSide was incorporated in Delaware on May 5, 2006. RightSide’s address is 6230 Wilshire Blvd, Ste. 49, Los Angeles, CA 90048 and its phone number is (800) 243-5859. RightSide maintains a website at http://www.rightsideadvisors.com. Information on such website is not incorporated by reference into this report.

History of Ad Authority

Ad Authority is a data-driven, direct marketing company that has built a proprietary customer database containing over 75 million records, 6 million of which have in excess of 15 data points (the “Ad Authority Database”). Ad Authority leverages this Ad Authority Database in conjunction with its domain assets to generate leads in a growing list of vertical markets. Based in Southern California, Ad Authority has approximately twenty-two full time employees.

Internet traffic is driven to Ad Authority’s websites through a comprehensive marketing strategy that includes affiliate networks, e-mail marketing, search engine marketing, contextual ad networks and co-registration. Ad Authority’s lead inventory is generated through this traffic to its own organic websites and through direct purchases from other lead generators. Once these leads have been run against the Ad Authority Database, then filtered and qualified, they are sold to large and small clients, including mortgage loan officers and brokers, student loan companies, auto dealerships and online education companies. Ad Authority primarily operates via the internet but recently has launched a new telephonic product. Internet based leads may be sold up to three times each, thereby creating a very high return on investment to Ad Authority. Ad Authority’s telephonic lead product was developed around a scalable VOIP infrastructure. Once a consumer has been pre-qualified by the automated system, the phone call is connected to one of Ad Authority’s clients to complete the sale. While telephonic leads may only be sold once, they generate significantly higher revenue per lead. Whether via the internet or telephone, all leads are distributed by Ad Authority’s proprietary software which optimizes the revenue generated from each lead. The system pings the Ad Authority Database to verify the relevant information, at which point the system may add information to the consumer’s profile to improve the quality of the lead. Finally, the system analyzes the client who would pay the highest price for the lead based on the client’s predetermined requirements. All of the leads and associated information are added to the ever growing Ad Authority Database, creating what we believe is one of the largest proprietary databases dedicated to consumers who are active on the internet. In essence, the Company’s strategy is to develop a targetable audience on the internet in various vertical markets in a way similar to what QVC, etc. have developed on TV in the home shopping segment.

If Ad Authority is acquired by AAA, the founder and sole shareholder of Ad Authority has agreed to rollover a significant portion of his equity in Ad Authority into the Company, resulting in an equity stake in the Company of approximately 20%. He would also join the Company as its Chief Executive Officer and a member of the Board of Directors.

Ad Authority was incorporated in Delaware on November 25, 2003. Ad Authority’s address is 2275 Rio Bonito Way, Suite 210, San Diego, CA 92108 and its phone number is 619-270-8154. Ad Authority maintains a website at http://www.adauthority.com. Information on such website is not incorporated by reference into this report.

Customers and Market

RightSide has over 5,600 paid subscribers and also utilizes several sources for sale of its email database, resulting in multiple customers, most of whom are repeat customers. No single customer represents over 10% of RightSide revenue.

Superfly receives the vast majority of its current revenue from Internet search providers. Specifically, Yahoo and its traffic partners Google, and to a lesser extent smaller search companies, such as IAC (ask.com). While revenue fluctuates with campaigns and searches, currently Yahoo and its traffic partners represent approximately 60% of all revenue, Google 20%, and the others less than 5% each. See risk factors for discussion of dependence upon key customers.

Ad Authority generally has its customers diversified over several vertical markets in areas such as auto, student loan, consumer finance, mortgages, taxes, and medical. No one customer currently represents more than 10% of Ad Authority’s revenues.

Competition

The internet and direct media business is very competitive and dynamic. Large companies such as Google, Yahoo, and Microsoft will serve as both competitors and customers based upon the type of service or product sold. Most of the large Internet search companies are much better capitalized than we are and have a significantly greater market share than we do. Therefore, we do not intend to directly compete with them.

We do compete with private and public companies in various vertical markets. For example, street.com and “Motley Fool” compete with RightSide. Private companies such as Demand Media and Traffic Z compete with Superfly.

If we consummate the Ad Authority acquisition, we will be competing in the lead generation space with Azoogle and many smaller competitors, many of whom have a niche market they serve.

Government Regulations

None of the businesses are subject to direct government regulation. However, email programs and marketing must comply with the rules of the Federal Trade Commission, and RightSide serves as a newsletter business and does not give individual finance advice, which would fall under the RIA regulations.

Employees

Prior to the Acquisition Transactions, neither we nor RHI Merger Sub or DMG Merger Sub had any employees. As a result of the Merger Transactions, we currently have ten employees and employ consultants on a periodic basis. See “Executive Compensation - Agreements with Officers and Directors” for a description of the employment agreements. In the future, if our activities grow, we may hire additional personnel or consultants on an as-needed basis.

Properties

The company does not own any real properties and has no material leases.

Available Information

We presently file annual and quarterly reports, and other reports, with the SEC which can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available free of charge on the SEC’s website (http://www.sec.gov).

RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT MAY HARM OUR BUSINESS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS AND UNCERTAINTIES.

We are a new enterprise intending to engage in the business of internet-focused data and direct marketing. The business of providing such products and services is inherently risky. This section is organized as follows:

•	Risks related to our business

•	Risks related to our financial condition

•	Risks relating to our industry; and

•	Risks related to our common stock

Risks Related To Our Business

WE HAVE NO OPERATING HISTORY. ACCORDINGLY, YOU HAVE NO BASIS UPON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We are a development stage company and, prior to the Closing Date, we did not have any revenue from operations. As a company without an operating history and, until recently, limited property interests or related assets, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in the establishment of a new business enterprise and must be considered in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the internet-focused data and direct marketing industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

RELATIONSHIPS UPON WHICH WE MAY RELY ARE SUBJECT TO CHANGE, WHICH MAY DIMINISH OUR ABILITY TO CONDUCT OUR OPERATIONS.

To develop our business, it will be necessary for us to establish business relationships which may take the form of joint ventures with private parties and contractual arrangements with other companies, including advertisers and those that supply equipment and other resources that we expect to use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If these relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

WE MAY NOT BE ABLE TO EFFECTIVELY ESTABLISH OPERATIONS OR MANAGE OUR GROWTH, WHICH MAY HARM OUR PROFITABILITY.

Our strategy envisions establishing and expanding our business. If we are not successful at establishing operations at RightSide, Duncan and elsewhere, we may be unable to manage our growth. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new personnel. We cannot assure you that we will be able to:

• meet our capital needs;

• expand our systems effectively or efficiently or in a timely manner;

• allocate our human resources optimally;

• identify and hire qualified employees or retain valued employees; or

• incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability. These risks include, but are not limited to, our ability to:

•	maintain and increase our inventory of advertising space on publisher websites and with email list owners and newsletter publishers;

•	maintain and increase the number of advertisers that use our products and services;

•	continue to expand the number of products and services we offer and the capacity of our systems;

•	adapt to changes in Web advertisers’ promotional needs and policies, and the technologies used to generate Web advertisements;

•	respond to challenges presented by the large and increasing number of competitors in the industry;

•	adapt to changes in legislation or regulation regarding Internet usage, advertising and commerce;

•	adapt to changes in technology related to online advertising filtering software; and

•	adapt to changes in the competitive landscape.

If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition could be materially and adversely affected.

INTEGRATING OUR ACQUIRED OPERATIONS MAY DIVERT MANAGEMENT’S ATTENTION AWAY FROM OUR DAY-TO-DAY OPERATIONS AND HARM OUR BUSINESS.

We have grown in part because of business combinations with other companies, and we expect to continue to evaluate and consider future acquisitions. Acquisitions generally involve significant risks, including difficulties in the assimilation of operations, services, technologies, and corporate culture of the acquired companies, diversion of management’s attention from other business concerns, overvaluation of the acquired companies, and the acceptance of the acquired companies’ products and services by our customers. The integration of our acquired operations, products and personnel may place a significant burden on management and our internal resources. The diversion of management attention and any difficulties encountered in the integration process could harm our business. We consummated the acquisitions of RightSide, Duncan and AAA on the Closing Date. These acquisitions may present product, sales and marketing, customer support, research and development, facilities, information systems, accounting, personnel, and other integration challenges and may delay or jeopardize the complete integration of these acquired businesses.

COMPETITION IN THE INDUSTRY MAY IMPAIR OUR BUSINESS.

The internet data and direct marketing industry is highly competitive. Other companies may seek to compete with our products and services.

Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may have more vertical markets which may give them a competitive advantage. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our business.

Development of new software products and technologies by our competitors could negatively impact the prices obtained for our products and services.

OUR BUSINESS MAY SUFFER IF WE DO NOT ATTRACT AND RETAIN TALENTED PERSONNEL.

The successful integration of the companies we have acquired will depend in part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. As a result, our future success is substantially dependent on the continued service of our key senior management. We do not currently have employment agreements with many of our key personnel. We do not have key-person insurance on any of our employees.

We may be unable to retain existing personnel that are critical to the success of the integrated company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. The loss of the services of any member of our senior management team, or of any other key employees, could divert management’s time and attention, increase our expenses and adversely affect our ability to conduct our business efficiently. Our future success also depends on our continuing ability to attract, retain and motivate highly skilled employees. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future.

Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting our intended business. We presently have a small management team which we intend to expand in conjunction with our planned operations and growth. The loss of a key individual or our inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management to interpret market data correctly and to interpret and respond to economic, market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, integrate or retain sufficiently qualified personnel.

OUR MANAGEMENT TEAM DOES NOT HAVE EXTENSIVE EXPERIENCE IN PUBLIC COMPANY MATTERS, WHICH COULD IMPAIR OUR ABILITY TO COMPLY WITH LEGAL AND REGULATORY REQUIREMENTS.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

Our officers and directors presently possess adequate time to attend to our interests. In the future, our management will use their best efforts to devote sufficient time to the management of our business and affairs and, provided additional staff may be retained on acceptable terms, to engage additional officers and other staff should additional personnel be required. However, it is possible that our demands on management’s time could increase to such an extent that they come to exceed their available time, or that additional qualified personnel cannot be located and retained on commercially reasonable terms. This could negatively impact our business development.

SYSTEM FAILURES COULD SIGNIFICANTLY DISRUPT OUR OPERATIONS, WHICH COULD CAUSE US TO LOSE CUSTOMERS OR ADVERTISING INVENTORY.

Our success depends on the continuing and uninterrupted performance of our systems. Sustained or repeated system failures that interrupt our ability to provide services to customers, including failures affecting our ability to deliver advertisements quickly and accurately and to process visitors’ responses to advertisements, would reduce significantly the attractiveness of our solutions to advertisers and Web publishers. Our business, results of operations and financial condition could also be materially and adversely affected by any systems damage or failure that impacts data integrity or interrupts or delays our operations. Our computer systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages, malicious or accidental human acts, and natural disasters. Therefore, any of the above factors affecting any of these areas could substantially harm our business. Moreover, despite network security measures, our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems in part because we cannot control the maintenance and operation of our third-party data centers. Despite the precautions taken, unanticipated problems affecting our systems could cause interruptions in the delivery of our solutions in the future and our ability to provide a record of past transactions. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our systems.

WE COULD BE SUBJECT TO LEGAL CLAIMS, GOVERNMENT ENFORCEMENT ACTIONS AND DAMAGE TO OUR REPUTATION AND HELD LIABLE FOR OUR OR OUR CUSTOMERS’ FAILURE TO COMPLY WITH FEDERAL, STATE AND FOREIGN LAWS, REGULATIONS OR POLICIES GOVERNING CONSUMER PRIVACY WHICH COULD MATERIALLY HARM OUR BUSINESS.

Recent growing public concern regarding privacy and the collection, distribution and use of information about Internet users has led to increased federal, state and foreign scrutiny and legislative and regulatory activity concerning data collection and use practices. The United States Congress currently has pending legislation regarding privacy and data security measures (e.g., S. 495, the “Personal Data Privacy and Security Act of 2007”) and the New York Attorney General’s office has sued a major Internet marketer for alleged violations of legal restrictions against false advertising and deceptive business practices related to spyware. Other laws and regulations have been adopted and may be adopted in the future, and may address issues such as user privacy, spyware, “do not email” lists, pricing, intellectual property ownership and infringement, copyright, trademark, trade secret, export of encryption technology, click-fraud, acceptable content, taxation, and quality of products and services. This legislation could hinder growth in the use of the Web generally and could decrease the acceptance of the Web as a communications, commercial and advertising medium. The Company does not use “spam” or spyware and has policies to prohibit abusive Internet behavior, including prohibiting the use of “spam” and spyware by our Web publisher partners.

Any failure by us to comply with applicable federal, state and foreign laws and the requirements of regulatory authorities may result in, among other things, indemnification liability to our customers and the advertising agencies we work with, administrative enforcement actions and fines, class action lawsuits, cease and desist orders, and civil and criminal liability. Recently, class action lawsuits have been filed alleging violations of privacy laws by Internet Service Providers (“ISPs”). The European Union’s directive addressing data privacy limits our ability to collect and use information regarding Internet users. These restrictions may limit our ability to target advertising in most European countries. Our failure to comply with these or other federal, state or foreign laws could result in liability and materially harm our business.

In addition to government activity, privacy advocacy groups and the high-technology and direct marketing industries are considering various new, additional or different self-regulatory standards. This focus, and any legislation, regulations or standards promulgated, may impact us adversely. Governments, trade associations and industry self-regulatory groups may enact more burdensome laws, regulations and guidelines, including consumer privacy laws, affecting our customers and us. Since many of the proposed laws or regulations are just being developed, and a consensus on privacy and data usage has not been reached, we cannot yet determine the impact these proposed laws or regulations may have on our business. However, if the gathering of profiling information were to be curtailed, Internet advertising would be less effective, which would reduce demand for Internet advertising and harm our business.

Third-parties may bring class action lawsuits against us relating to online privacy and data collection. We disclose our information collection and dissemination policies, and we may be subject to claims if we act or are perceived to act inconsistently with these published policies. Any claims or inquiries could be costly and divert management’s attention, and the outcome of such claims could harm our reputation and our business.

Our customers are also subject to various federal and state laws concerning the collection and use of information regarding individuals. These laws include the Children’s Online Privacy Protection Act, the Federal Drivers Privacy Protection Act of 1994, the privacy provisions of the Gramm-Leach-Bliley Act, the CAN-SPAM Act of 2003, as well as other laws that govern the collection and use of consumer credit information. We cannot assure you that our customers are currently in compliance, or will remain in compliance, with these laws and their own privacy policies. We may be held liable if our customers use our technologies in a manner that is not in compliance with these laws or their own stated privacy policies.

ADDITIONAL ACQUISITIONS MAY DISRUPT OUR BUSINESS, DIVERT THE ATTENTION OF OUR MANAGEMENT AND REQUIRE SIGNIFICANT CAPITAL INFUSIONS.

  Our industry is characterized by growth through acquisitions. To compete effectively, we expect to make investments in complementary companies, technologies or assets and may consider a number of acquisitions, significant and otherwise, at any one time. Acquisitions could disrupt our ongoing business, distract the attention of our small number of senior managers, make it difficult to maintain our network and operational standards, controls and procedures and subject us to risks that are different, in nature and magnitude, than the risks we currently face.

  We also may not be able to successfully integrate the services, products and personnel of any acquisition into our operations. We may be required to incur a significant amount of debt or issue a significant number of equity  securities, which may dilute our stockholders' equity interest substantially, to pay for acquisitions and may be required to invest a substantial amount of cash to support the further development of any companies that we may acquire. Our acquisitions may not result in any return, or a sufficient return, on our investment and we may lose all or a substantial portion of our investment.

Risks Related To Our Financial Condition

WE HAVE INCURRED AND EXPECT TO CONTINUE TO INCUR OPERATING LOSSES

For the nine months ended September 30, 2007, after giving pro forma effect to the Merger Transactions, we would have had operating losses of $1,120,000. As of September 30, 2007, RightSide had an accumulated deficit of approximately $1.0 million and Duncan had an accumulated deficit of approximately $928,000. The Company expects that the operating losses will be incurred in the future as it continues to pursue additional acquisitions related to the internet business. We can make no assurances that we will achieve or sustain profitability or generate sufficient cash to meet our working capital and debt service requirements, which could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL IF NECESSARY TO FUND OUR OPERATIONS AND CAPITAL MAY NEED TO BE RAISED ON TERMS THAT ARE NOT FAVORABLE

Our existing cash and cash generated by our operations may not be adequate to fund our operations and business plan, and additional financing may not be available when needed or, if available, financing may not be able to be obtained on favorable terms.  Having insufficient funds may require us to delay, scale back or eliminate some or all of our operations. Failure to obtain adequate financing also may adversely affect our ability to operate as a going concern.  If we raise additional funds from the issuance of equity securities, substantial dilution to existing stockholders may result.  If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business.

WE MAY EXPERIENCE CAPACITY CONSTRAINTS THAT COULD REDUCE OUR REVENUE.

Our future success depends in part on the efficient performance of our software and technologies, as well as the efficient performance of the systems of third-parties. As the numbers of Web pages and Internet users increase, our services and infrastructure may not be able to grow to meet the demand. A sudden and unexpected increase in the volume of advertising delivered through our servers or in click rates could strain the capacity of the software or hardware that we have deployed. Any capacity constraints we experience could lead to slower response times or system failures and adversely affect the availability of advertisements, the number of advertising views delivered and the level of user responses received, which would harm our revenue. To the extent that we do not effectively address capacity constraints or system failures, our business, results of operations and financial condition could be harmed substantially. We also depend on ISPs that provide consumers with access to the websites on which our customers’ advertisements appear. Internet users have occasionally experienced difficulties connecting to the Web due to failures of their ISPs’ systems. Any disruption in Internet access provided by ISPs or failures by ISPs to handle the higher volumes of traffic expected in the future could materially and adversely affect our revenue.

IT MAY BE DIFFICULT TO PREDICT OUR FINANCIAL PERFORMANCE BECAUSE OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE.

Our revenue and operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of market analysts and investors or our own forecasts in some future periods. If this happens, the market price of our common stock may fall. The factors that may affect our quarterly operating results include, but are not limited to, the following:

•	fluctuations in demand for our advertising solutions or changes in customer contracts;

•	fluctuations in click, lead, action, impression, and conversion rates;

•	fluctuations in the amount of available advertising space, or views, on our networks;

•	the timing and amount of sales and marketing expenses incurred to attract new advertisers;

•	fluctuations in sales of different types of advertising; for example, the amount of advertising sold at higher rates rather than lower rates;

•	fluctuations in the cost of online advertising;

•	seasonal patterns in Internet advertisers’ spending;

•	fluctuations in our stock price which may impact the amount of stock-based compensation expense we are required to record;

•
changes in our pricing and publisher compensation policies, the pricing and publisher compensation policies of our competitors, the pricing and publisher compensation policies of our advertiser customers, or the pricing policies for advertising on the Internet generally;

•	timing differences at the end of each quarter between our payments to Web publishers for advertising space and our collection of advertising revenue for that space;

•	possible impairments of the recorded amounts of goodwill, intangible assets, or other long-lived assets;

•	the timing and amount of expenses associated with future litigation or restructuring activities;

•
new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures;

•	deterioration in the credit quality of our accounts receivable and an increase in the related provision;

•	changes in our effective income tax rate; and

•	costs related to acquisitions of technology or businesses.

Expenditures by advertisers also tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. Any decline in the economic prospects of advertisers or the economy generally may alter advertisers’ current or prospective spending priorities, or may increase the time it takes us to close sales with advertisers, and could materially and adversely affect our business, results of operations and financial condition.

WE MAY BE LIABLE FOR CONTENT DISPLAYED ON OUR NETWORKS OF PUBLISHERS WHICH COULD INCREASE OUR EXPENSES.

We may be liable to third-parties for content in the advertising we deliver if the artwork, text or other content involved violates copyright, trademark, or other intellectual property rights of third-parties or if the content is defamatory. Any claims or counterclaims could be time-consuming, could result in costly litigation and could divert management’s attention.

TECHNOLOGY AND AFFILIATE MARKETING SALES AND IMPLEMENTATION CYCLES MAY BE LENGTHY, WHICH COULD DIVERT OUR FINANCIAL AND OTHER RESOURCES, AND ARE SUBJECT TO DELAYS, WHICH COULD RESULT IN DELAYED REVENUE.

If the sales and implementation cycles of our technology or affiliate marketing products and services are delayed, our revenue will likewise be delayed. Our technology and affiliate marketing sales and implementation cycles are often lengthy, causing us to recognize revenue long after our initial contact with a prospective customer. During our sales effort, we spend significant time educating prospective customers on the use and benefits of our products and services. As a result, the sales cycle for these products and services may range from a few weeks to several months to over one year for our larger customers. The sales cycle is likely to be longer because we believe that prospective customers may require more extensive approval processes related to integrating internal business information with their advertising campaigns. In addition, in order for technology customers or larger affiliate marketing customers to implement our services, they must commit a significant amount of resources over an extended period of time, and affiliate marketing customers must convert existing publishers and recruit and implement new publishers on our technology platform. Furthermore, even after a customer purchases our products and services, the implementation cycle is subject to delays. These delays may be caused by factors within our control, such as possible technology defects, as well as those outside our control, such as customers’ budgetary constraints, internal acceptance reviews, functionality enhancements, lack of appropriate customer personnel to implement our applications, and the complexity of customers’ advertising needs. Also, failure to deliver service or application features consistent with delivery commitments could result in a delay in revenue recognition or cancellation of a customer agreement.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY FROM UNAUTHORIZED USE, WHICH COULD DIMINISH THE VALUE OF OUR PRODUCTS AND SERVICES, WEAKEN OUR COMPETITIVE POSITION AND REDUCE OUR REVENUE.

Our success depends in large part on our proprietary technologies, including tracking management software, our affiliate marketing technologies, our display advertising technologies, our lead generation technologies, and our other systems technologies. In addition, we believe that our trademarks are key to identifying and differentiating our products and services from those of our competitors. We may be required to spend significant resources to monitor and police our intellectual property rights. If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer.

We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. Third-party software providers could copy or otherwise obtain and use our technologies without authorization or develop similar technologies independently which may infringe upon our proprietary rights. We may not be able to detect infringement and may lose competitive position in the market before we do so. In addition, competitors may design around our technologies or develop competing technologies. Intellectual property protection may also be unavailable or limited in some foreign countries.

We intend to enter into confidentiality or license agreements with our employees, consultants, vendors, customers, and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite these efforts, unauthorized parties may attempt to disclose, obtain or use our products and services or technologies. Our precautions may not prevent misappropriation of our products, services or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

IF WE FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGIES, OUR EXPENSES COULD INCREASE, AND WE COULD LOSE CUSTOMERS AND ADVERTISING INVENTORY.

The Internet advertising market is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices can render existing products and services obsolete and unmarketable or require unanticipated technology investments. Our success will depend on our ability to adapt to rapidly changing technologies, to enhance existing solutions and to develop and introduce a variety of new solutions to address our customers’ and Web publisher partners’ changing demands. For example, advertisers are increasingly requiring Internet advertising networks to have the ability to deliver advertisements utilizing new formats that surpass stationary images and incorporate rich media, such as video and audio, interactivity, and more precise consumer targeting techniques. Our systems do not support some types of advertising formats and some of the website publishers in our networks do not accept all types of advertising formats we support. In addition, an increase in the bandwidth of Internet access resulting in faster data delivery may provide new products and services that will take advantage of this expansion in delivery capability. If we fail to adapt successfully to such developments, we could lose customers or advertising inventory. We purchase most of the software used in our business. We intend to continue to acquire technologies from third-parties necessary for us to conduct our business from third-parties. We cannot assure you that, in the future, these technologies will be available on commercially reasonable terms, or at all. We may also experience difficulties that could delay or prevent the successful design, development, introduction or marketing of new solutions. Any new solution or enhancement that we develop will need to meet the requirements of our current and prospective customers and may not achieve significant market acceptance. If we fail to keep pace with technological developments and the introduction of new industry and technology standards on a cost-effective basis, our expenses could increase, and we could lose customers and advertising inventory.

Risks Related To Our Industry

IF ADVERTISING ON THE INTERNET LOSES ITS APPEAL, OUR REVENUE COULD DECLINE.

The vast majority of our revenue for the year ended December 31, 2007 is for delivering advertisements that generate leads, impressions, click-throughs, and other actions to our advertiser customers’ websites. This business model may not continue to be effective in the future for a number of reasons, including the following: click and conversion rates have always been low and may decline as the number of advertisements and ad formats on the web increases; web users can install “filter” software programs which allow them to prevent advertisements from appearing on their computer screens or email boxes; Internet advertisements are, by their nature, limited in content relative to other media; companies may be reluctant or slow to adopt online advertising that replaces, limits or competes with their existing direct marketing efforts; companies may prefer other forms of internet advertising we do not offer, including certain forms of search engine placements; companies may reject or discontinue the use of certain forms of online promotions that may conflict with their brand objectives; companies may not utilize online advertising due to concerns of “click-fraud”, particularly related to search engine placements; and, perceived lead quality. If the number of companies who purchase online advertising from us does not continue to grow, we may experience difficulty in attracting publishers, and our revenue could decline.

IF OUR BUSINESS MODEL IS NOT ACCEPTED BY INTERNET ADVERTISERS OR WEB PUBLISHERS, OUR REVENUE COULD DECLINE.

Our ability to continue to generate significant revenue from advertisers will depend, in part, on our ability to continue to demonstrate the effectiveness of our various pricing models to advertisers and to web publishers; and, on our ability to attract and retain advertisers and web publishers by differentiating our technologies, products and services from those of our competitors. One component of our strategy is to enhance our advertiser customers’ abilities to measure their return on investment and track the performance and effectiveness of their advertising campaigns. To date, not all of our advertiser customers have taken advantage of the most sophisticated tools we offer for tracking internet users’ activities after they have reached the advertisers’ websites. We will not be able to assure you that our strategy will succeed.

Intense competition among websites, internet search services and internet advertising services has led to the proliferation of a number of alternative pricing models for internet advertising. These alternatives, and the likelihood that additional pricing alternatives will be introduced, make it difficult for us to project the levels of advertising revenue or the margins that we, or the internet advertising industry in general, will realize in the future. Moreover, an increase in the amount of advertising on the web may result in a decline in click and/or conversion rates. Since we rely heavily on performance-based pricing models to generate revenue, any decline in click and/or conversion rates may make our pricing models less viable or less attractive solutions for web publishers and advertisers, and our revenue could decline.

OUR REVENUE COULD DECLINE IF WE FAIL TO EFFECTIVELY MANAGE OUR EXISTING ADVERTISING SPACE AND OUR GROWTH COULD BE IMPEDED IF WE FAIL TO ACQUIRE NEW ADVERTISING SPACE.

Our success depends in part on our ability to effectively manage our existing advertising space. The Web publishers and email list owners that list their unsold advertising space with us are not bound by long-term contracts that ensure us a consistent supply of advertising space, which we refer to as inventory. In addition, Web publishers or email list owners can change the amount of inventory they make available to us at any time. If a Web publisher or email list owner decides not to make advertising space from its websites, newsletters or email lists available to us, we may not be able to replace this advertising space with advertising space from other Web publishers or email list owners that have comparable traffic patterns and user demographics quickly enough to fulfill our advertisers’ requests. This would result in lost revenue.

We expect that our advertiser customers’ requirements will become more sophisticated as the Web continues to mature as an advertising medium. If we fail to manage our existing advertising space effectively to meet our advertiser customers’ changing requirements, our revenue could decline. Our growth depends on our ability to expand our advertising inventory. To attract new customers, we must maintain a consistent supply of attractive advertising space. We intend to expand our advertising inventory by selectively adding to our networks new Web publishers and email list owners that offer attractive demographics, innovative and quality content and growing Web user traffic and email volume. Our ability to attract new Web publishers and email list owners to our networks and to retain Web publishers and email list owners currently in our networks will depend on various factors, some of which are beyond our control. These factors include, but are not limited to: our ability to introduce new and innovative products and services, our ability to efficiently manage our existing advertising inventory, our pricing policies, and the cost-efficiency to Web publishers and email list owners of outsourcing their advertising sales. In addition, the number of competing intermediaries that purchase advertising inventory from Web publishers and email list owners continues to increase. We will not be able to assure you that the size of our advertising inventory will increase or even remain constant in the future.

WE MAY FACE INTELLECTUAL PROPERTY ACTIONS THAT ARE COSTLY OR COULD HINDER OR PREVENT OUR ABILITY TO DELIVER OUR PRODUCTS AND SERVICES.

We may be subject to legal actions alleging intellectual property infringement (including patent infringement), unfair competition or similar claims against us. Companies may apply for or be awarded patents or have other intellectual property rights covering aspects of our technologies or businesses. Any litigation alleging intellectual property infringement by us could be costly, could require us to change our business practices, could potentially hinder or prevent our ability to deliver our products and services, and could divert management’s attention.

SEARCH PROVIDERS MAY CHANGE THEIR PROPRIETARY ALGORITHMS OR PROCESS

Because of Superfly’s dependence upon Google and Yahoo, changes in the pay-per-click model and search process can significantly alter the profitability of our domain and arbitrage margin. These changes have occurred more frequently recently than in the past and may substantially decrease the profitability of Superfly.

IF THE TECHNOLOGY THAT WE CURRENTLY USE TO TARGET THE DELIVERY OF ONLINE ADVERTISEMENTS AND TO PREVENT FRAUD ON OUR NETWORKS IS RESTRICTED OR BECOMES SUBJECT TO REGULATION, OUR EXPENSES COULD INCREASE AND WE COULD LOSE CUSTOMERS OR ADVERTISING INVENTORY.

Websites typically place small files of non-personalized (or “anonymous”) information, commonly known as cookies, on an Internet user’s browser. Cookies generally collect information about users on a non-personalized basis to enable websites to provide users with a more customized experience. Cookie information is passed to the website through an Internet user’s browser software. We currently use cookies to track an Internet user’s movement through our advertiser customer’s websites and to monitor and prevent potentially fraudulent activity on our networks. Most currently available Internet browsers allow Internet users to modify their browser settings to prevent cookies from being stored on their hard drive, and some users currently do so. Internet users can also delete cookies from their hard drives at any time. Some Internet commentators and privacy advocates have suggested limiting or eliminating the use of cookies, and legislation has been introduced in some jurisdictions to regulate the use of cookie technology. The effectiveness of our technology could be limited by any reduction or limitation in the use of cookies. If the use or effectiveness of cookies were limited, we would have to switch to other technologies to gather demographic and behavioral information. While such technologies currently exist, they are substantially less effective than cookies. We would also have to develop or acquire other technology to prevent fraud on our networks. Replacement of cookies could require significant reengineering time and resources, might not be completed in time to avoid losing customers or advertising inventory, and might not be commercially feasible. Our use of cookie technology or any other technologies designed to collect Internet usage information may subject us to litigation or investigations in the future. Any litigation or government action against us could be costly and time consuming, could require us to change our business practices and could divert management’s attention.

WE COULD LOSE CUSTOMERS OR ADVERTISING INVENTORY IF WE FAIL TO MEASURE IMPRESSIONS, CLICKS AND ACTIONS ON ADVERTISEMENTS IN A MANNER THAT IS ACCEPTABLE TO OUR ADVERTISERS AND WEB PUBLISHERS.

We earn revenue from advertisers and make payments to Web publishers based on the number of impressions, clicks and actions from advertisements delivered on our networks of websites and email lists. Advertisers’ and Web publishers’ willingness to use our products and services and join our networks will depend on the extent to which they perceive our measurements of impressions, clicks and actions to be accurate and reliable. Advertisers and Web publishers often maintain their own technologies and methodologies for counting impressions, clicks and actions, and from time to time we have had to resolve differences between our measurements and theirs. Any significant dispute over the proper measurement of user responses to advertisements could cause us to lose customers or advertising inventory.

IF WE FAIL TO COMPETE EFFECTIVELY AGAINST OTHER INTERNET ADVERTISING COMPANIES, WE COULD LOSE CUSTOMERS OR ADVERTISING INVENTORY AND OUR REVENUE AND RESULTS OF OPERATIONS COULD DECLINE.

The Internet advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products and services obsolete and unmarketable or require unanticipated technology or other investments. Our failure to adapt successfully to these changes could harm our business, results of operations and financial condition.

The market for Internet advertising and related products and services is highly competitive. We expect this competition to continue to increase because there are no significant barriers to entry. Increased competition may result in price reductions for advertising space, reduced margins and loss of our market share. Our principal competitors include other companies that provide advertisers with Internet advertising solutions and companies that offer pay-per-click search services. Large websites with brand recognition, such as Yahoo, AOL and MSN, have direct sales personnel and substantial proprietary online advertising inventory that provide significant competitive advantages compared to our networks and have a significant impact on pricing for online advertising overall. These companies have longer operating histories, greater name recognition and have greater financial, technical, sales, and marketing resources than we have.

Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high-traffic websites and Internet service providers (“ISPs”), as well as competition with other media for advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. Google has made available offline public-domain works through its search engine, which creates additional competition for advertisers. In addition, as we continue our efforts to expand the scope of our Web services, we may compete with a greater number of Web publishers and other media companies across an increasing range of different Web services, including in vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition would be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable, and print, for a share of advertisers’ total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales, and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or advertising inventory and our revenue and results of operations could decline.

OUR REVENUE AND RESULTS OF OPERATIONS COULD BE NEGATIVELY IMPACTED IF INTERNET USAGE AND THE DEVELOPMENT OF INTERNET INFRASTRUCTURE DO NOT CONTINUE TO GROW.

Our business and financial results will depend on continued growth in the use of the Internet. Internet usage may be inhibited for a number of reasons, such as: inadequate network infrastructure; security concerns; inconsistent quality of service; and, unavailability of cost-effective, high-speed service.

If Internet usage grows, our infrastructure may not be able to support the demands placed on it and our performance and reliability may decline. In addition, websites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure, and as a result of sabotage, such as electronic attacks designed to interrupt service on many websites. The Internet could lose its viability as a commercial medium due to delays in the development or adoption of new technologies required to accommodate increased levels of Internet activity. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support our growth, our revenue and results of operations could be materially and adversely affected.

OUR REVENUE AND RESULTS OF OPERATIONS MAY BE MATERIALLY, ADVERSELY AFFECTED IF THE MARKET FOR E-COMMERCE DOES NOT CONTINUE TO GROW OR GROWS SLOWER THAN EXPECTED.

Because many of our customers’ advertisements encourage online purchasing, our long-term success may depend in part on the continued growth and market acceptance of e-commerce. Our business may be adversely affected if the market for e-commerce does not continue to grow or grows slower than expected. A number of factors outside of our control could hinder the future growth of e-commerce, including, but not limited to, the following:

•	the network infrastructure necessary for substantial growth in Internet usage may not develop adequately and our performance and reliability may decline;

•	insufficient availability of telecommunication services or changes in telecommunication services could result in inconsistent quality of service or slower response times on the Internet;

•	negative publicity and consumer concern surrounding the security of e-commerce; and

•	financial instability of e-commerce customers.

In particular, any well-publicized compromise of security involving Web-based transactions could deter people from purchasing items on the Internet, clicking on advertisements, or using the Internet generally, any of which could cause us to lose customers and advertising inventory and which could materially, adversely affect our revenue and results of operations.

WE MAY BE REQUIRED TO RECORD A SIGNIFICANT CHARGE TO EARNINGS IF OUR GOODWILL OR AMORTIZABLE INTANGIBLE ASSETS BECOME IMPAIRED.

We are required under accounting principles generally accepted in the United States to review our amortizable intangible assets for impairment whenever events and circumstances indicate that the carrying value of such assets may not be recoverable. We are also required to review goodwill for impairment on an annual basis, or between annual tests whenever events and circumstances indicate that the carrying value of goodwill may not be recoverable. Events and circumstances considered in determining whether the carrying value of amortizable intangible assets and goodwill may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company’s stock price for a sustained period of time; and changes in the Company’s business strategy. We may be required to record a significant charge to earnings in a period in which any impairment of our goodwill or amortizable intangible assets is determined.

WE MAY INCUR LIABILITIES TO TAX AUTHORITIES IN EXCESS OF AMOUNTS THAT HAVE BEEN ACCRUED WHICH MAY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The preparation of our consolidated financial statements requires estimates of the amount of income tax that will become payable in each of the jurisdictions in which we operate. We may be challenged by the taxing authorities in these jurisdictions and, in the event that we are not able to successfully defend our position, we may incur significant additional income tax liabilities which may have an adverse impact on our results of operations and financial condition.

NEW ACCOUNTING STANDARDS COULD IMPACT OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND OTHER FINANCIAL MEASURES.

From time to time, the Financial Accounting Standards Board, the SEC and other regulatory bodies may issue new and revised standards, interpretations and other guidance that change Generally Accepted Accounting Principles in the United States (GAAP). The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes to GAAP could impact our results of operations, financial condition and other financial measures.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND OUR BUSINESS MAY BE HARMED AND OUR STOCK PRICE MAY BE ADVERSELY IMPACTED.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

DECREASED EFFECTIVENESS OF EQUITY COMPENSATION COULD ADVERSELY AFFECT OUR ABILITY TO ATTRACT AND RETAIN EMPLOYEES AND HARM OUR BUSINESS, AND RECENTLY ADOPTED CHANGES IN ACCOUNTING FOR EQUITY COMPENSATION WILL ADVERSELY AFFECT EARNINGS.

We will use stock options as a key component of our employee compensation program in order to align employees’ interests with the interests of our stockholders, encourage employee retention, and provide competitive compensation packages. Volatility or lack of positive performance in our stock price may adversely affect our ability to retain key employees or to attract additional highly-qualified personnel. At any given time, a portion of our outstanding employee stock options may have exercise prices in excess of our then-current stock price. To the extent these circumstances occur, our ability to retain employees may be adversely affected. Moreover, applicable listing standards relating to obtaining stockholder approval of equity compensation plans could make it more difficult or expensive for us to grant stock options or other stock-based awards to employees in the future. As a result, we may incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, any of which could materially, adversely affect our business.

Risks Related To Our Common Stock

THERE IS NO ESTABLISHED TRADING MARKET FOR OUR COMMON STOCK WHICH MAY IMPAIR YOUR ABILITY TO SELL YOUR SHARES.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “MORX.” There has been no established trading market for our common stock since our inception. The lack of an active market may make it difficult to obtain accurate quotations of the price of our common stock and impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

OUR STOCK PRICE IS LIKELY TO BE VOLATILE AND COULD DROP UNEXPECTEDLY.

The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices of securities, particularly securities of technology companies. Assuming we are able to establish and maintain an active trading market for our common stock, the market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•	announcements of acquisitions, reserve discoveries or other business initiatives by our competitors;

•	changes in the demand for internet data and direct marketing, including changes resulting from the introduction or expansion of alternative mediums or forms of advertising;

•	quarterly variations in our revenues and operating expenses;

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	significant sales of our common stock, including sales by selling stockholders and by future investors in future offerings we expect to make to raise additional capital;

•	changes in analysts’ estimates affecting us, our competitors or our industry;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in the accounting methods used in or otherwise affecting our industry; or

•	fluctuations in interest rates and the availability of capital in the capital markets;

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our results of operations and financial condition. As a result, the market price of our common stock may materially decline, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type is often expensive and diverts management’s attention and resources.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE OUR STOCK PRICE TO DECLINE.

Our operating results will likely vary in the future as the result of fluctuations in our revenues and operating expenses, including expenses that we incur and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

APPLICABLE SEC RULES GOVERNING THE TRADING OF “PENNY STOCKS” WILL LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK, WHICH MAY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

Our common stock is presently considered to be a “penny stock” and is subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in such stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

NATIONAL ASSOCIATION OF SECURITIES DEALERS (“NASD”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the penny stock rules described above, NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

THE STOCK PURCHASE MAY NOT BE CONSUMMATED

Pursuant to the AAA Acquisition Agreement, on the Closing Date we acquired all outstanding shares of AAA from the shareholders of AAA in exchange for 4,200,000 shares of Company Common Stock, representing 21.35% of the outstanding Company Common Stock as of the Closing Date. The only asset of AAA is the Ad Authority Stock Purchase Agreement, and certain related agreements. The transactions contemplated pursuant to the Ad Authority Stock Purchase Agreement may not be consummated. However, shares issued to the shareholders of AAA pursuant to the AAA Stock Purchase Agreement will remain outstanding regardless of whether the transactions contemplated pursuant to the Ad Authority Stock Purchase Agreement are consummated.

MANAGEMENT’S DISCUSSION AND ANALYSIS
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this filing. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors” and elsewhere in this filing.

Overview

Background

This discussion and analysis consists of narrative on two of our subsidiaries, RightSide and Duncan. Both companies have operations related to or operating on the internet. Substantially all of the transactions of RightSide and Duncan are conducted on the internet. RightSide is a financial newsletter publisher and Duncan is in the business of search arbitrage. Prior to the Merger Transactions, RightSide and Duncan shared the same majority shareholders.

RightSide was organized in May 2006 for the purpose of acquiring three affiliated operating companies (referred to as the “RightSide Advisors”) that provide financial newsletters to subscribers over the internet. The financial newsletters report and give opinions on topics related to investing and the stock market. In addition, the operating companies receive fees for renting their customer lists and receive fees for advertisements placed on their websites. In June 2007, RightSide acquired substantially all of the business assets owned by an unrelated party, 21st Century Investors Publishing Corporation (“21st Century”), in a transaction accounted for as a purchase. The assets were merged into the operations of RightSide. 21st Century is in the same business as the RightSide Advisors companies providing financial newsletters to subscribers over the internet. Additionally, 21st Century provides some direct mail distribution of its products.

Duncan was organized in November 2006 to seek acquisitions in the internet business services sector and to provide management services for companies owned by the investor group of common shareholders of RightSide and Duncan. In January 2007, Duncan acquired all of the outstanding stock of Superfly, including its wholly-owned subsidiary, Treefrog Commerce, Inc. Superfly conducts search arbitrage campaigns on the internet via popular search websites such as Google and Yahoo. In a typical search word campaign, the user or customer is redirected to a domain page owned by Superfly where upon clicking on a merchant link, a fee is earned from the merchant at a higher rate than the fee paid to the search website by Superfly.

RightSide and Duncan have incurred considerable net losses since inception. As of September 30, 2007, RightSide had an accumulated deficit of approximately $1.0 million and Duncan had an accumulated deficit of approximately $928,000. The Company expects that operating losses will be incurred in the future as it continues to pursue additional acquisitions related to the internet business.

Revenues

RightSide generates revenue from subscriptions of its financial newsletters. Subscription revenues are recorded as deferred revenue when cash is received at the initiation of the subscription period and is recognized ratably over the life of the subscription which generally varies from one month to five years. Additionally, RightSide generates revenue from renting its customer lists to outside companies conducting email campaigns marketing various financial products. Subscriptions for financial newsletters have a high turnover rate and are dependent on the Company’s success with marketing efforts going forward in order to retain current customers and obtain new customers. Additionally, since the financial newsletters are sold primarily to investors and traders, overall downturns or fluctuations in the financial markets can affect new subscriptions and renewals.

Duncan, through its subsidiary Superfly, generates revenue as customers click through advertisements used in the search word campaigns described above. This is referred to as pay-per-click revenue. Pay-per-click revenues or search arbitrage, are highly uncertain in today’s environment on the internet. Search engine providers such as Google and Yahoo are continually altering and varying the criteria for conducting search word campaigns which alter the results that a user will experience doing a search. In the past, this has caused material fluctuations in pay-per-click revenues and the Company expects this to continue in the future.

Cost of sales

Duncan’s cost of sales consists primarily of pay-per-click costs. As Superfly conducts search word campaigns, it incurs direct costs related to the cost per word in each campaign. Each time a user searches for a word in the search word campaign, a cost is incurred based on amounts bid for each word in the search word campaign. Additionally, costs are incurred for hosting services to host the domains which Superfly maintains in order to redirect the user to the merchant.

Operating expenses

RightSide’s operating expenses consist primarily of consulting fees paid to the independent writers of the newsletters, employee salaries and benefits, marketing expenses, professional fees, amortization of intangible assets, depreciation and other expense related to RightSide’s operations. In addition, operating expenses include insurance and facilities costs.

Duncan’s operating expenses consist primarily of employee salaries and benefits, hosting expense, professional fees, amortization of intangible assets, depreciation and other expense related to Duncan’s operations. In addition, operating expenses include insurance and facilities costs.

The Company anticipates increases in operating expenses as it adds personnel and increases it efforts for marketing newsletters. Additionally, as the Company becomes subject to more complex reporting obligations applicable to publicly-held companies, and continues to seek acquisitions of companies in the internet sector, professional fees will continue to increase in the future.

Income tax expense

Both RightSide and Duncan, prior to the merger, recorded income tax expense separately based on estimated federal and state taxes rates. Each company files consolidated tax returns whereby RightSide files on a cash basis and Duncan files on an accrual basis. Differences in net income per the books and records versus taxable income are accounted for using the asset and liability approach.

Purchase of subsidiaries and business assets

In June 2006, RightSide acquired the RightSide Advisors companies as noted above. The acquisition was financed by private capital raised from the sale of stock and notes issued to the sellers. The activities of RightSide Advisors has been included in the operations of RightSide since the acquisition date. Total purchase price was $4,046,506, with $2,489,639 paid in cash and $1,556,867 given in notes. The following is a summary of assets acquired and liabilities assumed:

Cash	$374,507
Other assets	27,451
Property and equipment	128,493
Software	400,000
Customer lists and Domains	346,267
Goodwill	3,505,386
Deferred revenue	(472,959)
Other liabilities	(262,639)
Net purchase price	$4,046,506

In June 2007, RightSide acquired the 21st Century assets as noted above. The acquisition was financed by private capital raised from the sale of stock and with equity issued to the seller. The activities of 21st Century have been included in the operations of RightSide since the acquisition date. Total purchase price was $1,200,000 with $700,000 paid in cash and $500,000 given in common stock of RightSide. The following is a summary of assets acquired and liabilities assumed:

Customer lists, domains & trade names	$609,144
Non-compete agreements	201,147
Goodwill	785,040
Deferred revenue	(395,331)
Net purchase price	$1,200,000

In January 2007, Duncan acquired Superfly as noted above. The acquisition was financed by private capital raised from the sale of stock and with notes issued to the sellers. The activities of Superfly have been included in the operations of Duncan since the acquisition date. Total purchase price was $5,000,000 with $3,500,000 paid in cash and $1,500,000 given in notes. The following is a summary of assets acquired and liabilities assumed:

Cash	$171,111
Accounts and other receivables	328,694
Other current assets	9,226
Property and equipment	46,723
Domain names	1,900,624
Non-compete agreements	1,079,708
Goodwill	1,543,129
Accounts payable and accrued expenses	(79,215)
Net purchase price	$5,000,000

Application of Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying amount is not recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

Deferred Revenue/Revenue Recognition

RightSide deferred revenue represents funds received in advance of providing subscriptions where the term of the subscription extends past the reporting period. Subscription revenue is recognized over the terms of the subscription. List rental and advertising revenues on RightSide are recognized at the time of placement. Cash payment for subscriptions and list rental are generally received before revenue recognition. Returns or chargebacks for subscriptions are recorded immediately and are immaterial to total revenues.

Duncan revenues consist of pay-per-click and are recognized as websites are visited on a per-click basis. For Duncan, three customers were considered more than 10% customers, individually, for the periods presented.

Net Operating Losses and Tax Credit Carryforwards

 At September 30, 2007, RightSide and Duncan had federal and state net operating loss carryforwards of approximately $222,000 and $45,000, respectively, which will expire in years 2028 through 2029. A valuation allowance has been established to reserve the potential benefits of these carryforwards in the financial statements to reflect the uncertainty of future taxable income required to utilize available tax loss carryforwards and other deferred tax assets.  If a change in RightSide’s or Duncan’s ownership is deemed to have occurred or occurs in the future, the Company’s ability to use its net operating loss carryforwards in any fiscal year may be limited.

Results of Operations

RightSide and Duncan have only had operations for partial portions of the periods presented herewith, the nine months ended September 30, 2007 and September 30, 2006, and the years ended December 31, 2006 and December 31, 2005. Therefore, this discussion and analysis will include RightSide’s and Duncan’s acquired companies for the respective nine month and full year periods. We will provide discussion below of each of the operating companies acquired by RightSide and Duncan. The companies acquired by RightSide are RightSide Advisors, which includes a combined group of companies in the financial newsletter business, and 21st Century Publishing, Inc. Duncan, since its inception, has acquired one company, Superfly. See above for acquisition dates. Also, see financial statements filed as Exhibits to this Current Report.

Nine Months Ended September 30, 2007 and September 30, 2006

RightSide

Revenues. RightSide was incorporated in May of 2006 and for the remainder of the calendar year 2006 remained a holding company for RightSide Advisors. There is no revenue for RightSide for the nine months ended September 30, 2007 and September 30, 2006.

Operating Expenses.  Operating expenses for RightSide consist of general and administrative costs such as professional fees, management, rent and amortization of intangibles. For RightSide, operating expenses for the nine months ended September 30, 2007 were approximately $299,000, compared to $427,000 for the period beginning May 6, 2006 (inception) and ended September 30, 2006. The decrease in expenses is due primarily to decreases in advisory fees paid to a related party in connection with the acquisition of RightSide Advisors. Amortization and deprecation expenses have increased in 2007 due to the longer period.

Interest expense.  For the nine month period ended September 30, 2007 interest expense was approximately $133,000, related to seller notes provided to previous owners of Rightside Advisors. For 2006, interest expense was $30,000.

Income tax expense.  For both periods, no income tax expense has been recorded due to cumulative net operating losses and the uncertainty of future utilization of tax loss carryforwards.

RightSide Advisors

Newsletter Revenues. Revenues for the financial newsletter businesses consist of subscriptions, list rental and advertising revenue. For RightSide Advisors, total newsletter revenues for the nine months ended September 30, 2007 were approximately $1,786,000 compared to $1,838,000 for the same period ended September 30, 2006. The decrease is due primarily to decreased subscription revenues from a lower number of subscribers. This is offset by an increase in list rental revenues, which have increased due to focus by management. New management of RightSide Advisors has placed more emphasis and effort on growing list rentals. The newsletter subscription business faces increased competition and for RightSide Advisors is relatively flat period over period.

Direct newsletter expenses .  Direct newsletter expenses consists of contributor/writer costs, merchant card fees, and fulfillment costs. For RightSide Advisors, total direct expenses for newsletters for the nine months ended September 30, 2007 were approximately $674,000 compared to $360,000 for the same period ended September 30, 2006.

Operating Expenses.  Operating expenses consist of general and administrative costs such as payroll, payroll taxes, professional fees, rent and management fees. For RightSide Advisors, operating expenses for the nine months ended September 30, 2007 were approximately $846,000 compared to $819,000 for the same period ended September 30, 2006. [ The decrease was due primarily to decreases in payroll costs which were offset by increases in management fees.] Payroll expense in 2006 was elevated due to bonus payments made to the former owners of the RightSide prior to the sale to RightSide. The decrease in payroll expense in 2006 is offset by increases of management fees paid for advisory services and management fees paid to Duncan Media Group, Inc.

Non-controlling Interest in Income of Consolidated Subsidiary expense.  RightSide Advisors is a partner with a third party in one of its operating subsidiaries, Option Investors LLC. Since RightSide Advisors has control of Option Investors LLC, all revenues and expenses are consolidated with RightSide Advisors and distributions due to the third party are recorded as Non-controlling Interest in Income of Consolidated Subsidiary. For RightSide Advisors, Non-controlling Interest in Income of Consolidated Subsidiary expense for the nine months ended September 30, 2007 was approximately $203,000 compared to $236,000 for the same period ended September 30, 2006, which is comparable period to period.

Income tax expense.  For the periods prior to purchase by RightSide, RightSide Advisors was organized as an S Corporation and no income tax expense is recorded. Taxes are incurred and paid by the owners.

21st Century

Newsletter Revenues. Revenues for the financial newsletter businesses consist of subscriptions, list rental and advertising revenue. For 21st Century, total newsletter revenues for the nine months ended September 30, 2007 was approximately $901,000 compared to $1,334,000 for the same period ended September 30, 2006. The decrease is due primarily to decreased subscriptions. List rental and advertising revenues have remained consistent period over period. We believe that the former management of 21st Century decreased its marketing efforts during the periods which caused the decrease. Additionally, the newsletter subscription business faces increased competition.

Direct newsletter expenses.  Direct newsletter expenses consist of contributor/writer costs, merchant card fees, and fulfillment costs. For 21st Century, total direct expenses for newsletters for the nine months ended September 30, 2007 were approximately $577,000 compared to $506,000 for the same period ended September 30, 2006. The increase is due primarily to additional postage mail promotions which have a higher cost of fulfillment. In the 2007 period, after the purchase of 21st Century by RightSide, marketing promotions were done via email distribution which has a lower cost.

Operating Expenses.  Operating expenses consist of general and administrative costs such as payroll, payroll taxes, professional fees, rent and management fees. For 21st Century, operating expenses for the nine months ended September 30, 2007 were approximately $196,000, compared to $1,239,000 for the same period ended September 30, 2006. The decrease was due primarily to decreases in management and payroll costs, facilities and other office expenses. The previous owners of 21st Century had more personnel and head count related costs to operate the business versus ownership by RightSide. The purchase of 21st Century by RightSide enabled the elimination of duplicate facilities and infrastructure cost as well as a significant decrease in personnel.

Income tax expense.  For the periods prior to purchase by RightSide, 21st Century was organized as an S Corp. and no income tax expense is recorded. Taxes are incurred and paid by the owners.

Duncan

Management services revenues. Duncan operates as the holding company for Superfly and also provides management services to RightSide and RightSide Advisors related to corporate and operational matters. Duncan and Rightside share the same officers and directors. Additionally, Duncan performs analysis and due diligence related to potential acquisitions for internet related companies. Duncan management fees for the nine months ended September 30, 2007 were approximately $235,000. Since Duncan was incorporated in November of 2006, there are no revenues for the nine month period ended September 30, 2006. Management services fees were charged to RightSide.

General and administrative expenses.  General and administrative expenses consist primarily of payroll expenses, advisory fees (paid to a related party), and professional fees. General and administrative expenses for the nine months ended September 30, 2007 was approximately $956,000. Since Duncan was incorporated in November of 2006, there are no revenues for the nine months ended September 30, 2006.

Income tax expense.  Since its inception, Duncan has generated net operating losses and thus has no tax expense for the periods.

Superfly

Pay-per-click Revenues. Superfly records revenues on a pay-per-click basis as it conducts search word campaigns (also referred to as search arbitrage) via internet web sites such as Google and Yahoo and redirects the user to a domain page. In the search word campaign, the user or customer is redirected to a domain page owned by Superfly where upon clicking on a merchant link, a fee is earned from the merchant at a higher rate than paid for by Superfly in the search word campaign. Pay-per-click revenues for the nine months ended September 30, 2007 were approximately $3,625,000 compared to $3,382,000 for the same period ended September 30, 2006, which are consistent period to period.

Pay-per-click expenses.  Pay-per-click expenses for the nine months ended September 30, 2007 were approximately $2,154,000 compared to $1,445,000 for the same period ended September 30, 2006. The increase is due primarily to increased costs related to the search word campaigns as described above. In order to maintain favorable results in a user search, higher amounts are required for bidding key word searches. In addition, Superfly has entered into a joint venture agreement with one of the former stockholders of Superfly that allows the use of the former stockholder’s websites and domains for the purpose of search arbitrage. The profits generated on searches using these websites share a percentage of those profits with the former shareholder. This additional cost for conducting searches has increased pay-per-click expenses period over period.

General and administrative expenses.  General and administrative costs for Superfly consist primarily of payroll expense and to a lesser extent professional fees, domain expense and rent. For Superfly, general and administrative expenses for the nine months ended September 30, 2007 was approximately $201,000 compared to $116,000 for the same period ended September 30, 2006. The increase was due primarily to increases in payroll costs.

Amortization expense.  Amortization expense for Superfly relates to the amortization of intangible assets recorded as part of the acquisition of Superfly by Duncan. Duncan utilized push-down accounting for the excess of purchase price over book basis of assets and liabilities at the time of purchase. Accordingly, amortization expense began in 2007. Amortization expense for the nine months ended September 30, 2007 was approximately $1,039,000. There was no amortization expense in the 2006 comparable period.

Interest expense.  For the nine month period ended September 30, 2007 interest expense was approximately $49,000, related to seller notes provided to previous owners of Superfly.

Income tax expense.  Income tax expense for the nine months ended September 30, 2007 was approximately $149,000. There was no expense for the same period ended September 30, 2006. Prior to purchase by Duncan, Superfly was organized as an S Corporation, and no income tax expense is recorded due to taxes being incurred and paid by the owners at that time. In 2007, a tax expense is recorded due to differences in the deductibility of amortization expense for book purposes versus tax.

Years Ended December 31, 2006 and 2005

RightSide

Revenues. RightSide was incorporated in May of 2006 and for the remainder of the calendar year 2006 remained a holding company for RightSide Advisors. There is no revenue for RightSide for the years ended December 31, 2006 and December 31, 2005.

Operating Expenses.  Operating expenses for RightSide consist of general and administrative costs such as professional fees, management, rent and amortization of intangibles. For RightSide, operating expenses for the period beginning May 6, 2006 (inception) and ended December 31, 2006 were approximately $485,000. There is no comparable period for 2005. Professional fees of $320,000 were paid to a related party for advisory fees. Amortization expense for the 2006 period was $90,000.

Interest expense.  For the period beginning May 6, 2006 (inception) and ended December 31, 2006 interest expense was approximately $55,000, related to seller notes provided to previous owners of Rightside Advisors.

Income tax expense.  For both periods, no income tax expense has been recorded due to cumulative net operating losses and the uncertainty of future utilization of tax loss carryforwards.

RightSide Advisors

Newsletter Revenues. Revenues for the financial newsletter businesses consist of subscriptions, list rental and advertising revenue. For RightSide Advisors, total newsletter revenues for the year ended December 31, 2006 were approximately $2,546,000 compared to $2,311,000 for the year ended December 31, 2005. The increase is due primarily to increased subscription and list rentals. In 2006, RightSide Advisors began its list rental operations.

Direct newsletter expense .  Direct newsletter expenses consist of contributor/writer costs, merchant card fees, and fulfillment costs. For RightSide Advisors, total direct expenses for newsletters for the year ended December 31, 2006 were approximately $856,000 compared to $969,000 for the year ended December 31, 2005. The decrease in expense is due primarily to fewer costs in 2006 related to contributors/writers.

Operating Expenses.  Operating expenses consist of general and administrative costs such as payroll, payroll taxes, professional fees, rent and management fees. For RightSide Advisors, operating expenses for the year ended December 31, 2006 were approximately $1,205,000 compared to $966,000 for the year ended December 31, 2005. The increase was due primarily to bonuses paid to the former owners of RightSide Advisors prior to selling the business to RightSide. Additional professional fees were incurred related to the selling of the business.

Non-controlling Interest in Income of Consolidated Subsidiary expense.  RightSide Advisors is a partner with a third party in one of its operating subsidiaries, Option Investors LLC. Since RightSide Advisors owns 50% of Options Investors LLC and has control of Option Investors LLC, all revenues and expenses are consolidated with RightSide Advisors and distributions due to the third party are recorded as Non-controlling Interest in Income of Consolidated Subsidiary. For RightSide Advisors, Non-controlling Interest in Income of Consolidated Subsidiary expense for the year ended December 31, 2006 was approximately $239,000 compared to $456,000 for the same period ended December 31, 2005. The decrease in expense from 2005 is due to a decreasing scale of distributions due to the third party under the distribution agreement of the LLC. Profits earned on newsletters are distributed based on a formula contained in the agreement that decreases over time in favor of RightSide Advisors.

Income tax expense.  No tax expense was recorded in 2006 due to net operating losses for book and tax purposes. In addition, for the periods prior to purchase by RightSide, RightSide Advisors was organized as an S corporation and no income tax expense is recorded. Taxes are incurred and paid by the owners.

21st Century

Newsletter Revenues. Revenues for the financial newsletter businesses consist of subscriptions, list rental and advertising revenue. For 21st Century, total newsletter revenues for the year ended December 31, 2006 was approximately $1,750,000 compared to $2,421,000 for the same period ended December 31, 2005. The decrease is due to decreased subscriptions and decreased list rental revenues. We believe that the former management of 21st Century decreased its marketing efforts during the periods which caused the decrease. Additionally, the newsletter subscription business faces increased competition.

Direct expenses for newsletters.  Direct expenses related to newsletters consist of contributor/writer costs, merchant card fees, and fulfillment costs. For 21st Century, total direct expenses for newsletters for the year ended December 31, 2006 was approximately $633,000 compared to $1,190,000 for the year ended December 31, 2005. The decrease is due in part from lower revenues and related expenses. Additionally, marketing and promotion expense decreased significantly.

Operating Expenses.  Operating expenses consist of general and administrative costs such as payroll, payroll taxes, professional fees, rent and management fees. For 21st Century, operating expenses for the year ended December 31, 2006 was approximately $1,154,000 compared to $1,513,000 for the year ended December 31, 2005. The decrease was due primarily to lower payroll costs.

Income tax expense.  For the periods prior to purchase by RightSide, 21st Century was organized as an S corporation and no income tax expense is recorded. Taxes are incurred and paid by the owners.

Duncan

Management services revenues. Duncan operates as the holding company for Superfly and also provides services to RightSide and RightSide Advisors related to corporate and operational matters. Additionally, Duncan performs analysis and due diligence related to potential acquisitions for internet related companies. Duncan had no management revenues from inception (November 2006) to December 31, 2006.

General and administrative expenses.  General and administrative expenses consist primarily of payroll expenses and professional fees. General and administrative expense for the year ended December 31, 2006 was approximately $112,000. Since Duncan was incorporated in November of 2006, there are no expenses for the year ended December 31, 2005.

Income tax expense.  Since its inception, Duncan has generated net operating losses and thus no tax expense for the periods.

Superfly

Pay-per-click Revenues. Superfly records revenues on a pay-per-click basis as it conducts search word campaigns (also referred to as search arbitrage) via internet web sites such as Google and Yahoo and redirects the user to a domain page. In the search word campaign, the user or customer is redirected to a domain page owned by Superfly where upon clicking on a merchant link, a fee is earned from the merchant at a higher rate than paid for by Superfly in the search word campaign. Pay-per-click revenues for the year ended December 31, 2006 were approximately $4,756,000, compared to $1,370,000 for the year ended December 31, 2005. The significant increase is due primarily to increased knowledge and efficiency of the search arbitrage business by management. Superfly began operations in November 2004 and in 2005 learned to perform search word campaigns on the various internet search websites. As Superfly increased its proficiency and methods with the search word campaigns, revenues increased.

Pay-per-click expenses.  Pay-per-click expenses for the year ended December 31, 2006 were approximately $2,183,000 compared to $602,000 for the same period ended December 31, 2005. The increase is due primarily to increased costs related to the additional search word campaigns as described above.

General and administrative expenses.  General and administrative costs for Superfly consist primarily of payroll expense, professional fees, domain expense and rent. For Superfly, general and administrative expense for the year ended December 31, 2006 was approximately $199,000 compared to $249,000 for the same period ended December 31, 2005. The decrease was due primarily to decreased payroll costs.

Income tax expense.  There was no income tax expense for the year ended December 31, 2005 and for the year ended December 31, 2005. Prior to purchase by Duncan, Superfly was organized as an S corporation and no income tax expense is recorded due to taxes being incurred and paid by the owners at that time.

Liquidity and Capital Resources

 Since its inception, each of RightSide’s and Duncan’s operations have been financed through the private placement of its equity and debt securities.  Through September 30, 2007, RightSide had received net proceeds of approximately $4.1 million from the sale of shares of preferred stock and common stock and from the issuance of short-term bridge notes. Through September 30, 2007, Duncan had received net proceeds of approximately $4.2 million from the sale of shares of preferred stock and common stock.

As part of the acquisitions of subsidiaries, Rightside and Duncan have both incurred debt related as part of the purchases. Servicing this debt, referred to as seller notes, will continue to negatively affect the cash flow of the Company.

As of September 30, 2007, RightSide had $278,000 in cash and Duncan had $336,000 in cash.

For the nine months ended September 30, 2007, net cash used in operating activities for RightSide was $41,000, compared to $377,000 for the period May 6, 2006 (inception) to September 30, 2006.  For the nine months ended September 30, 2007, net cash provided by operating activities for Duncan was $198,000. There is no comparable period for 2006. The decrease in RightSide net cash used in operating activities was due primarily to less expenses related to the purchase of RightSide Advisors companies.

Our future capital uses and requirements depend on numerous forward-looking factors. These factors include but are not limited to the following:

•	RightSide’s ability to maintain and keep customers as subscribers in the financial newsletter business;

•	RightSide’s ability to establish and maintain strategic partnerships with firms that rent our customer lists;

•	the financial markets’ and consumers’ attitudes towards investing and trading;

•	RightSide’s ability to operate its business on the internet in a constantly changing environment;

•	Duncan’s ability to perform successful search word campaigns in the search arbitrage business through its subsidiary Superfly;

•	Changes made by the popular internet search websites (e.g. Google and Yahoo) and how they regard search arbitragers; and

•	RightSide’s and Duncan’s ability to raise capital through equity and debt financings.

Each of RightSide and Duncan believes that its existing cash and future equity and debt financings will be sufficient to meet their projected operating requirements at least through December 2008.

Until RightSide and Duncan combined can begin generating consistent revenues and cash from its operations, RightSide and Duncan expect to continue to fund operations with existing cash resources and cash generated from operations. In addition, to a lesser extent, RightSide and Duncan may finance future cash needs through the sale of other equity securities of the Company, strategic collaboration agreements and debt financing.  However, they may not be successful in obtaining additional financing.  In addition, RightSide and Duncan cannot be sure that their existing cash and investment resources will be adequate or that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to RightSide, Duncan or the Company.  Having insufficient funds may require RightSide and Duncan to delay, scale back or eliminate some or all of their operations. Failure to obtain adequate financing also may adversely affect RightSide and Duncan’s ability to operate as a going concern.  If RightSide and Duncan raise additional funds from the issuance of equity securities by the Company, substantial dilution to existing stockholders of the Company could result.  If RightSide and Duncan raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the ability to operate its business.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. The statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact the adoption of SFAS 157 will have on the consolidated financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 does not eliminate disclosure requirements of other accounting standards, including fair value measurement disclosures in SFAS 157. This standard is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. We are currently evaluating the impact the adoption of SFAS 159 will have on our consolidated financial statements.

In December 2007, the FASB issued SFAS 141(R), Business Combinations. The statement establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed and any noncontrolling interest in an acquisition, at their fair value as of the acquisition date. This standard is effective for annual reporting periods beginning after December 15, 2008. We are currently reviewing the pronouncement to determine its effects on business acquisitions we may make in the future.

Quantitative and Qualitative Disclosures About Market Risk

The primary objective of RightSide’s and Duncan’s investment activities is to preserve their capital for the purpose of funding operations, while at the same time maximizing the income RightSide and Duncan receive from their investments without significantly increasing risk.  RightSide and Duncan’s cash and investments at September 30, 2007 consisted primarily of cash in bank accounts. Neither RightSide nor Duncan has engaged in hedging activities or other derivative transactions.

SECURITY OWNERSHIP OF CERTAIN
STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Company Common Stock as the Closing Date by (i) each person who, to our knowledge, owns more than 5% of the Company Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power. Shares of Company Common Stock and RightSide Convertible Notes convertible within 60 days of the Closing Date are deemed outstanding for computing the share ownership and percentage of the person holding such Convertible Notes and RightSide Convertible Notes, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise indicated, the address of all owners listed below is c/o Morlex, Inc., 420 Lexington Avenue, Suite 450, New York, New York 10022.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percentage of Class
Michael Crow (1)	2,766,499		13.8011
Richard Berman	2,602,140		13.2286
DCI Master LDC	2,097,000		10.6606
Alex Clug, as Trustee of the Crow 2001 Children’s Trust (2)	1,884,628		9.4018
MW Crow Family LP	1,395,342	(3)	6.9609	(3)
Drake Investments, Ltd.	1,290,638		6.4385
Nick Hensgen	0		0
Kevin Crow	0		0
Richard Keyes	0		0
Gianluca Cicogna	0		0
E. Chadwick Mooney	0		0
All officers and directors as a group (6 persons)	2,602,140		13.2286

(1)
Michael Crow is (i) the general partner of MW Crow Family LP, (ii) a principal of Aberdeen Holdings, Ltd. and (ii) the husband of Trevor Crow. By reason of such relationships, Mr. Crow may be deemed to share dispositive and/or voting control over the securities beneficially owned by each of MW Crow Family LP, Aberdeen Holdings, Ltd and Trevor Crow. As a result, Mr. Crow may be deemed to be a beneficial owner of such securities, which include 1,395,342 shares held by MW Crow Family LP, 850,000 shares held by Aberdeen Holdings, Ltd and 71,157 shares held by Trevor Crow, all of which are included in the 2,766,499 shares reported to be beneficially owned by Michael Crow.

(2)
Alex Clug serves as the trustee, and therefore has voting and/or dispositive control over the securities beneficially owned by, each of Crow 2001 Children’s Trust FBO Michelle Crow, Crow 2001 Children’s Trust FBO Spencer Crow, Crow 2001 Children’s Trust FBO Olivia Crow and Crow 2001 Children’s Trust FBO Duncan Crow, which each beneficially own 471,157 shares of Company Common Stock. Therefore, by reason of each such trust’s relationship to Mr. Clug, Mr. Clug may be deemed to beneficially own a total of 1,884,628 shares of Company Common Stock.

(3)	The shares owned by MW Crow Family LP are also included in those shares deemed beneficially owned by Mr. Crow, as set forth in Footnote (1) above.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

As of the Closing Date, our prior directors and officers resigned. The following table sets forth certain information, as of the date of this report, with respect to our directors and executive officers appointed as of the Closing Date.

Name	Position with the Company	Age	Date Appointed
Richard Berman	Chief Executive Officer, Director	65	February 14, 2008
Nick Hensgen	Vice President	37	February 14, 2008
Kevin Crow	Vice President	46	February 14, 2008
Richard Keyes	Director	55	February 14, 2008
Gianluca Cicogna	Director	44	February 14, 2008
E. Chadwick Mooney	Director	56	February 14, 2008

Business Experience

The following is a summary of the education and business experience during at least the past five years of each of the directors and executive officers of the Company:

Richard Berman is our Chief Executive Officer and a member of the Board. Mr. Berman is also acting as an organizer in connection with the Transactions. Mr. Berman has served as the Vice Chairman and director of Duncan Media Group, Inc. since January 2007. Mr. Berman’s business career spans over 35 years of venture capital, management and merger & acquisitions experience. In the last five years, he has served as a director and/or officer of about a dozen public and private companies. Mr. Berman is currently CEO of Nexmed, a small public biotech company; Chairman of National Investment Managers, a public company in pension administration and investment management; and Chairman of Secure Fortress Technology Systems (homeland security). He is a director of eight public companies: Dyadic International, Inc., Broadcaster, Inc., Easylink Services International, Inc., NexMed, Inc., National Investment Managers Advaxis, Inc., NeoStem, Inc. and Secure Fortress Technology Systems. From 1998-2000, he was employed by Internet Commerce Corporation as Chairman and CEO. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the Mergers & Acquisitions and Leveraged Buyout Departments; created the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide (NYSE); helped create what is now Soho (NYC) by helping to create five buildings, and advised on over $4 billion of M&A transactions. He is a past Director of the NYU Stern School of Business where he obtained his Bachelor of Science and Masters in Business Administration. Mr. Berman also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Nick Hensgen is a Vice President. Mr. Hensgen has been the President and General Manager of Superfly since December 2006.  Prior to leaving to join as President of Superfly and since November 2001, Mr. Hensgen was Vice President of Risk Management at ResCare, where he was responsible for managing all aspects of the company’s $37 million risk and insurance budget. In this role, Mr. Hensgen structured risk financing programs, directed analysis of risk exposures and oversaw appropriate risk control and safety programs. From August 1997 to November 2001, he was Manager of Risk Finance and Risk Information Systems at Yum! Brands, where he developed Yum!’s Global Risk and Insurance Program, oversaw Yum!’s Captive Insurance Company and managed a staff of risk analysts and property specialists responsible for analyzing data for key risk exposures and trends. Mr. Hensgen has also been an active minority shareholder in the entity proposed to be acquired in the Proposed Transactions since January 2005 and helped the founder of such entity formulate the opportunity and develop its strategy. Mr. Hensgen has a Bachelor of Science in Operations Management from Indiana University School of Business and a Masters of Business Administration from Indiana University Southeast.

Kevin Crow is a Vice President and is the brother of Mr. Michael Crow, an organizer of the Company. Kevin Crow has been a Vice President of RightSide since December 1, 2006. From May 2006 through November 2006, Mr. Crow was a Managing Director at Duncan Capital Partners, responsible for new investment opportunities, including Internet related businesses. From June 2004 through April 2006, Mr. Crow was the President of Diversified Corporate Solutions, which provided business solutions for new companies. From October 2000 through May 2004, he was the Chief Operating Officer of Women’s United Soccer Association where he served a dual role in managing the daily business affairs of the league office, including an annual budget of $34 million and an in-house staff of 17, and directed responsibilities for eight team operations and over 300 employees. Prior to United Soccer, since February 1994, Mr. Crow was President of ZipDirect in San Diego, California, where he oversaw and managed all business operations during an expansive acquisition growth period. At the time, ZipDirect had revenues of $18 million and 350 employees. Mr. Crow was also a professional soccer player, playing on the U.S. National Team, and was a two-time Olympic Athlete between 1983 and 1992. Mr. Crow has a Bachelor of Science in Finance from San Diego State University.

Richard Keyes is a member of our Board of Directors. Mr. Keyes is the principal of Keyes Capital Group, a merchant banking company formed in 1993.  Keyes Capital has been involved in securitizations, debt restructuring and capital raising for various public and private companies.  Since May 2007, he has also been the Chief Executive Officer of Merus Solutions, Inc., a San Diego based customer relationship management software company.  In 1991 Mr. Keyes opened the West Coast mortgage securities trading office of Daiwa Securities and served as its Managing Director through 1993.  Mr. Keyes received his Masters in Business Administration from the University of Southern California and his Bachelor of Business Administration from the University of Iowa.

Gianluca Cicogna is a member of our Board of Directors.  Since 2006, Mr. Cicogna has served as a Managing Director at Milbank Roy and is partly responsible for the development of its asset management practice. Since 1994, Mr. Cicogna has also served as an advisor for Zannett Group, which engages in fund management, where he advised on the successful Zanett Lombardier hedge fund that invested in early stage public companies.  During 1986 through 1994, he co-founded Casco Track Limited, a boutique investment bank based in Hong Kong that represented clients in over $600 million of cross border Mergers & Acquisitions transactions.  While at Casco Track, Mr. Cicogna and his partners invested in telecoms transactions across Asia, including launching Cavite Cable Corporation, the first optic cable TV business in the Philippines.  Mr. Cicogna was a founding partner in Southern Farms, South Africa's premier table grape production and export company. Mr. Cicogna graduated from Buckingham University in Economics (with Honors).

E. Chadwick Mooney is a member of our Board of Directors. Since March 2006, Mr. Mooney has been the Chairman of Mooney Capital Advisors, which is engaged in money management. From September 2004 to March 2006, Mr. Mooney served as a director-investments of Wachovia Securities. Prior to that, since September 1990, Mr. Mooney acted as a director-investments of Smith Barney. Overall, Mr. Mooney has 30 years experience working for Wall Street companies of which 16 years were at Citigroup. Mr. Mooney’s business at Smith Barney, at its peak, grew to be the 8th largest practice, managing over $2 billion in assets. Mr. Mooney chaired the Smith Barney Director Advisory Group for 3 years. He worked very closely with Jamie Dimon, current Chairman and Chief Executive Officer of JP Morgan. Mr. Mooney was involved in the sale of U.S. Filter to Vivendi for $8.1 billion in cash. Since July of 2006, Mr. Mooney has served as the Chairman and Chief Executive Officer of Clear Choice Financial in Scottsdale, AZ and since October 2007, he has served as a Director for Next Image Medical in San Diego, CA. Mr. Mooney holds a Series 7 and 63 license.

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our Board of Directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

Organizer

Michael Crow has acted as an organizer in connection with the Transactions. Mr. Crow has been the President of DC Associates LLC, an investment advisor to its fund Duncan Capital Partners, as well as a financial and business advisory firm, since 2004.   Prior to founding Duncan Capital Partners LLC, Mr. Crow was a co-manager of Bridges & PIPES LP and co-founder of DC Opportunity Fund.  Mr. Crow was a principal investor in several private companies and served as President of Aberdeen Holdings Ltd, a private venture fund.  Mr. Crow also served as a Senior Vice President of Security Pacific Corporation and Deputy to the Vice Chairman of Security Pacific Corporation.  His senior-management responsibilities included operations in consumer finance, leasing, securities brokerage and asset management, asset-based lending, insurance, venture capital and merchant banking. Mr. Crow was the Senior Vice President and Chief Financial Officer of Security Pacific International, the holding company for the bank's international corporate subsidiaries.  Mr. Crow started his career at Price Waterhouse as a senior management consultant and Certified Public Accountant with the International Department in San Francisco and in Amsterdam, The Netherlands. Mr. Crow holds a Bachelor of Science in Accounting from San Diego State University, and is a graduate of Harvard Business School’s three-year Owner President Manager program. He is a past member of the Young Presidents Organization and serves on several private and non-profit Boards, including New York University’s Hospital for Joint Disease.  In 1998, Mr. Crow voluntarily signed a consent decree with the Securities and Exchange Commission and agreed not to be an officer or director of a public company or practice as an accountant before the Securities and Exchange Commission. On May 15, 2007, the Securities and Exchange Commission filed a civil action against Mr. Crow and others alleging that in 2004 Mr. Crow purportedly exercised control over an openly affiliated broker-dealer which failed to make regulatory filings disclosing his involvement.  The Securities and Exchange Commission seeks injunctive relief, disgorgement and monetary penalties.  Mr. Crow has informed the Company that he disputes the allegations and that he will vigorously defend his position.

Code of Ethics

Following the Merger Transactions, our new Board of Directors will adopt a written code of ethics. We believe that the code of ethics will be reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Board Committees

We presently have no board committees. We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges at such time, if ever, we become subject to such requirements. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, we expect to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination, the full board will undertake the duties of the audit committee, compensation committee and nominating committee. Richard Keyes will serve as an audit committee chairman, once an audit committee is put in place.

Board Independence

We believe that Messrs. Keyes, Cicogna and Mooney are independent directors as that term is defined under Rule 4200(a) (15) of the Nasdaq Marketplace Rules, even though such definition does not currently apply to us, because we are not listed on Nasdaq.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth compensation received by our three executive officers during the calendar years ended December 31, 2007 and 2006 pursuant to employment agreements that each had with either Duncan or Superfly. Prior to the Closing Date, none of these individuals received any compensation from either us, RHI Merger Sub or DMG Merger Sub. The agreements these individuals had with Duncan or Superfly were terminated on the Closing Date and are expected to be replaced by employment agreements with us.

Name And Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Richard Berman, Chief Executive Officer and Director	2007	0	0	0	0
	2006	0	0	0	0
Nick Hensgen, Vice President	2007	$110,000	$42,513	0	$152,513
	2006	$9,000	$36,666	0	0
Kevin Crow, Vice President	2007	$114,000	$7,500	$20,133 (1)	$141,633
	2006	$9,500	0	0	$9,500

(1) Other compensation for Kevin Crow, 2007, consists of moving expenses of $20,133.

Information concerning compensation of our officers and directors prior to the Closing Date for the year ended December 31, 2006 is incorporated by reference to the Company’s Annual Report on Form 10-KSB, previously filed with the SEC on February 1, 2008.

Outstanding Equity Awards (Options) At Fiscal Year-End

Name	Stock Options Awards: Number of Shares of Stock Granted	Stock Options Awards: Number of Shares of Stock Vested as of December 31, 2007	Option Price Per Share
Kevin Crow	75,000 shares of Duncan	25,000	$0.01
	135,800 shares of RightSide	45,267	$0.01
Larry Fiore	180,000 shares of Duncan	60,000	$0.01
	325,920 shares of RightSide	108,640	$0.01
Richard Suttmeier	50,000 shares of RightSide	15,625	$0.01

Agreements With Officers and Directors

An employment agreement, which became effective upon the consummation of the Merger Transactions, between AAA and Richard J. Berman (the “Berman Employment Agreement”) will be assigned to and assumed by the Company promptly following the Closing Date. Under the Berman Employment Agreement, Mr. Berman agrees to serve as the Executive Chairman of the Company in San Diego, California for an initial term of two years. The Company agrees to pay Mr. Berman an annual base salary of $180,000, which may be increased annually by our Board of Directors. Mr. Berman will also receive an annual performance bonus in an amount determined by our Board of Directors. Mr. Berman is entitled to receive standard benefits of our senior management employees. We are obligated to grant a stock option for the right to purchase 250,000 shares of Company Common Stock to Mr. Berman within 90 days of the closing of the transactions contemplated by the AAA Stock Purchase Agreement. Mr. Berman is entitled to a seat on our Board of Directors during his term of employment with us. Mr. Berman agrees to enter into a Proprietary Interests and Inventions Agreement, an Arbitration Agreement and a Non-Competition/Non-Solicitation Agreement. In the event that Mr. Berman’s employment with the Company is terminated without cause or for good reason upon a change of control, then Mr. Berman’s non-competition obligations will be limited and he will be entitled to, among other things, a lump sum payment in an amount equal to the aggregate of twelve months of his then current base salary and two times (1) the greater of his performance bonus for the year of termination or (2) the largest bonus paid to him over the past three years and his options shall become fully vested and exercisable. If Mr. Berman’s employment is terminated voluntarily or for cause, then Mr. Berman shall not be entitled to the lump sum described above; however, his options will still become fully vested and exercisable. A copy of the Berman Employment Agreement is filed as Exhibit 10.1 to this Current Report.

Compensation of Directors

On and after the Closing Date, our directors will receive cash compensation in the amount of $1,000 per Board meeting, and they are reimbursed for travel expenses incurred in connection with their attendance. In addition, directors will be entitled to receive annual grants of stock options. Upon the formation of an audit committee, our audit committee chairman will be compensated an additional $3,000 per month.

Prior to the Closing Date, none of our three non-employee directors received any compensation from any of us, RHI Merger Sub or DMG Merger Sub.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RightSide was a party to two advisory agreements (collectively, the “RightSide Advisory Agreement”) with affiliated entities: (i) an Advisory Agreement, dated June 7, 2006, between RightSide and Duncan Capital Group LLC, whereby Duncan Capital Group agreed to serve as a financial consultant to RightSide on a non-exclusive basis in connection with arranging any equity or debt financings, mergers or acquisitions, or with respect to any other financial matter of RightSide in exchange for payment of fees as set forth therein, and (ii) an Advisory Agreement, dated June 9, 2006, between RightSide and DC Associates LLC, whereby Duncan Capital Group agreed to serve as a financial consultant to RightSide on a non-exclusive basis in connection with arranging any equity or debt financings, mergers or acquisitions, or with respect to any other financial matter of RightSide in exchange for payment of fees as set forth therein. Such RightSide Advisory Agreements were terminated by RightSide on the Closing Date.

In 2007, RightSide leased office space from DC Associates, LLC in exchange for rental payments of $2,500 per month.

DC Associates, LLC and Duncan Capital Group are owned by MW Crow Family LP, a former shareholder of RightSide and Duncan and a shareholder of the Company.

DESCRIPTION OF SECURITIES

Capital Stock

Our Articles of Incorporation authorize the issuance of 1 billion (1,000,000,000) shares of common stock, $.001 par value per share. We do not have any authorized preferred stock. As of the Closing Date, there were 20,045,985 shares of Company Common Stock issued and outstanding. As of the Closing Date, there were slightly more than 300 holders of record of Company Common Stock.

Description of Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of our shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all distributions that our Board or Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Holders of our common stock have no pre-emptive rights, conversion rights, and there are no redemption provisions applicable to our common stock.

Description of Convertible Notes

As of the Closing Date, RightSide had $834,508.50 of Promissory Notes issued and outstanding and held by the former shareholders of RightSide (the “RightSide Notes”). Of the RightSide Notes, $417,254 are Convertible Promissory Notes (the “Convertible RightSide Notes”). Following consummation of the Merger Transactions, some of the Convertible RightSide Notes may become convertible into Company Common Stock. As of the Closing Date, such Convertible RightSide Notes would have been convertible into up to 579,157 shares of Company Common Stock, representing approximately 2.8% of the Company Common Stock on an as-converted basis. Certain of the RightSide Notes are past due.

Registration Rights

On the Closing Date, we entered into the Registration Rights Agreement with certain of the original holders of Company Common Stock and certain of the persons who received Company Common Stock in the Merger Transactions and Acquisition Transaction. We intend that the investors in the Private Placement will become parties to the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, we granted piggyback registration rights to such investors for a period of one year following the Closing Date, such that, in the event that we file a registration statement covering Company Common Stock we would be obligated to include their shares of Company Common Stock (or shares of Company Common Stock issuable upon the conversion of the Convertible Notes) in the registration statement, subject to cutback provisions contained in the Registration Rights Agreement. We have also granted the investors in the Private Placement one demand registration right. If we have not registered the shares for resale within one year after the Closing Date, the other stockholders, including the original holders of Company Common Stock immediately prior to the Closing Date and those persons who received Company Common Stock in the Merger Transactions and Acquisition Transaction, will also have one demand registration right. A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report.

Transfer Agent

Our transfer agent is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Market for Company Common Stock

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “MORX.” On February 13, 2008, our closing bid price was $0.27 per share. As of February 13, 2008, the last reported trade of Morlex Common Stock occurred on December 26, 2007 at a price of $0.27 per share.

Distributions

Prior to the declaration and payment of the Cash Distribution in connection with the Merger Transactions, we had never declared or paid any cash distributions with respect to Company Common Stock. Future payment of distributions is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay distributions on Company Common Stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash distributions on Company Common Stock.

LEGAL PROCEEDINGS

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business or financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

On the Closing Date, the Company issued an aggregate of 18,390,825 shares of Company Common Stock in connection with the Merger Transactions and the Acquisition Transaction. The issuance of shares of Company Common Stock to the prior owners of Duncan, RightSide and AAA in connection with the Merger Transactions and Acquisition Transaction was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. As a result, such shares of Company Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Colorado Law

Title 7 of the Colorado Revised Statutes, as amended from time to time, provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such actions, and the applicable statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The applicable statute provides that it is not exclusive of other indemnification that may be granted by a corporation's articles of incorporation, by-laws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Colorado Revised Statutes permit a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Bylaws

We intend to amend our Bylaws to provide for indemnification of our officers, directors, employees and other agents to the fullest extent permitted by Colorado law. We also intend to take out a directors and officers liability insurance policy.

Articles of Incorporation

Our Articles of Incorporation provide a limitation of liability in that our directors and officers shall be indemnified against personal liability to us or any of our shareholders for damages for breach of fiduciary duty as director or officer, involving any act or omission of any such director or officer, to the fullest extent allowed under Colorado law and the Company’s bylaws.

Indemnification Under The Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Colorado law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by our director, officer or controlling person in successful defense of any action, suit, or proceeding) is asserted by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

See Item 9.01(d) below, which is incorporated by reference.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.01 Changes in Control of the Registrant

As a result of the Merger Transactions and Acquisition Transaction, the Company experienced a change in control, with the former owners of RightSide, Duncan and AAA acquiring control of the Company. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.06 Change in Shell Company Status

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference. As a result of the completion of the Merger Transactions, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated into this item by reference.

(a) Financial Statements of Business Acquired

In accordance with Item 9.01(a), financial statements are included with this Report beginning on Page F-1, as follows:

•	Unaudited consolidated financial statements of RightSide Holdings, Inc. for the nine months ended September 30, 2007 and 2006.

•	Audited consolidated financial statements of RightSide Holdings, Inc. for the year ended December 31, 2006.

•	Audited financial statements of 21st Century Publishing Corporation for the years ended December 31, 2006 and 2005.

•	Unaudited consolidated financial statements of Duncan Media Group, Inc. for the nine months ended September 30, 2007.

•	Audited consolidated financial statements of Duncan Media Group, Inc. for the period from November 21, 2006 (inception) to December 31, 2006.

•	Unaudited consolidated financial statements of Superfly Advertising, Inc. for the nine months ended September 30, 2007 and 2006.

•	Audited consolidated financial statements of Superfly Advertising, Inc. for the year ended December 31, 2006 and the period from December 31, 2005 (inception) to December 31, 2006.

(b) Pro forma financial information

In accordance with Item 9.01(b), unaudited pro forma consolidated financial statements are included with the Report beginning on Page F-111, as follows:

•	Unaudited condensed combined Pro Forma Financial Statements of Morlex, Inc., RightSide Holdings, Inc. and Duncan Media Group, Inc. for the nine months ended September 30, 2007.

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 7, 2008, by and among the Registrant, RightSide Holdings, Inc. and RHI Merger Sub, Inc.*

2.2	Agreement and Plan of Merger, dated February 7, 2008, by and among the Registrant, Duncan Media Group, Inc. and DMG Merger Sub, Inc.**

2.3	Stock Purchase Agreement, dated February 14, 2008, by and among the Registrant, All Ad Acquisition, Inc. and certain other parties thereto.

2.4(b)	Stock Purchase Agreement, dated November 14, 2007, by and among All Ad Acquisition, Inc., Iakona, Inc. and Jason Kulpa.

2.4(b)	Amendment to Stock Purchase Agreement, dated January 11, 2008, by and among All Ad Acquisition Inc., Iakona, Inc. and Jason Kulpa.

4.1	Registration Rights Agreement, dated February 14, 2008, by and among the Registrant and certain other parties thereto.

10.1	Employment Agreement, dated February 7, 2008, by and between All Ad Acquisition Inc. and Richard J. Berman.

17.1	Letter of Resignation as a director and officer of the Registrant, dated February 14, 2008, submitted by Michael Miller.

17.2	Letter of Resignation as a director of the Registrant, dated February 14, 2008, submitted by Jeanne Baer.

17.3	Letter of Resignation as a director of the Registrant, dated February 14, 2008, submitted by Michelle Kaplan.

23.1	Consent of Peterson Sullivan PLLC, dated February 14, 2008.

*	Incorporated by reference to Ex. 2.1 to the Report on Form 8-K, previously filed with the SEC on February 11, 2008.

**	Incorporated by reference to Ex. 2.2 to the Report on Form 8-K, previously filed with the SEC on February 11, 2008.

MORLEX, INC.

FINANCIAL STATEMENTS

C O N T E N T S

Unaudited consolidated financial statements of RightSide Holdings, Inc. for the nine months ended September 30, 2007 and 2006.	F-1

Audited consolidated financial statements of RightSide Holdings, Inc. as of December 31, 2006, and for the period from May 5, 2006 to December 31, 2006.	F-19

Audited financial statements of 21st Century Publishing Corporation for the years ended December 31, 2006 and 2005.	F-39

Unaudited consolidated financial statements of Duncan Media Group, Inc. for the nine months ended September 30, 2007.	F-50

Audited consolidated financial statements of Duncan Media Group, Inc. as of December 31, 2006, and for the period from November 21, 2006 to December 31, 2006.	F-61

Unaudited consolidated financial statements of Superfly Advertising, Inc. for the nine months ended September 30, 2007 and 2006.	F-72

Audited consolidated financial statements of Superfly Advertising, Inc. as of and for the years ended December 31, 2006 and December 31, 2005.	F-89

Pro Forma Financial Statements	F-111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: February 14, 2008	By:	/s/ Richard Berman
Name: Richard Berman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 7, 2008, by and among the Registrant, RightSide Holdings, Inc. and RHI Merger Sub, Inc.*

2.2	Agreement and Plan of Merger, dated February 7, 2008, by and among the Registrant, Duncan Media Group, Inc. and DMG Merger Sub, Inc.**

2.3	Stock Purchase Agreement, dated February 14, 2008, by and among the Registrant, All Ad Acquisition, Inc. and certain other parties thereto.

2.4(b)	Stock Purchase Agreement, dated November 14, 2007, by and among All Ad Acquisition, Inc., Iakona, Inc. and Jason Kulpa.

2.4(b)	Amendment to Stock Purchase Agreement, dated January 11, 2008, by and among All Ad Acquisition Inc., Iakona, Inc. and Jason Kulpa.

4.1	Registration Rights Agreement, dated February 14, 2008, by and among the Registrant and certain other parties thereto.

10.1	Employment Agreement, dated February 7, 2008, by and between All Ad Acquisition Inc. and Richard J. Berman.

17.1	Letter of Resignation as a director and officer of the Registrant, dated February 14, 2008, submitted by Michael Miller.

17.2	Letter of Resignation as a director of the Registrant, dated February 14, 2008, submitted by Jeanne Baer.

17.3	Letter of Resignation as a director of the Registrant, dated February 14, 2008, submitted by Michelle Kaplan.

23.1	Consent of Peterson Sullivan PLLC, dated February 14, 2008.

*	Incorporated by reference to Ex. 2.1 to the Report on Form 8-K, previously filed with the SEC on February 11, 2008.

**	Incorporated by reference to Ex. 2.2 to the Report on Form 8-K, previously filed with the SEC on February 11, 2008.

RIGHTSIDE HOLDINGS, INC.

FINANCIAL REPORT
(A Review)

SEPTEMBER 30, 2007 AND 2006

CONTENTS

Page

ACCOUNTANTS' REVIEW REPORT	F-3

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	F-4
CONSOLIDATED STATEMENTS OF OPERATIONS	F-5
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY	F-6
CONSOLIDATED STATEMENT OF CASH FLOWS	F-7 and F-8
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-9 - F-18

ACCOUNTANTS' REVIEW REPORT

To the Board of Directors
RightSide Holdings, Inc.
Roseville, California

We have reviewed the accompanying consolidated balance sheets of RightSide Holdings, Inc. and Subsidiaries as of September 30, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity, and cash flows for the nine-month period ended September 30, 2007, and the period from May 6, 2006 (date of inception), to September 30, 2006, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of RightSide Holdings, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN PLLC
January 28, 2008

RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
(See Accountants' Review Report)
September 30, 2007 and 2006
ASSETS	2007	2006
Current Assets
Cash	$277,755	$202,744
Card service reserves	37,168	37,094
Accounts receivable	54,701	15,100
Prepaid expenses	17,750	25,000
Prepaid interest	212,500	-
Income taxes receivable	82,387	-
Other current assets	61,109	-
Total current assets	743,370	279,938

Property and Equipment, net of accumulated
depreciation of $132,507 in 2007 and $26,319 in 2006	398,158	502,175

Other Assets
Goodwill	4,290,426	3,505,386
Amortizable intangible assets, net of accumulated amortization of
$207,935 in 2007 and $28,856 in 2006	869,432	317,411
Non-amortizable intangible assets	154,191	-
Deposits	62,894	4,894
	5,376,943	3,827,691
	$6,518,471	$4,609,804
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$290,774	$285,771
Interest payable	28,583	30,214
Dividend payable	200,833	-
Deferred revenue	798,435	359,979
Short-term notes payable - related parties	1,362,841	231,867
Current portion of long-term debt	635,887	402,090
Total current liabilities	3,317,353	1,309,921
Long-Term Debt, net of current portion	544,333	947,910
Total liabilities	3,861,686	2,257,831
Stockholders' Equity
Preferred stock (liquidation preference of $286,000,000)	5,720	5,400
Common stock	20,012	14,133
Additional paid-in capital	3,634,268	2,680,467
Retained earnings (deficit)	(1,003,215)	(348,027)
Total stockholders' equity	2,656,785	2,351,973
	$6,518,471	$4,609,804

See Notes to Consolidated Financial Statements

RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(See Accountants' Review Report)
For the Nine-Month Period Ended September 30, 2007
And the Period from May 6, 2006 (Inception), to September 30, 2006

	2007	2006
Revenues
Subscription, net	$1,437,200	$563,042
Advertising	29,108	24,923
List rental	571,038	72,500
Research	15,585	6,747
Total revenues	2,052,931	667,212

Operating expenses
Management fees	350,000	290,000
Consulting fees	469,096	135,217
Payroll	334,897	119,778
Marketing / advertising	296,993	120,875
Professional fees	89,541	102,820
Amortization	150,224	28,856
Depreciation	79,870	26,319
Contributors	97,528	24,556
Merchant fees	54,551	18,999
Rent	32,150	19,141
Postage	21,343	2,880
Travel and entertainment	20,325	14,589
Technology	75,162	14,988
Payroll tax	27,050	11,242
Insurance	20,083	10,022
Telephone	10,050	5,423
Other	31,181	9,320
Total operating expenses	2,160,044	955,025
Loss from operations	(107,113)	(287,813)
Interest expense	139,396	30,214
Loss before non-controlling interest in
income of consolidated subsidiary	(246,509)	(318,027)
Non-controlling interest in income of
consolidated subsidiary	(203,369)	(30,000)
Net loss	$(449,878)	$(348,027)

See Notes to Consolidated Financial Statements

RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(See Accountants' Review Report)
For the Nine-Month Period Ended September 30, 2007
And the Period from May 6, 2006 (Inception), to September 30, 2006

			Additional	Retained
	Preferred	Common	Paid-in	Earnings
	Stock	Stock	Capital	(Deficit)	Total
Balances, May 6, 2006	$-	$-	$-	$-	$-
Issuances of stock as part of incorporation	5,400	14,133	2,680,467		2,700,000
Net loss for the period from May 6, 2006,
to September 30, 2006				(348,027)	(348,027)
Balances, September 30, 2006	$5,400	$14,133	$2,680,467	$(348,027)	$2,351,973
Balances, January 1, 2007	$5,720	$18,107	$2,836,173	$(553,337)	$2,306,663
Issuance of shares for prepayment of interest		714	299,286		300,000
Issuance of shares for acquisition of assets		1,191	498,809		500,000
Net loss for the nine-month period ended
September 30, 2007				(449,878)	(449,878)
Balances, September 30, 2007	$5,720	$20,012	$3,634,268	$(1,003,215)	$2,656,785

See Notes to Consolidated Financial Statements

RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(See Accountants' Review Report)
For the Nine-Month Period Ended September 30, 2007
And the Period from May 6, 2006 (Inception), to September 30, 2006

	2007	2006
Cash Flows From Operating Activities
Net loss	$(449,878)	$(348,027)
Adjustments to reconcile net loss to net
cash flows from operating activities
Amortization of intangible assets	150,224	28,856
Depreciation of property and equipment	79,870	26,319
Amortization of prepaid interest	87,500	-
Non-controlling interest in income of consolidated subsidiary	203,369	30,000
Changes in operating assets and liabilities,
net of effects of acquisitions
Card service reserves	95,991	(37,094)
Accounts receivable	(18,775)	7,456
Income tax refund receivable	(82,387)	-
Prepaid expense	(7,750)	(25,000)
Deposits	(58,600)	-
Other assets	(61,109)	-
Accounts payable and accrued expenses	101,796	23,132
Interest payable	(26,449)	30,214
Deferred revenue	(54,919)	(112,980)
Net cash flows from operating activities	(41,117)	(377,124)
Cash Flows From Investing Activity
Acquisition of subsidiaries, net of cash acquired
of $374,507	-	(2,115,132)
Acquisition of business assets of 21st Century	(700,000)	-
Purchase of equipment	(12,172)	-
Net cash flows form investing activities	(712,172)	(2,115,132)
Cash Flows From Financing Activities
Proceeds from stock issuances	-	2,700,000
Proceeds from short-term notes payable - related parties	1,245,000	50,000
Payment on short-term notes payable - related parties	(89,026)	(25,000)
Payment on long-term debt	(234,780)
Distribution of non-controlling interest in income
of consolidated subsidiary	(203,369)	(30,000)
Net cash flows from financing activities	717,825	2,695,000
Increase (decrease) in cash	(35,464)	202,744
Cash at beginning of period	313,219	-
Cash at end of period	$277,755	$202,744
Cash paid for interest	$53,527	$-
Cash paid for income taxes	$82,387	$-

See Notes to Consolidated Financial Statements

RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(See Accountants' Review Report)
For the Nine-Month Period Ended September 30, 2007
And the Period from May 6, 2006 (Inception), to September 30, 2006
(Continued)

	2007	2006
Noncash investing and financing activities:
Acquisition of subsidiaries financed with debt	$-	$1,556,867
Debt issued for purchase of intangible assets	$65,000	$-
Common stock issued for acquisition of assets	$500,000	$-
Common stock issued for prepayment of interest	$300,000	$-

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Policies

Nature of Operations
RightSide Holdings, Inc. ("RSH") was organized on May 6, 2006, to acquire three companies that provide financial newsletters to subscribers over the internet. RSH acquired these three companies in June 2006 (see Note 3 for more information). In addition, the three companies charge for advertising on their websites and receive fees for renting customer lists.

In June 2007, RSH acquired substantially all business assets owned by an unrelated party, 21st Century Investors Publishing Corporation ("21st Century") in a transaction more fully described in Note 4. 21st Century provided the similar services as the Company's subsidiaries, which are described above. The assets of 21st Century were merged into those of RSH.

Some of the shareholders of RSH are related to other entities in the newsletter and list rental business conducted via the internet. While there have not been significant transactions between RSH (and its subsidiaries) and these other entities, results of operations could be affected by these relationships.

Principles of Consolidation
The consolidated financial statements include the accounts of RSH and the three wholly-owned subsidiaries it acquired: RightSide Advisors, Inc. ("RSA"), Hot Stix, Inc. ("HS"), and Black Box Investing, Inc. ("BB"). RSA also owns a 50% interest in an entity called Option Investor, LLC ("OI"). Due to the level of control that RSH has (through RSA), OI is consolidated into these financial statements. OI's income (and equity) is distributed to the owners each quarter, so there is no non-controlling interest presented on the balance sheets. (See Note 2 for additional information.) HS owns a 99% interest in an entity called Synergy Trader LLC ("Synergy"). The other one-percent ownership is considered insignificant. Collectively, these various entities are referred to as "the Company". All material intercompany accounts and transactions have been eliminated in consolidation.

Cash
The Company maintains its cash balances in financial institutions. At various times, the Company's cash balances exceeded the Federal Deposit Insurance Corporation coverage of $100,000.

Card Service Reserves
These reserves represent cash deposits on account with various credit card servicers. These credit card servicers process a significant percentage of the Company's sales transactions.

Accounts Receivable
Accounts receivable include outstanding deposits due from credit card transactions (and are due from credit card servicers) and amounts due directly from customers. Accounts receivable are stated at their net realizable value and are due within thirty days of billing. Based on historical collections, management believes the accounts are fully collectible. Accordingly, no allowance has been established at September 30, 2007 and 2006. Accounts receivable are generally unsecured and do not bear interest.

Prepaid Interest
As discussed in Note 6, the Company borrowed $1,000,000 as a short-term loan from a shareholder (and Chairman of the Board of Directors). Under the terms of this note, the Company agreed to pay $300,000 of interest in advance upon receipt of the loan proceeds. The Company issued common stock to pay for the interest, and the expense is being amortized over one year (the original loan term).

Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Property and equipment is reviewed at least annually for possible impairment (none was necessary in the periods ended September 30, 2007 and 2006). The Company provides for depreciation as follows:

Estimated
Assets	Useful Lives	Method
Computer software	3years	Straight-line
Office and computer equipment	5years	Straight-line
Furniture and fixtures	7years	Straight-line

Goodwill
In May 2006, as part of the purchase of the four companies described earlier, the Company acquired $3,505,386 of goodwill. Also, in June 2007, the Company acquired $785,040 of goodwill as a result of the purchase of the business assets owned by 21st Century as described earlier. Management reviews goodwill at least annually (but more often if circumstances indicate an impairment) for indicators of impairment. No impairment was considered necessary during the period ended September 30, 2007 or 2006.

Intangibles
Intangibles are stated at cost less accumulated amortization. At September 30, 2007, amortizable intangible assets consisted of the following:

		Accumulated	Net Book	Estimated
Assets	Cost	Amortization	Value	Useful Lives	Method
Customer lists	$599,976	$158,870	$441,106	3 - 4 years	Straight-line
Domains	276,244	37,331	238,913	3 - 4 years	Straight-line
Non-Compete
Agreement	201,147	11,734	189,413	3 - 5 years	Straight-line
	$1,077,367	$207,935	$869,432

At September 30, 2007, the Company also has an intangible asset (trade names) that has an indefinite life and is therefore not subject to amortization.

At September 30, 2006, amortizable intangible assets consisted of the following:

		Accumulated	Net Book	Estimated
Assets	Cost	Amortization	Value	Useful Lives	Method
Customer Lists	$296,267	$24,689	$271,578	3 years	Straight-line
Domains	50,000	4,137	45,833	3 years	Straight-line
	$346,267	$28,856	$317,411

Intangibles are tested for impairment (none was necessary in the periods ended September 30, 2007 and 2006) at least annually (but more often if circumstances indicate an impairment). Amortization expense for the nine-month period ended September 30, 2007, and the period ended September 30, 2006, was $150,224 and 28,856, respectively. Amortization expense is expected to amount to the following totals for the years ending September 30:

2008	$294,390
2009	265,534
2010	160,218
2011	120,793
2012	28,497
$869,432

Deferred Revenue/Revenue Recognition
Deferred revenue represents funds the Company has received in advance of providing advertising services on its website or for subscriptions where the term of the subscription extends past the end of the period. Advertising revenue is recognized when the advertisement is posted. Subscription revenue is recognized over the term of the subscription agreements on the straight-line basis.

Advertising Costs
The Company incurs advertising costs to obtain customer names and generate mailings. These advertising costs are expensed as incurred. Payments to two and three vendors represented 39% and 49% of the advertising costs for the nine-month period ended September 30, 2007, and the period ended September 30, 2006, respectively.

Income Taxes
Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from the estimated amounts.

Note 2. Option Investors, LLC

As described in Note 1, the Company owns a 50% interest in OI. Profits are distributed to the LLC members of OI based on an operating agreement dated August 22, 2004. The income due to the other 50% owner under the operating agreement is distributed quarterly based on certain percentages of net subscription revenue from existing customers as of August 2004, and certain percentages of net subscription revenue from new customers after this date, minus certain costs described in OI's operating agreement. Distributions to the other owner are not required at the earlier of total distributions reaching $1,590,000 or September 1, 2009. During the nine-month period ended September 30, 2007, a total of $203,369 of distributions were made to the other owner. During the period from May 6, 2006, to September 30, 2006, the total distribution made to the other owner was $30,000.

Note 3. Acquisition of Subsidiaries

In June 2006, RSH acquired the three companies (and their subsidiaries) described earlier. The acquisition was financed by capital raised from the sale of stock and notes issued to the sellers. The acquisition is part of the Company's plan to expand into the financial newsletter and list rental business, all conducted via the internet. The activities of the acquired companies have been included in these financial statements since the acquisition date. The following is a summary of the fair values of assets acquired and liabilities assumed.

Assets acquired
Cash	$374,507
Other current assets	22,557
Property and equipment	128,493
Software	400,000
Customer lists	296,267
Domains	50,000
Other noncurrent assets	4,894
1,276,718
Liabilities assumed
Deferred revenue	(472,959)
Other current liabilities	(262,639)
Fair value of net assets acquired	$541,120

The purchase price amounted to $4,046,506 (in addition to the liabilities assumed above) and was paid with $2,489,639 in cash and $1,556,867 in debt issued. The difference between the purchase price and the fair value of the net assets acquired was $3,505,386 and has been recognized as goodwill.

Note 4. Purchase of Business Assets from 21st Century

In June 2007, RSH purchased substantially all of the assets of 21st Century, a company with operations similar to RSH. The acquisition is part of the Company's plan to expand into the financial newsletter and list rental business, all conducted via the internet. The activities of 21st Century have been included in these financial statements since the acquisition date. The following is a summary of the fair values of the assets acquired and the liabilities assumed.

Assets acquired
Customer lists	$228,709
Domains	226,244
Non-Compete Agreements	201,147
Trade Names	154,191
810,291
Liabilities assumed
Deferred subscription revenue	(395,331)
Fair value of net assets acquired	$414,960

The purchase price amounted to $1,200,000 (in addition to the liabilities assumed above) and was paid with $700,000 of cash and $500,000 in common stock issued by the Company (representing 1,190,476 shares). The difference between the purchase price and the fair value of the net assets acquired was $785,040 and has been recognized as goodwill.

Note 5. Property and Equipment

Details of property and equipment at September 30 are as follows:

	2007	2006
Computer software	$400,000	$400,000
Office computer and equipment	126,463	121,055
Furniture and fixtures	4,202	7,439
	530,665	528,494
Less accumulated depreciation	(132,507)	(26,319)
	$398,158	$502,175

Depreciation expense was $79,870 and $26,319 during the nine-month period ended September 30, 2007, and the period ended September 30, 2006, respectively.

Note 6. Related Party Transactions

Short-Term Notes Payable - Related Parties

	2007	2006
Short-term promissory note payable to a shareholder/Chairman of the Board of Directors. The note bears interest at a rate of 30% and is due in June 2008. If paid early, interest is still calculated as if the note had been outstanding for one full year. See additional discussion below.	$1,000,000	$-

Short-term promissory notes payable to four shareholders. The notes bear interest at a rate of 12% which is payable monthly. Due on demand. Convertible to common stock of the Company at a 20% discount from the value determined by the Company's board of directors.	125,000

Short-term promissory notes payable to two shareholders. The notes bear interest at a rate of 12% which is payable monthly. Due on demand. One of the notes (for $60,000) payable to a shareholder/Chairman of the Board of Directors is convertible to common stock of the Company at a 30% discount from the value determined by the Company's board of directors.	120,000

Note payable to a shareholder's family partnership. The note bears interest at a rate of 12% which is payable monthly. Due on demand. Convertible to common stock of the Company at a 20% discount from the value determined by the Company's board of directors.	25,000	25,000

Notes payable to three shareholders, former owners of the subsidiaries acquired in June 2006. The notes are non-interest bearing and due on demand.	92,841	206,867
	$1,362,841	$231,867

Regarding the $1,000,000 note, interest on this note is payable in shares of common stock of the Company. The Company issued 714,825 shares of common stock and recorded the issuance (valued at $300,000) as prepaid interest. This amount is being amortized over one year, the life of the note. As of September 30, 2007, the amortization of the prepaid interest was $87,500 and was recorded as interest expense. The note is senior in repayment rights to all notes of the Company and is collateralized by all assets of the Company including investments in subsidiaries.

Interest expense on related party debt was $132,738 during the nine-months ended September 30, 2007, and $30,213 during the period ended September 30, 2006. This includes interest from related party debt also discussed in Note 7.

The beneficial conversion feature associated with the discount on potential conversion of convertible debt is not considered material to these financial statements.

Other Related Party Transactions
The Company has a management agreement with affiliate companies owned by a shareholder in which the affiliates provide management advisory services to the Company. The Company incurred total advisory fees of $350,000 and $150,000 for the nine-month period ended September 30, 2007, and the period from May 6, 2006, to September 30, 2006, respectively. The 2006 amount was paid with company stock after the period ended September 30, 2006.

Note 7. Long-Term Debt

The following long-term debt was outstanding to related parties and others at September 30:

	2007	2006

Note payable to related parties in quarterly payments of $62,625, including interest at 5%, with notes maturing on September 30, 2009. The Company did not make all scheduled payments during 2007. However, all note payments are current as of October 2007.	$529,955	$675,000

Convertible notes payable to related parties in quarterly payments of $62,625, including interest at 5%, with notes maturing on September 30, 2009. These notes are convertible at the holder's sole discretion on a payment date to convert all or a portion of the outstanding principal to common stock in increments of not less than $20,000 at the greater of $0.31 per share or a conversion price as defined in the notes. The Company did not make all scheduled payments during 2007. However, all note payments are current as of October 2007.	585,265	675,000

Loan payable to unrelated party for use of subscriber and intellectual property, loan is non-interest bearing and payable in quarterly payments of $5,416, with the unpaid balance due in full on December 31, 2009. Loan payments can be accelerated depending on the amount of net revenue generated from the use of the subscriber and intellectual property.	65,000
	1,180,220	1,350,000
Less current portion	(635,887)	(402,090)
	$544,333	$947,910

Principal payments on long-term debt are due as follows for the years ending September 30:

2008	$635,887
2009	522,667
2010	21,666
$1,180,220

Note 8. Stockholders' Equity

The Company has 30,000,000 authorized shares of preferred stock (par value $0.001, liquidation preference of $50 per share), of which 5,720,000 and 5,400,000 shares are issued and outstanding at September 30, 2007 and 2006, respectively. The Company has designated 15,000,000 shares of the 30,000,000 shares as Series A 12% Cumulative Preferred Stock. The remaining 15,000,000 shares are undesignated. All outstanding preferred stock is Series A. Dividends on the Series A Preferred Stock shall be cumulative from the date of issuance and are fully participating. The accrued dividend of $200,833 and $0 was outstanding at September 30, 2007 and 2006, respectively.

The Company has 100,000,000 authorized shares of common stock (par value $0.001), of which 20,011,666 and 14,133,333 shares are issued and outstanding as of September 30, 2007 and 2006, respectively.

Note 9. Income Taxes

The Company files a consolidated income tax return which includes its four wholly-owned subsidiaries described in Note 1. Because the tax return is filed on the cash basis of accounting and because there are significant differences between financial statement reporting and income tax reporting for goodwill and other intangible assets, the financial statement income or loss can be significantly different than income or loss for tax purposes.

Based on losses for 2007 and 2006, there is no current or deferred tax provisions included in these financial statements. The Company has deferred tax assets (and to a lesser extent, deferred tax liabilities) resulting from using the cash basis of accounting and from unused net operating tax loss carryforwards. It also has deferred tax liabilities resulting from the amortization of intangible assets. Deferred tax assets are larger than deferred tax liabilities, but the net benefit has been fully reserved (which is why the statutory rate is different than the rate in these consolidated financial statements). The increase in the valuation allowance was $11,000 for the period ended September 30, 2007, and $320,000 for the period ended September 30, 2006.

As of September 30, 2007, the Company has taxable loss carryforwards of approximately $222,000 which will expire in years 2028 through 2029.

Note 10. Subsequent Event

In October 2007, The Company issued a promissory note of $85,000 to an affiliated company that has substantially the same ownership as the Company. The note bears interest at 12% and was payable in 90 days (now due on demand).

RIGHTSIDE HOLDINGS, INC.

FINANCIAL REPORT

DECEMBER 31, 2006

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
RightSide Holdings, Inc.
Roseville, California

We have audited the accompanying consolidated balance sheet of RightSide Holdings, Inc. ("the Company") as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from May 5, 2006 (inception), to December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RightSide Holdings, Inc. as of December 31, 2006, and the results of operations, changes in its stockholders' equity, and cash flows for the period from May 5, 2006 (inception), to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN PLLC

April 20, 2007

 RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET
 December 31, 2006

ASSETS

Current Assets
Cash	$313,219
Card service reserves	133,159
Accounts receivable	35,926
Prepaid expenses	10,000

Total current assets	492,304

Property and Equipment, net of accumulated
depreciation of $12,637	115,856

Other Assets
Goodwill	3,505,386
Intangibles, net of accumulated amortization of $97,711	648,556
Security deposits	4,294
4,158,236
$4,766,396
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$188,978
Interest payable	55,032
Dividend payable	200,833
Deferred revenue	458,023
Current portion of long-term debt	722,357

Total current liabilities	1,625,223

Long-Term Debt, net	834,510

Total liabilities	2,459,733

Stockholders' Equity
Preferred stock	5,720
Common stock	18,107
Additional paid-in capital	2,836,173
Retained earnings (deficit)	(553,337)

Total stockholders' equity	2,306,663
$4,766,396

See Notes to Consolidated Financial Statements

 RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
For the Period from May 5, 2006 (inception), to December 31, 2006

Revenues
Subscription, net	$1,017,767
Advertising	159,504
Rental	51,446
Research	11,371

Total revenues	1,240,088

Operating Expenses
Consulting fees	555,969
Payroll	234,773
Marketing / advertising	175,299
Professional fees	131,651
Amortization	97,711
Contributors	45,935
Merchant fees	36,117
Rent	35,068
Travel and entertainment	26,664
Other	23,342
Technology	21,951
Payroll tax	20,015
Insurance	17,972
Depreciation	12,637
Telephone	9,738

Total operating expenses	1,444,842

Loss from Operations	(204,754)

Interest Expense	55,032

Loss before non-controlling interest in income
of consolidated subsidiary	(259,786)

Non-controlling interest in income of consolidated subsidiary	(92,718)

Net loss	$(352,504)

See Notes to Consolidated Financial Statements

RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from May 5, 2006 (inception), to December 31, 2006

			Additional	Retained
	Preferred	Common	Paid-in	Earnings
	Stock	Stock	Capital	(Deficit)	Total

Balances, May 5, 2006	$-	$-	$-	$-	$-

Issuances of stock as part of incorporation	5,400	17,467	2,677,133		2,700,000

Issuance of shares for advisory services	320	640	159,040		160,000

Net loss for the period				(352,504)	(352,504)

Preferred stock dividend				(200,833)	(200,833)

Balances, December 31, 2006	$5,720	$18,107	$2,836,173	$(553,337)	$2,306,663

See Notes to Consolidated Financial Statements

RIGHTSIDE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from May 5, 2006 (inception), to December 31, 2006

Cash Flows From Operating Activities
Net loss	$(352,504)
Adjustments to reconcile net loss to net
cash flows from operating activities
Stock issued for services	160,000
Amortization	97,711
Depreciation	12,637
Non-controlling interest in income	92,718
Changes in operating assets and liabilities, net of effects of acquisitions
Card service reserves	(133,159)
Accounts receivable	(13,369)
Prepaid expenses	(10,000)
Security deposits	600
Accounts payable and accrued expenses	(73,661)
Interest payable	55,032
Deferred revenue	(14,936)

Net cash flows from operating activities	(178,931)

Cash Flows From Investing Activity
Acquisition of subsidiaries, net of cash acquired of $374,507	(2,115,132)

Cash Flows From Financing Activities
Proceeds from stock issuances	2,700,000
Distribution of non-controlling interest in income	(92,718)

Net cash flows from financing activities	2,607,282

Increase in cash and cash balance, end of year	$313,219

Noncash investing and financing activities:
Acquisition of subsidiaries financed with debt	$1,556,867

Preferred stock dividend (accrued but not paid)	$200,833

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Significant Accounting Policies

Organization

RightSide Holdings, Inc. ("RSH") was organized during 2006 to acquire three companies that provide financial newsletters to subscribers over the internet. In addition, the three companies charge for advertising on their websites and receive fees for customer list rental.

Principles of Consolidation

The consolidated financial statements include the accounts of RSH and three wholly-owned subsidiaries it acquired: RightSide Advisors, Inc. ("RSA"), Hot Stix, Inc. ("HS"), and Black Box Investing, Inc. ("BB"). RSA also owns a 50% interest in an entity called Option Investor, LLC ("OI"). Due to the level of control that RSH has (through RSA), OI is consolidated into these financial statements. OI's income (and equity) is distributed to the owners each year, so there is no non-controlling interest presented on the balance sheet. HS owns a 99% interest in an entity called Synergy Trader LLC ("Synergy"). The other one-percent ownership is considered insignificant. Collectively, these various entities are referred to as "the Company". All material intercompany accounts and transactions have been eliminated in consolidation.

Cash

The Company maintains its cash balances in financial institutions. At various times during the year ended December 31, 2006, the Company's cash balances exceeded the Federal Deposit Insurance Corporation coverage of $100,000.

Card Service Reserves

These reserves represent cash deposits on account with various credit card services. These credit card services process a significant percentage of the Company's sales transactions.

Accounts Receivable

Accounts receivable include outstanding deposits due from credit card services and amounts due directly from customers. Accounts receivable are stated at their net realizable value and are due within thirty days of billing. Based on historical collections, management believes the accounts are fully collectible. Accordingly, no allowance exists at December 31, 2006. Account receivable are generally unsecured and do not bear interest.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Property and equipment is reviewed for possible impairment (none was necessary in the period ended December 31, 2006) at least annually. The Company provides for depreciation as follows:

Assets	Estimated Useful Lives	Method

Office and computer equipment	5years	Straight-line
Furniture and fixtures	7years	Straight-line

Goodwill

As part of the purchase of the three companies described earlier, the Company acquired $3,505,386 of goodwill. Management reviews goodwill at least annually for indicators of impairment. No impairment was considered necessary during the period ended December 31, 2006.

Intangibles

Intangibles are stated at cost less accumulated amortization. The Company  provides for amortization as follows:

		Accumulated
		Amortization	Estimated
		(December 31,	Useful
Assets	Cost	2006)	Lives	Method

Software	$400,000	$40,000	5 years	Straight-line
Customer Lists	$296,267	$49,378	3 years	Straight-line
Domains	$50,000	$8,333	3 years	Straight-line

Intangibles are tested for impairment (none was necessary in the period ended December 31, 2006) at least annually. Amortization expense for the period ended December 31, 2006, was $97,711. Amortization expense is expected to approximate at the years ending December 31:

2007	$195,400
2008	195,400
2009	137,700
2010	80,000
2011	40,000
$648,500

Deferred Revenue

Deferred revenue represents monies received in advance for advertising on its website or for subscriptions where the term of the subscription extends into the following calendar year. The subscription revenue is recorded over the term of the subscription agreements on the straight-line basis.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from the estimated amounts.

Note 2. Acquisition of Subsidiaries

During June 2006, RSH acquired the three companies (and their subsidiaries) described earlier. The acquisition was financed by capital raised from the sale of stock and notes issued to the sellers. The acquisition is part of RSH's plan to expand into the internet media industry. The activities of the acquired companies have been included in these financial statements since the acquisition date (inception of the Company). The following is a summary of assets acquired, liabilities assumed, and related costs.

Assets acquired
Cash	$374,507
Other current assets	22,557
Property and equipment	128,493
Software	400,000
Customer lists	296,267
Domains	50,000
Other noncurrent assets	4,894
1,276,718
Liabilities assumed
Deferred revenue	(472,959)
Other current liabilities	(262,639)

Net assets acquired	541,120

Purchase price
Cash paid	2,489,639
Debt issued	1,556,867
4,046,506

Excess of purchase price over fair value
of net assets acquired-Goodwill	$3,505,386

Note 3. Property and Equipment

Details of property and equipment at December 31, 2006, are as follows:

Office and computer equipment	$121,054
Furniture and fixtures	7,439
128,493
Less accumulated depreciation	12,637
$115,856

Depreciation expense of $12,637 was recognized during 2006.

Note 4. Related Party Transactions

During 2006, a Company affiliate advanced the Company $50,000 to pay operating costs. At December 31, 2006, $25,000 remained outstanding, and is included in accounts payable and accrued expenses.

The Company also incurred $320,000 of advisory services provided by a shareholder, of which $150,000 was compensated in shares of stock. Shares of stock were also issued to the shareholder for $10,000 of prepaid advisory services.

Interest expense of $55,032 was incurred on related party debt (see Note 5), all of which was payable at December 31, 2006. Accordingly, no interest was paid on a cash basis during the period for May 5, 2006, to December 31, 2006.

Note 5. Long-Term Debt

The following long-term debt was outstanding to related parties at December 31, 2006:

Working capital loans payable to related parties; loans are non-interest bearing and payable upon demand.	$206,867

Note payable to related parties, quarterly payments due of $62,625, including interest at 5%, with notes maturing on September 30, 2009.	675,000

Convertible notes payable to related parties, quarterly payments due of $62,625, including interest at 5%, with notes maturing on September 30, 2009. These notes are convertible at the holder's sole discretion on a payment date to convert all or a portion of the outstanding principal to common stock in increments of not less than $20,000 at the greater of $0.31 per share or a conversion price as defined in the notes.	675,000
1,556,867
Less current portion	(722,357)
$834,510

Principal payments on long-term debt are due as follows for the years ending December 31:

2007	$722,357
2008	467,958
2009	366,552
$1,556,867

Note 6. Stockholders' Equity

The Company has 30,000,000 authorized shares of preferred stock (par value $0.001), of which 5,720,000 shares are issued and outstanding at December 31, 2006. The Company has designated 15,000,000 shares of the 30,000,000 shares as Series A 12% Cumulative Preferred Stock. Dividends on the Series A Preferred Stock shall be cumulative from the date of issuance and are fully participating. The accrued dividend of $200,833 was outstanding at December 31, 2006.

The Company has 100,000,000 authorized shares of common stock (par value $0.001), of which 18,106,666 shares are issued and outstanding.

Note 7. Income Taxes

The Company files a consolidated income tax return which includes its three wholly-owned subsidiaries described in Note 1. The tax return is filed on a cash basis of accounting, so the financial statement income or loss can be significantly different than income or loss for tax purposes. Management does not expect significant income or loss for tax return purposes for 2006.

The deferred tax asset associated with deferred revenue (and other similar deferred tax assets and liabilities associated with using the cash basis of accounting for income tax purposes) have been fully reserved. The reserve (and the increase in the reserve) at December 31, 2006, is approximately $66,000.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITORS' REPORT
ON SUPPLEMENTARY INFORMATION

To the Board of Directors
RightSide Holdings, Inc.
Roseville, California

Our report on our audit of the financial statements of RightSide Holdings, Inc. for the period from May 5, 2006, to December 31, 2006, appears on page 1. That audit was conduced for the purpose of forming an opinion on the financial statements taken as a whole. The combined financial statements (excluding the statement of cash flows) of RSH's subsidiaries for the year ended December 31, 2006, on pages 14 - 17, is not a required part of the basic financial statements, but is supplementary information. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The 2005 combined financial statements of RSH's subsidiaries were audited by other auditors whose report dated March 28, 2006, expressed an unqualified opinion on those statements. The supplementary information included in the combined financial statements (excluding the statement of cash flows) of RSH's subsidiaries for 2005 was derived for those statements.

/S/ PETERSON SULLIVAN PLLC

April 20, 2007

RIGHTSIDE ADVISORS, INC.

COMBINED BALANCE SHEETS
December 31, 2006 and 2005

ASSETS	2006	2005

Current Assets
Cash	$312,738	$399,401
Card service reserves	133,159	36,696
Accounts receivable	35,926
Prepaid expenses		19,455

Total current assets	481,823	455,552

Property and Equipment, net of accumulated
depreciation of $109,079 in 2006 and $74,123 in 2005	95,224	125,826

Other Assets
Customer list, net of accumulated amortization of
$51,716 in 2006 and $32,277 in 2005	22,346	38,080
Security deposits	4,294	4,894

	26,640	42,974
	$603,687	$624,352

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$153,921	$166,226
Accrued payroll and related liabilities		95,644
Deferred revenue	458,023	516,724

Total current liabilities	611,944	778,594

Stockholders' Equity (Deficit)
Common stock	23,280	23,280
Additional paid-in capital	5,961	5,961
Retained earnings (deficit)	(37,498)	(183,483)

Total stockholders' equity (deficit)	(8,257)	(154,242)
	$603,687	$624,352

See Note to Supplementary Information

RIGHTSIDE ADVISORS, INC.

 COMBINED STATEMENTS OF OPERATIONS
 For the Years Ended December 31, 2006 and 2005

	2006	2005
Revenues
Subscription, net of refunds of $129,817 for 2006	$1,945,183	$1,898,792
Advertising	483,125	401,539
Rental	98,873
Research	19,007	10,876

Total revenues	2,546,188	2,311,207

Operating Expenses
Payroll	753,368	600,684
Consulting fees	392,567	459,116
Marketing / advertising	315,561	346,876
Professional fees	161,091	48,780
Contributors	75,151	78,912
Merchant fees	72,625	84,182
Rent	56,248	52,214
Payroll tax	43,403	34,216
Technology	40,038	43,224
Depreciation	34,956	37,739
Other	34,161	73,493
Insurance	20,871	21,792
Amortization	19,439	23,450
Telephone	15,865
Travel and entertainment	14,365	22,535
Other taxes	11,043	8,069

Total operating expenses	2,060,752	1,935,282

Income from operations	485,436	375,925

Non-controlling Interest in Income
of Consolidated Subsidiary	(239,481)	(455,960)

Net income (loss)	$245,955	$(80,035)

See Note to Supplementary Information

RIGHTSIDE ADVISORS, INC.

 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
 For the Years Ended December 31, 2006 and 2005

		Additional
	Common	Paid-in	Accumulated
	Stock	Capital	Deficit	Total

Balances, December 31, 2004	$23,280	$5,961	$(75,509)	$(46,268)

Net loss			(80,035)	(80,035)

Distributions			(27,939)	(27,939)

Balances, December 31, 2005	23,280	5,961	(183,483)	(154,242)

Net income			245,955	245,955

Distributions			(99,970)	(99,970)

Balances, December 31, 2006	$23,280	$5,961	$(37,498)	$(8,257)

See Note to Supplementary Information

RIGHTSIDE ADVISORS, INC.

COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities
Net income (loss)	$245,955	$(80,035)
Adjustments to reconcile net income (loss) to net
cash flows from operating activities
Depreciation and amortization	54,395	61,189
Non-controlling interest in income	239,481	455,960
Changes in operating assets and liabilities
Card service reserves	(96,463)	(917)
Accounts receivable	(35,926)
Prepaid expenses	19,455	23,881
Contingency payments made in advance		68,410
Accounts payable and accrued expenses	(12,305)	97,572
Accrued payroll and related liabilities	(95,644)	95,644
Accrued pension plan payable		(60,000)
Deferred revenue	(58,701)	63,620

Cash flows from operating activities	260,247	725,324

Cash Flows From Investing Activities
Purchase of property and equipment	(4,354)	(11,487)
Payment of security deposits	600	(2,000)
Contingency payments related to customer list	(3,705)	(17,153)

Cash flows from investing activities	(7,459)	(30,640)

Cash Flows From Financing Activities
Stockholder distributions	(99,970)	(27,939)
Distribution of non-controlling interest in income	(239,481)	(455,960)

Cash flows from financing activities	(339,451)	(483,899)

Increase (decrease) in cash	(86,663)	210,785

Cash, beginning of year	399,401	188,616

Cash, end of year	$312,738	$399,401

See Note to Supplementary Information

NOTE TO SUPPLEMENTARY INFORMATION
(Selected Disclosure - Basis of Presentation)

Note 1. Basis of Presentation

The supplementary information represents the combined financial statements (excluding the statement of cash flows) of RightSide Advisors, Inc. ("RSA"), Hot Stix, Inc. ("HS"), Black Box Investing, Inc. ("BB"), Option Investor, LLC ("OI"), and Synergy Trader LLC ("Synergy"). These entities are presented as a combined entity based on common ownership. During 2006, RSA, HS, and BB were purchased by a company called RightSide Holdings, Inc. ("RSH"). RSA owns 50% of OI and HS owns 99% of Synergy. All of OI's and Synergy's financial activities are included in these financial statements. The basis of the assets and liabilities have not been adjusted as a result of RSH acquisition. RSH is not included in this combined supplementary information. Note that the entities presented had common ownership both before and after the acquisition by RightSide Holdings, Inc.

Note that RSA, HS, and BB file a consolidated tax return with RSH. No tax benefit or expense has been included in these financial statements.

21ST CENTURY INVESTORS
PUBLISHING CORPORATION

FINANCIAL REPORT

DECEMBER 31, 2006 and 2005

CONTENTS

Page

INDEPENDENT AUDITORS' REPORT	F-41

FINANCIAL STATEMENTS

BALANCE SHEETS	F-42
STATEMENTS OF OPERATIONS	F-43
STATEMENTS OF SHAREHOLDERS' DEFICIT	F-44
STATEMENTS OF CASH FLOWS	F-45
NOTES TO FINANCIAL STATEMENTS	F-46 - F-49

INDEPENDENT AUDITORS' REPORT

To the Board of Directors RightSide Holdings, Inc. Roseville, California

We have audited the accompanying balance sheets of 21st Century Investors Publishing Corporation ("the Company") as of December 31, 2006 and 2005, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 21st Century Investors Publishing Corporation as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN PLLC

December 31, 2007

21ST CENTURY INVESTORS PUBLISHING CORPORATION

BALANCE SHEETS
December 31, 2006 and 2005

ASSETS	2006	2005

Current Assets
Cash	$84,569	$108,991
Accounts receivable	63,152	65,868
Prepaid expenses	9,027	9,800
Receivable from related parties	19	195,000
Receivable from shareholder		78,647

Total current assets	$156,767	$458,306

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$11,891	$32,513
Deferred subscription revenue	471,177	586,451
Payable to related parties	250,000	280,125

Total current liabilities	733,068	899,089

Shareholders' Deficit
Common stock (par value $0.10; authorized 6,000 shares;
issued and outstanding 300 shares)	30	30
Additional paid-in capital	9,970	9,970
Retained deficit	(586,301)	(450,783)

Total shareholders' deficit	(576,301)	(440,783)
	$156,767	$458,306

See Notes to Financial Statements

21ST CENTURY INVESTORS PUBLISHING CORPORATION

STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Revenue
Subscription	$1,287,030	$1,786,622
Customer list rental	397,431	517,444
Advertising	65,223	77,734
Other		38,997

Total revenue	1,749,684	2,420,797

Cost of Revenue	396,613	605,676

Gross profit	1,353,071	1,815,121

Operating Expenses
Payroll	939,595	1,247,126
Rent	97,325	109,811
Commissions	8,779	353,396
Advertising	50,880	14,812
Licenses and permits	74,362	162,776
Professional fees	43,165	57,667
Bank charges	36,912	51,783
Web hosting	60,008	88,815
Promotions	65,841	2,225
Other	14,210	10,049

Total operating expenses	1,391,077	2,098,460

Net loss	$(38,006)	$(283,339)

See Notes to Financial Statements

21ST CENTURY INVESTORS PUBLISHING CORPORATION

STATEMENTS OF SHAREHOLDERS' DEFICIT
For the Years Ended December 31, 2006 and 2005

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Retained Earnings (Deficit)	Total
Balances, December 31, 2004	300	$30	$9,970	$334,836	$344,836

Net loss				(283,339)	(283,339)

Distributions to shareholders				(502,280)	(502,280)

Balances, December 31, 2005	300	30	9,970	(450,783)	(440,783)

Net loss				(38,006)	(38,006)

Distributions to shareholder				(97,512)	(97,512)

Balances, December 31, 2006	300	$30	$9,970	$(586,301)	$(576,301)

See Notes to Financial Statements

21ST CENTURY INVESTORS PUBLISHING CORPORATION

STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities
Net loss	$(38,006)	$(283,339)
Adjustments to reconcile net income (loss) to net
cash flows from operating activities
Changes in operating assets and liabilities
Accounts receivable	2,716	57,681
Prepaid expenses	773	14,924
Receivable from related parties	194,981	(87,910)
Receivable from shareholders	78,647	521,886
Accounts payable and accrued expenses	(20,622)	(11,282)
Deferred subscription revenue	(115,274)	(229,981)
Payable to related parties	(30,125)	262,891

Net cash flows from operating activities	73,090	244,870

Cash Flows From Financing Activity
Distributions to shareholders	(97,512)	(262,813)

Net change in cash	(24,422)	(17,943)

Cash, beginning of year	108,991	126,934

Cash, end of year	$84,569	$108,991

Supplemental Non-Cash Financing Activity
Distribution to shareholder through reduction of
receivable from shareholder	$-	$239,467

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Significant Accounting Policies

Organization

21st Century Investors Publishing Corporation ("the Company") was incorporated in Florida in October 1998. Until its business was acquired in June 2007, the Company provided financial newsletters primarily to subscribers over the internet. In addition, the Company charged for advertising on its websites and received fees for customer list rental.

On June 15, 2007, the Company sold substantially all of its business assets in a transaction more fully described in Note 3. This sale allowed the Company to pay off certain creditors. The Company's shareholders have decided to distribute its remaining cash and shut down the Company. This shut down is expected to be finalized in early 2008. The accompanying financial statements have not been prepared on the liquidation basis of accounting because the decision to liquidate was not made until 2007.

Cash

The Company maintains its cash balances in financial institutions. The Company's cash balances occasionally exceed the Federal Deposit Insurance Corporation coverage of $100,000.

Accounts Receivable

Accounts receivable include amounts due directly from customers. Accounts receivable are stated at their net realizable value and are due within forty or sixty days of billing. Based on historical collections, management believes the accounts are fully collectible. Accordingly, there is no allowance at December 31, 2006 and 2005. Accounts receivable are generally unsecured and do not bear interest. As of December 31, 2006, amounts due from three customers accounted for 75% of accounts receivable. As of December 31, 2005, amounts due from five customers accounted for 80% of accounts receivable.

Deferred Subscription Revenue

Deferred subscription revenue represents cash received in advance for subscriptions where the term of the subscription extends into the following calendar year. The subscription revenue is recorded over the term of the subscription agreements on the straight-line basis.

Income Taxes

The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, income is taxed at the shareholder level.

Advertising

Advertising costs are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from the estimated amounts.

Note 2. Related Party Transactions

The Company made advances to a shareholder in a prior year of which $78,647 was still receivable of December 31, 2005. This amount was repaid in 2006.

The Company's majority shareholder during the years ended December 31, 2006 and 2005, was also the majority shareholder of several companies that do business with the Company. The Company and these affiliates split the costs associated with shared office facilities and employees. The Company has various other transactions with affiliates for which it may receive or pay fees. A summary of the transactions is as follows for the years ended December 31:

	2006	2005
Payroll paid to James DiGeorgia &
Associates, Inc.	$939,595	$1,247,126
Office rent paid to James DiGeorgia &
Associates, Inc.	97,325	109,811
Advertising income received from:
21st Century Futures, LLC	9,497	24,609
Erlanger Squeeze Play, LLC	6,156	9,346
Tactical Trading, LLC	13,160	27,912
Torpedo Watch, LLC	1,339	5,130
Commissions paid to:
21st Century Options Corporation		60,515
Erlanger Squeeze Play, LLC	1,654	11,019
Silver and Gold Report, LLC		280,000

A summary of amounts receivable from related parties is as follows as of December 31:

	2006	2005
James DiGeorgia & Associates, Inc.	$19	$-
Finestknown, Inc.		15,000
Renaissance Health Publishing, LLC		180,000
	$19	$195,000

A summary of amounts payable to related parties is as follows as of December 31:

	2006	2005
Silver and Gold Report, LLC	$250,000	$279,424
Erlander Squeeze Play, LLC		701
	$250,000	$280,125

The Company and its affiliates share office facilities under an operating lease for which James DiGeorgia & Associates, Inc. is the contractual tenant. The lease expires in March 2013. The Company reimburses James DiGeorgia & Associates, Inc. for its share of the office space under a verbal agreement between the two parties. The amount allocated to the Company is based on the number of subscribers of the Company's newsletters compared to the total number of subscribers from all affiliates' newsletters. The future minimum payments required by the parties under this lease for the years ending December 31 are as follows (allocated amounts are estimated based on current subscribers):

	Total Lease	Allocation to
	Obligation	the Company
2007	$269,197	$104,987
2008	279,965	109,186
2009	291,163	113,554
2010	302,810	118,096
2011	314,922	122,820
Thereafter	410,733	160,186
	$1,868,790	$728,829

There were no other material transactions between the Company and its affiliates. However, the existence of common ownership could result in the future operating results or financial position of the companies being significantly different from those that would be obtained if the companies were autonomous.

Note 3. Sale of Assets

On June 15, 2007, the Company sold substantially all of its assets and assigned substantially all of its outstanding contracts to RightSide Holdings, Inc. ("RightSide"), a company with similar operations. Pursuant to the terms of the purchase agreement between the parties, RightSide paid $700,000 in cash and $500,000 in the form of 1,190,476 shares of RightSide common stock to the Company's former shareholder.

DUNCAN MEDIA GROUP, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT
(UNAUDITED)

September 30, 2007

DUNCAN MEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEET
September 30, 2007
Unaudited

ASSETS

Current assets
Cash	$335,908
Accounts receivable	450,380
Due from related parties	39,032
Prepaid income taxes	157,690
Prepaid expenses	9,787
Total current assets	992,797

Property and equipment, net of accumulated
depreciation of $7,683	53,448

Intangible assets, net of accumulated
amortization of $1,039,457	1,940,875
Goodwill	1,543,129
$4,530,249

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$213,494
Due to related party	35,047
Accrued expenses	59,315
Current portion of long-term debt	500,000
Total current liabilities	807,856

Long-term debt, net	749,999
Total liabilities	1,557,855
Stockholders' equity
Preferred stock (par value $0.001; authorized 100,000,000 shares; issued and outstanding 4,150,000 shares; liquidation preference of $4,108,500)	4,150
Common stock (par value $0.001; authorized 100,000,000 shares; issued and outstanding 10,300,000 shares)	10,300
Additional paid-in capital	3,885,550
Retained deficit	(927,606)
Total stockholders' equity	2,972,394
$4,530,249

See Notes to the Consolidated Financial Statements

DUNCAN MEDIA GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the nine-month period ended September 30, 2007
Unaudited

Pay per click revenues	$3,333,748
Management services fees	235,000

Total revenues	3,568,748

Expenses
Pay per click expenses	1,999,620
Selling, general, and administrative	1,135,338
Depreciation of property and equipment	7,683
Amortization of intangible assets	1,039,457

Total operating expenses	4,182,098

Loss from operations	(613,350)

Other income (expense)
Interest income	2,111
Interest expense	(54,941)

Total other income (expense)	(52,830)

Loss before income tax expense	(666,180)

Income tax provision	(149,310)

Net loss	$(815,490)

See Notes to the Consolidated Financial Statements

DUNCAN MEDIA GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the nine-month period ended September 30, 2007
Unaudited

					Additional
	Preferred		Common		Paid-in	Retained
	Stock		Stock		Capital	Deficit	Total
	Shares	Amount	Shares	Amount
Balances, January 1, 2007	1,900,000	$1,900	3,800,000	$3,800	$1,894,300	$(112,116)	$1,787,884

Issuance of stock, net of $250,000 fees	2,150,000	2,150	6,300,000	6,300	1,891,550	-	1,900,000

Issuance of stock for advisory services	100,000	100	200,000	200	99,700	-	100,000

Net loss for the period		-		-	-	(815,490)	(815,490)

Balances, September 30, 2007	4,150,000	$4,150	10,300,000	$10,300	$3,885,550	$(927,606)	$2,972,394

See Notes to the Consolidated Financial Statements

DUNCAN MEDIA GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the nine-month period ended September 30, 2007
Unaudited

Cash flows from operating activities
Net loss	$(815,490)
Adjustments to reconcile net loss to net cash flows from
operating activities:
Amortization	1,039,457
Depreciation	7,683
Issuance of stock for advisory services	100,000
Changes in operating assets and liabilities:
Accounts receivable	(152,242)
Due from related parties	(39,032)
Prepaid expenses	34,829
Prepaid income taxes	(157,690)
Accounts payable	55,674
Due to related party	65,603
Accrued expenses	59,315

Net cash provided by operating activities	198,107

Cash flows from investing activity
Acquisition of subsidiary, net of cash acquired of $171,111	(3,078,889)
Purchase of property and equipment	(6,383)

Net cash used by investing activities	(3,085,272)

Cash flows from financing activities
Proceeds from issuance of stock, net	1,854,000
Proceeds from short-term note payable	450,000
Repayment of Short-term note payable	(450,000)
Principal payments on long-term debt	(250,001)

Net cash provided by financing activities	1,603,999

Net change in cash	(1,283,166)

Cash, beginning of period	1,619,074

Cash, end of period	$335,908

Noncash investing and financing activities:
Acquisition of subsidiaries by incurrence of debt	$1,500,000

Conversion of note payable to officer to stock	$46,000

See Notes to the Consolidated Financial Statements

DUNCAN MEDIAN GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
Unaudited

Note 1. Nature of Operations and Significant Accounting Policies

Nature of Operations

Duncan Media Group, Inc. (the “Company”) is an internet media investment and management services company that focuses its investments primarily on the internet business services and media sector. The Company was incorporated in Delaware on November 21, 2006. The Company’s involvement with internet media is through its wholly-owned subsidiary, Superfly Advertising, Inc.(“Superfly”). Management services are provided to Rightside Holdings, Inc. (“Rightside”), an affiliated company with common shareholders and the same officers and directors of the Company.

On January 22, 2007, the Company purchased all of Superfly's common stock from an unrelated party, for $5,000,000.   $3,500,000 was payable immediately in cash and the remaining $1,500,000 was payable in the form of notes payable to the former owners/shareholders. See Note 4 for allocation of the purchase price.

Superfly along with its wholly-owned subsidiary, Treefrog Commerce, Inc. ("Treefrog") was incorporated in Indiana in November 2004.  Superfly performs keyword searches, purchasing advertisements on various internet search engines.  Consumers are directed to domain web pages Superfly owns containing keyword-based links to higher-priced cost-per-click ("CPC") syndicated advertisements.  The consumer clicks on one of the higher-priced advertisements and Superfly earns fees on the click-through (known as pay-per-click, or "PPC") from the merchant placing the advertisement.  Superfly nets the difference between the low price paid for the CPC advertisement on the search results page and the higher price it generates when the consumer clicks on an advertisement on the domain web page.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and Superfly with its wholly-owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from estimated amounts.

Cash

The Company maintains its cash balances in financial institutions. Cash balances occasionally exceed federal banking insurance limits.

Accounts Receivable

Accounts receivable are stated at their outstanding balances. Management reviews the collectability of accounts receivable on a periodic basis and determines the appropriate amount of any allowance. No allowance was deemed necessary at September 30, 2007. The Company charges off receivables to an allowance (if any) when management determines that a receivable is not collectible.  Accounts receivable are not collateralized.

Three customers accounted for 99% of accounts receivable at September 30, 2007.

Property and Equipment

Property and equipment consists of office furniture and equipment and are stated at historical cost less accumulated depreciation. Maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Goodwill

Management reviews goodwill at least annually for indicators of impairment, or more frequently upon occurrence of an event or when circumstances indicate the carrying value is greater than fair value.  No impairment was considered necessary during the period ended September 30, 2007.

Intangible Assets

Intangible assets other than goodwill are subject to amortization. Accordingly, they are stated at cost less accumulated amortization.  Intangible assets are reviewed for potential impairment at least annually or whenever events or circumstances occur that indicate the carrying amounts may not be recoverable.  No impairment was considered necessary during the period ended September 30, 2007.

Advertising Costs

The Company incurs advertising costs to place customers' websites on the third-party informational websites.  These advertising costs are expensed as incurred.  The Company incurred $1,774,617 for the period ended September 30, 2007.  One vendor represented 89% of advertising costs for the period ended September 30, 2007.  Advertising costs are reported as pay per click expenses in the consolidated statement of operations.

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company’s financial statements or income tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

Note 2.  Property and Equipment

Property and equipment consists of office furniture and equipment and are stated at cost of $61,131 less accumulated depreciation of $ 7,683.

Note 3.  Notes Payable to Officer

In 2006, the Company issued an unsecured on demand note payable to an officer totaling $46,000.  Interest on the note accrued at a rate of 12%.   In January 2007, the note payable with accrued interest was converted to a capital contribution for 50,000 shares of preferred stock and 100,000 shares of common stock.

Note 4. Acquisition of Superfly Advertising, Inc.

On January 22, 2007, the Company acquired 100% of the outstanding stock of Superfly including its wholly-owned subsidiary, Treefrog from unrelated parties.  Superfly places advertising on third-party informational and referral source internet websites specific to the industries in which their customers operate, and then charges customers for coordinating their advertising services. The acquisition of Superfly is in line with the nature of operations of the Company.

The Company purchased Superfly for $5,000,000. Total consideration for the purchase included a $250,000 deposit paid in 2006, a cash payment of $3,250,000 paid at closing, and the issuance of two notes payable totaling $1,500,000 in favor of Superfly's former owners/shareholders (see Note 6).

The results of operations for the Company include Superfly as of the acquisition date January 2, 2007. An allocation of the purchase price, based on the relative fair values at the time of purchase, was recorded at January 22, 2007, as follows:

Cash	$171,111
Accounts and other receivables	328,694
Other current assets	9,226
Property and equipment	46,723
Intangible assets (see Note 5)	2,980,332
Goodwill	1,543,129
Accounts payable and accrued expenses	(79,215)
Total	$5,000,000

Intangible assets include domain name rights and non-compete agreements and are amortized over their estimated useful lives; see Note 5. Goodwill is not amortizable.

The Company financed the cash portion of the purchase price consideration through the issuance of preferred and common stock.  In addition, the Company issued a note payable to an unrelated company for $450,000.  Interest on this note accrued at a rate of 5.5%.  The note was repaid in April 2007.

Goodwill is not expected to be deductible for income tax purposes. Domain name rights and noncompete agreements are expected to be amortized over a weighted-average period of 3.8 and 3.0 years, respectively.

Note 5.  Intangible Assets

The Company provides for amortization of intangible assets as follows:

Assets	Cost	Accumulated Amortization as of September 30, 2007	Net Book Value	Estimated Useful Life	Method
Domain names-Commodity	$1,018,691	$(703,773)	$314,918	1 year	Straight-line
Domain names-Long Life	881,933	(87,042)	794,891	7 years	Straight-line
Non-Compete Agreements	1,079,708	(248,642)	831,066	3 years	Straight-line
	$2,980,332	$(1,039,457)	$1,940,875

Amortization expense was $1,039,457 for the period ended September 30, 2007. Amortization expense is estimated to be the following for each of the years ended September 30th, respectively, $827,811 in 2008, $485,893 in 2009, $297,250 in 2010, $125,990 in 2011, and $125,990 in 2012.

Note 6.  Long-Term Debt

The Company issued two long-term notes payable to former stockholders (“the Acquisition Notes”) totaling $1,500,000 to finance the acquisition of Superfly.  The Acquisition Notes are being repaid starting in March 2007 in equal monthly installments totaling $41,667, plus interest at 7% with maturity in February 2010.  The notes must be repaid immediately in the event of change in control or initial public registration of the Company's or Superfly’s common stock with proceeds that exceed $20,000,000. Additionally, note installments are subject to deferral in any month during the term of the notes the Company does not reach a certain earnings amount, as defined, the installments shall not be paid in that month and the payment of principal and interest is deferred to the end of the term.  Further, for any month the Company produces excess earnings, as defined, the installment payment will increase.   The notes are secured by the Company’s assets.

Required principal payments for the years ended September 30th, respectively are $500,000 in 2008, $500,000 in 2009, and $249,999 in 2010.

Interest expense of $49,247 was paid on these notes from January 22, 2007, to September 30, 2007.   There was no unpaid interest as of September 30, 2007.

Note 7.  Income Taxes

In 2006, the Company did not record an income tax benefit for its net loss due to the uncertainty of future taxable income. The deferred tax asset of approximately $45,000 associated with the net operating loss carryforward from 2006 was fully reserved.  This loss carryforward will be utilized as estimated upon completion of the 2007 consolidated tax return and is fully reserved as of September 30, 2007.

 At September 30, 2007, the Company did not have any deferred tax assets or liabilities with the primary difference between income taxes, calculated at the statutory rate and income taxes recorded in the Statement of Operations, relating to the amortization of intangible assets under generally accepted accounting principles that is not allowable for tax purposes. This difference results in taxable income and a tax expense on the books.

The 2007 income tax provision consists of:

Current provision:

Federal	$76,310
State	73,000
$149,310

Note 8.  Preferred Stock

Preferred stock is subordinated to existing senior debt of the Company, but senior to common stock.  The stock has a 10% dividend rate accrued annually and paid quarterly.   Preferred stock has no voting rights and is not convertible into common stock.  Upon liquidation, preferred stockholders will receive return of capital (at $0.999 per share) plus any accrued and unpaid dividends.

Note 9.  Relationship with Rightside Holdings, Inc.

The Company shares office facilities with Rightside.   Rightside is the sublessee on an operating sublease agreement for the office facilities for the Company which expires in July 2010.  The Company pays the sublessor directly each month for use of the office space under a verbal agreement.  The future minimum payments required by the Company under this lease for the years ended September 30th are as follows: $33,932 in 2008, $34,823 in 2009 and $20,790 in 2010 totaling $89,545. Rent and security deposits on the lease agreement during this time were paid by RightSide. The rent expense for the period ended September 30, 2007 was $24,725.

During the nine-month period ended September 30, 2007, the Company received $235,000 in fees from Rightside Holding, Inc. under a management services agreement.

Note 10.  Relationship with Hello Metro, Inc.

Superfly's former majority shareholder prior to January 22, 2007, is also the sole shareholder of Hello Metro, Inc., a company that operates websites on the internet and has some similar operations. Superfly and Hello Metro, Inc. share office facilities under an operating lease for which Hello Metro, Inc. is the contractual tenant.  The operating lease expires in October 2008.  Superfly reimburses Hello Metro, Inc. monthly for its share of the office space under a verbal agreement between the two parties.  The future minimum payments required by the parties under this lease for the year ending September 30, 2008, is $51,996 (to be paid by Hello Metro, Inc.) of which the Company is to reimburse $6,000. Rent expense amounted to $4,240 for the period from January 22, 2007 to September 30, 2007.

There were no other material transactions between these two companies.   However, the relationship could result in the future operating results or financial position of the companies being significantly different from those that would be obtained if the companies were autonomous.

Note 11. Relationship with DC Associates, LLC

One of the Company’s majority shareholders controls DC Associates, LLC for which the Company pays a monthly management fee of $13,000 under an Advisory Agreement for financial services. For the nine-month period ended September 30, 2007, the Company expensed a total of $216,199 relating to DC Associates, LLC. The expense is included in general & administrative expenses.

Note 12.  Joint Venture Agreement

In June 2007, Superfly entered into a Joint Venture Agreement with one of the former stockholders to use his local city guide websites for the purpose of internet traffic arbitrage.  In exchange for the use of his websites, the Company pays a portion (40%) of the internet traffic arbitrage profits to him as a Domain Leasing Fee.  Funds can be advanced to the venture, as well.  As of September 30, 2007, the Company had a payable of $35,047 to the venture. Revenue earned and expenses incurred under this agreement are approximately $630,000 and $370,000 for the nine-month period ended September 30, 2007.

Note 13.  Subsequent Events

In December 2007, the Joint Venture Agreement discussed in Note 12 was amended to change the Domain Leasing Fee currently paid to the former stockholder to 10%.   He will receive the remaining 30% of the profit in the form of an accelerated note payment on the Acquisition Notes described earlier.  The other note holder will also automatically receive accelerated note payments.

In October 2007, the Company loaned $85,000 to Rightside by receipt of a promissory note. The note bears interest at 12% and was payable in 90 days and is now due on demand.

DUNCAN MEDIA GROUP, INC.

FINANCIAL REPORT

DECEMBER 31, 2006

CONTENTS

Page

INDEPENDENT AUDITORS' REPORT	F-63

FINANCIAL STATEMENTS

BALANCE SHEET	F-64
STATEMENT OF OPERATIONS	F-65
STATEMENT OF STOCKHOLDERS' EQUITY	F-66
STATEMENT OF CASH FLOWS	F-67
NOTES TO FINANCIAL STATEMENTS	F-68 - F-71

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Duncan Media Group, Inc.
Roseville, California

We have audited the accompanying balance sheet of Duncan Media Group, Inc. as of December 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period from November 21, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Duncan Media Group, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period from November 21, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN PLLC

January 21, 2008

DUNCAN MEDIA GROUP, INC.

BALANCE SHEET
December 31, 2006

ASSETS

Current Assets
Cash	$1,619,074
Prepaid expenses	10,000
Prepaid acquisition costs	25,390
Deposit on acquisition of subsidiary	250,000

Total current assets	1,904,464

Property and Equipment	8,025

Total assets	$1,912,489

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$78,605
Notes payable to officer	46,000

Total current liabilities	124,605

Stockholders' Equity
Preferred stock (par value $0.001; authorized 100,000,000 shares; issued
and outstanding 1,900,000 shares; liquidation preference of $1,898,100)	1,900
Common stock (par value $0.001; authorized 100,000,000 shares; issued
and outstanding 3,800,000 shares)	3,800
Additional paid-in capital	1,894,300
Accumulated deficit	(112,116)

Total stockholders' equity	1,787,884

Total liabilities and stockholders' equity	$1,912,489

See Notes to Financial Statements

DUNCAN MEDIA GROUP, INC.

STATEMENT OF OPERATIONS
For the Period from November 21, 2006 (date of inception) to December 31, 2006

Operating Expenses
General and administrative	$112,172

Loss from operations	(112,172)

Interest Income	108
Other Expense	(52)

Net loss	$(112,116)

See Notes to Financial Statements

DUNCAN MEDIA GROUP, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from November 21, 2006 (date of inception) to December 31, 2006

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additonal Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

Issuance of stock	1,900,000	$1,900	3,800,000	$3,800	$1,894,300	$-	$1,900,000

Net loss						(112,116)	(112,116)

Balances at December 31, 2006	1,900,000	$1,900	3,800,000	$3,800	$1,894,300	$(112,116)	$1,787,884

See Notes to Financial Statements

DUNCAN MEDIA GROUP, INC.

STATEMENT OF CASH FLOWS
For the Period from November 21, 2006 (date of inception) to December 31, 2006

Cash Flows From Operating Activities
Net loss	$(112,116)
Adjustments to reconcile net loss to net cash
used by operating activities
Changes in operating assets and liabilities:
Prepaid expenses	(10,000)
Accounts payable	78,605

Net cash used by operating activities	(43,511)

Cash Flows From Investing Activities
Prepaid acquisition costs	(25,390)
Deposit on acquisition of subsidiary	(250,000)
Purchases of property and equipment	(8,025)

Net cash used by investing activities	(283,415)

Cash Flows From Financing Activities
Proceeds from notes payable to officer	46,000
Proceeds from issuance of stock	1,900,000

Net cash provided by financing activities	1,946,000

Net change in cash and cash at end of period	$1,619,074

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Policies

Nature of Operations

Duncan Media Group, Inc. ("the Company") is an internet media investment and management firm that focuses its investments primarily on internet business services and media sectors. The Company was incorporated in Delaware on November 21, 2006, as Duncan Capital Media Group, Inc., to raise capital towards investments. The Company changed its name to Duncan Media Group, Inc. on December 13, 2006. The Company is located in California, but seeks business investments nationwide.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from estimated amounts.

Cash

The Company maintains its cash balances in financial institutions. Cash balances may occasionally exceed federal banking insurance limits.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, applying enacted statutory rates in effect for the year in which the differences are expected to reverse. The Company provides valuation allowances for deferred tax assets for which realization of such assets is not considered more likely than not.

Note 2. Property and Equipment

Property and equipment consists of office furniture and equipment at December 31, 2006. No depreciation of property and equipment was recorded for the period from November 21, 2006 (date of inception) to December 31, 2006, since it would not have been material.

Note 3. Notes Payable to Officer

The Company issued three notes payable to an officer totaling $46,000 in 2006. Interest on the notes accrued at a rate per annum equal to 12%. Notes payable to officer were payable on demand and are unsecured. In January 2007, the notes payable plus accrued interest were converted to a capital contribution for 50,000 shares of preferred stock and 100,000 shares of common stock.

Note 4. Income Taxes

The Company did not record an income tax benefit for its net loss in 2006 due to the uncertainty of future taxable income. The deferred tax asset of approximately $45,000 associated with the net operating loss carryforward has been fully reserved. The most significant component of the difference between the effective tax rate and the statutory tax rate is the change in the valuation allowance of $45,000. The Company's tax net operating loss carryforward was approximately $112,000 at December 31, 2006, and expires in 2026.

Note 5. Preferred Stock

Preferred stock is subordinated to existing senior debt of the Company, but senior to common stock. The stock has a 10% dividend rate accrued annually and paid quarterly. Preferred stock has no voting rights and is not convertible into common stock. Upon liquidation, preferred stockholders will receive return of capital (at $0.999 per share) plus accrued and unpaid dividends.

Note 6. Relationship with RightSide Holdings, Inc.

The Company shares office facilities with RightSide Holdings, Inc. ("RightSide"). The Company and RightSide share the same officers and board of directors. RightSide is the sublessee on an operating sublease agreement for the office facilities. The operating sublease agreement expires in July 2010. The Company pays the sublessor directly each month for use of the office space under a verbal agreement. The future minimum payments required by the Company under this lease for the years ending December 31 are as follows:

2007	$33,041
2008	33,932
2009	34,823
2010	20,790
$122,586

There was no rent expense recorded for the period ended December 31, 2006. Rent and security deposits on the lease agreement during this time were paid by RightSide.

On October 1, 2007, the Company issued a note payable in the amount of $85,000 to RightSide. Interest on the note accrues at a rate per annum equal to 12%. The note is unsecured and due on January 1, 2008.

Note 7. Subsequent Acquisition of Subsidiary

On January 22, 2007, the Company acquired 100% of the stock of Superfly Advertising, Inc. and its wholly-owned subsidiary, Treefrog Commerce, Inc. (collectively, "Superfly"). Superfly places advertising on third-party informational and referral source Internet websites specific to the industries in which their customers operate, and then charges customers for coordinating their advertising services. The acquisition of Superfly is in line with the nature of operations of the Company.

The Company paid a total of $5,000,000 for the purchase of Superfly. The consideration included a $250,000 deposit paid in 2006, a cash payment of $3,250,000 paid at the closing of the purchase, and the issuance of two notes payable totaling $1,500,000 in favor of Superfly's shareholders.

The results of operations of Superfly prior to the acquisition date have not been included in these financial statements since control did not exist until the acquisition date. The following table summarizes the carrying value of Superfly's assets acquired and liabilities assumed as of January 22, 2007, the acquisition date:

Current assets	$509,031
Property and equipment, net	46,723
Domain name rights	1,900,624
Noncompete agreements	1,079,708
Goodwill	1,543,129

Total assets acquired	5,079,215

Current liabilities	79,215

Net assets acquired	$5,000,000

Goodwill is not expected to be deductible for income tax purposes. Domain name rights and noncompete agreements are expected to be amortized over a weighted-average period of 3.8 and 3.0 years, respectively.

The Company obtained additional cash in 2007 for the purchase price consideration through the issuance of 2,100,000 shares of preferred stock and 4,200,000 shares of common stock for $2,100,000. In addition, the Company issued a note payable to an unrelated company for $450,000. Interest on this note accrued at a rate per annum equal to 5.5%. The note was repaid in full in April 2007.

The two notes payable to the former Superfly shareholders totaling $1,500,000 bear interest at a rate per annum equal to 7%. The notes are unsecured and mature in February 2010. Principal payments are due monthly in equal installments of $41,667 plus interest (this is the payment total for both notes each month) until maturity. All principal is due immediately, however, in the event of a change in control of Superfly or an initial public offering of Superfly's shares that exceeds $20,000,000. In addition, the required principal payments are adjusted up or down monthly if Superfly's net income is above or below specific thresholds.

SUPERFLY ADVERTISING, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT
(A Review)

SEPTEMBER 30, 2007

CONTENTS

Page

ACCOUNTANTS' REVIEW REPORT	F-74

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET	F-75
CONSOLIDATED STATEMENT OF OPERATIONS	F-76
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY	F-77
CONSOLIDATED STATEMENT OF CASH FLOWS	F-78
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-79 - F-84

SUPPLEMENTARY INFORMATION

ACCOUNTANTS' REVIEW REPORT ON SUPPLEMENTARY INFORMATION	F-85

CONSOLIDATED STATEMENTS OF OPERATIONS	F-86
NOTE TO SUPPLEMENTARY INFORMATION	F-87

ACCOUNTANTS' REVIEW REPORT

To the Board of Directors
Duncan Media Group, Inc.
New York, New York

We have reviewed the accompanying consolidated balance sheets of Superfly Advertising, Inc. and Subsidiary as of September 30, 2007, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from January 22, 2007, to September 30, 2007, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of Superfly Advertising, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN PLLC

December 30, 2007

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

 CONSOLIDATED BALANCE SHEET
 (See Accountants' Review Report)
 September 30, 2007

ASSETS

Current Assets
Cash and cash equivalents	$300,036
Accounts receivable	450,380
Prepaid expenses	2,000

Total current assets	752,416

Property and Equipment, net	43,665

Other Assets
Intangible assets, net	1,940,875
Goodwill	1,543,129

3,484,004

Total assets	$4,280,085

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$198,483
Due to related party	35,047
Accrued expenses	5,995
Income taxes payable	55,000
Current portion of long-term notes payable	500,000

Total current liabilities	794,525

Long-Term Notes Payable, net of current potion	749,999

Total liabilities	1,544,524

Shareholders' Equity
Common stock (no par or stated value; authorized, issued,
and outstanding 100 shares)	200
Additional paid-in capital	3,499,800
Retained earnings (deficit)	(764,439)

Total shareholders' equity	2,735,561

Total liabilities and shareholders' equity	$4,280,085

See Notes to Consolidated Financial Statements

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
(See Accountants' Review Report)
For the Period from January 22, 2007 to September 30, 2007

Revenue	$3,333,747
Cost of sales	1,999,620

Gross profit	1,334,127

Operating expenses
Management fees	319,000
Selling, general, and administrative	178,886
Depreciation of property and equipment	5,677
Amortization of intangible assets	1,039,457

Total operating expenses	1,543,020

Loss from operations	(208,893)

Other income (expense)
Interest income	2,110
Interest expense	(49,247)

Total other income (expense)	(47,137)

Loss before income tax expense	(256,030)

Income tax provision	(362,000)

Net loss	$(618,030)

See Notes to Consolidated Financial Statements

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(See Accountants' Review Report)
For the Period from January 22, 2007 to September 30, 2007

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total Stockholders' Equity

Balances at January 22, 2007		$-	$-	$-	$-

Contribution of net assets and liabilities
in the form of contributed capital	100	200	3,499,800	-	3,500,000

Net loss	-	-	-	(618,030)	(618,030)

Dividends	-	-	-	(146,409)	(146,409)

Balances at September 30, 2007	100	$200	$3,499,800	$(764,439)	$2,735,561

See Notes to Consolidated Financial Statements

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

 CONSOLIDATED STATEMENT OF CASH FLOWS
 (See Accountants' Review Report)
For the Period from January 22, 2007 to September 30, 2007

Cash Flows From Operating Activities
Net loss	$(618,030)
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation of property and equipment	5,677
Amortization of information assets	1,039,457
Changes in operating assets and liabilities
Accounts receivable	(121,686)
Prepaid expenses	7,226
Accounts payable	127,050
Due to related party	35,047
Accrued expenses	(1,787)
Income taxes payable	55,000

Net cash provided by operating activities	527,954

Cash Flows From Investing Activities
Purchases of property and equipment	(2,619)
Cash acquired as part of acquisition	171,111

Net cash provided by investing activities	168,492

Cash Flows From Financing Activities
Repayment on long-term debt	(250,001)
Dividends paid	(146,409)

Net cash used by financing activities	(396,410)

Net change in cash and cash equivalents, and cash
and cash equivalents, end of period	$300,036

Cash paid for interest	$49,247

Cash paid for income taxes	$307,000

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Policies

Nature of Operations

Superfly Advertising, Inc. ("Superfly"), along with its wholly-owned subsidiary, Treefrog Commerce, Inc. ("Treefrog") (collectively, "the Company"), was incorporated in Indiana in November 2004. The Company performs keyword searches, purchasing advertisements on various internet search engines. Consumers are directed to domain web pages the Company owns containing keyword-based links to higher-priced cost-per-click ("CPC") syndicated advertisements. The consumer clicks on one of the higher-priced advertisements and the Company earns fees on the click-through (known as pay-per-click, or "PPC") from the merchant placing the advertisement. The Company nets the difference between the low price paid for the CPC advertisement on the search results page and the higher price it generates when the consumer clicks on an advertisement on the domain web page.

On January 22, 2007, the shareholders of the Company collectively sold all of the Company's common stock to Duncan Media Group, Inc. ("the Parent"), an unrelated party, for $5,000,000. Part of the purchase price ($3,500,000) was payable immediately in cash. The remaining $1,500,000 was payable in the form of notes payable by the Company to the former shareholders.

As a result of the purchase, the Company became a wholly-owned subsidiary of the Parent. In connection with the acquisition, the accounts of the Company were adjusted using the pushdown accounting method (which means the basis of the Company's assets and liabilities were changed to the basis used by the Parent). An allocation of the purchase price, based on the relative fair values, was recorded at January 22, 2007, as follows by the Parent:

Cash	$171,111
Accounts and other receivables	328,694
Other current assets	9,226
Property and equipment	46,723
Intangible assets (see Note 3)	2,980,332
Goodwill	1,543,129
Accounts payable and accrued expenses	(79,215)
Long-term debt assumed in the acquisition	(1,500,000)

Total	$3,500,000

Because the accounts of the Company are now recorded on the basis used by the Parent, prior year asset and liability balances have changed significantly. Also, these financial statements present the Company's operations from January 22, 2007 (the date of acquisition), to September 30, 2007.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Superfly and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from estimated amounts.

Revenue Recognition

Revenue from advertisements is recognized as customer websites are visited through the Company's websites on a per click basis. Three customers represented 98% of revenue for the period ended September 30, 2007.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of less than three months. Cash balances may occasionally exceed federal banking insurance limits.

Accounts Receivable

Accounts receivable are stated at their outstanding balances. Management reviews the collectibility of accounts receivable on a periodic basis and determines the appropriate amount of any allowance. No allowance was deemed necessary at September 30, 2007. The Company charges off receivables to an allowance (if any) when management determines that a receivable is not collectible. Accounts receivable are not collateralized.

Three customers accounted for 99% of accounts receivable at September 30, 2007.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Goodwill

As part of the purchase of Superfly described earlier, the Parent acquired $1,543,129 of goodwill. This amount has been "pushed down" to the Company's records as previously described. Management reviews goodwill at least annually for indicators of impairment, or more frequently upon occurrence of an event or when circumstances indicate the carrying value is greater than fair value. No impairment was considered necessary during the period ended September 30, 2007.

Intangible Assets

Intangible assets other than goodwill are subject to amortization. Accordingly, they are stated at cost less accumulated amortization. Intangible assets are reviewed for potential impairment whenever events or circumstances occur that indicate the carrying amounts may not be recoverable (but at least annually). No impairment was considered necessary during the period ended September 30, 2007.

Income Taxes

Because the Company was purchased by the Parent, a "C" corporation for tax purposes, the Company will file a consolidated federal tax return with the Parent and records its share of the consolidated federal tax expense on a separate return basis.

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or income tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates. At September 30, 2007, the Company did not have any deferred tax assets or liabilities. No deferred tax assets have been recognized related to the amortization of intangible assets because tax benefits can be only recognized by the Parent upon liquidation or sale of its interest in the Company.

The 2007 income tax provision consists of:

Current provision
Federal	$285,000
State	77,000
$362,000

The primary reason income tax expense varies from the statutory rate is because the amortization discussed in Note 3 is not deductible for income tax purposes.

Advertising Costs

The Company incurs advertising costs to place customers' websites on the third-party informational websites. These advertising costs are expensed as incurred. The Company incurred $1,774,617 for the period ended September 30, 2007. One vendor represented 89% of advertising costs for the period ended September 30, 2007. Advertising costs are reported as cost of sales in the consolidated statement of operations because management believes these are direct costs of revenue.

Note 2. Property and Equipment

Property and equipment consists of the following at September 30, 2007:

Office equipment	$49,342
Less accumulated depreciation	(5,677)
$43,665

Depreciation of property and equipment totaled $5,677 for the period ended September 30, 2007.

Note 3. Intangible Assets

The Company provides for amortization as follows:

		Accumulated
		Amortization
		as of		Estimated
		September	Net Book	Useful
Assets	Cost	30, 2007	Value	Life	Method
Domain Names -
Commodity					Straight-
Portion	$1,018,691	$(703,773)	$314,918	1 year	line
Domain Names -					Straight-
Long-life Portion	881,933	(87,042)	794,891	7 year	line
Non-compete					Straight-
agreements	1,079,708	(248,642)	831,066	3 year	line
	$2,980,332	$(1,039,457)	$1,940,875

Amortization expense is as follows for each of the years ending September 30:

2008	$827,811
2009	485,893
2010	297,250
2011	125,990
2012	125,990

Amortization expense was $1,039,457 for the period ended September 30, 2007.

Note 4. Long-Term Debt

The Company issued two long-term notes payable to finance the acquisition by the Parent. As described earlier, part of $5,000,000 purchase price ($3,500,000) was payable in cash. The remaining $1,500,000 was paid in the form of two notes payable to former stockholders ("the acquisition notes") that will be repaid by the Company. The acquisition notes are being repaid starting in March 2007 in equal monthly installments of a total of $41,667, plus interest at 7%, until maturity in February 2010. The notes must be repaid immediately in the event of change in control or initial public registration of the Company's or Parent's common stock with proceeds that exceed $20,000,000. Additionally, note installments are subject to deferral and adjustment. In any month during the term of the notes for which the Company does not reach a certain earnings amount, as defined, the installments shall not be paid in that month and the payment of principal and interest is deferred to the end of the term. Further, for any month the Company produces excess earnings, as defined, the installment payment will increase. The notes are secured by Company assets and are guaranteed by the Parent.

Required principal payments for the years ending September 30 are as follows:

2008	$500,000
2009	500,000
2010	249,999
$1,249,999

The total interest expense paid on these notes from January 22, 2007, to September 30, 2007, amounted to $49,247. This amount was also total interest expense for the period. There was no unpaid interest as of September 30, 2007.

Note 5. Relationship with Hello Metro, Inc.

The Company's former majority shareholder prior to January 22, 2007, was also the sole shareholder of Hello Metro, Inc., a company with similar operations. The Company and Hello Metro, Inc. share office facilities under an operating lease for which Hello Metro, Inc. is the contractual tenant. The operating lease expires in October 2008. The Company reimburses Hello Metro, Inc. monthly for its share of the office space under a verbal agreement between the two parties. The future minimum payments required by the parties under this lease for the year ending September 30, 2008, was $51,996 (to be paid by Hello Metro, Inc.) of which the Company is to reimburse $6,000.

Rent expense amounted to $4,240 for the period from January 22, 2007 to September 30, 2007.

There were no other material transactions between these two companies. However, the relationship could result in the future operating results or financial position of the companies being significantly different from those that would be obtained if the companies were autonomous.

Note 6. Employment Agreement

In December 2006, the Company entered into an employment agreement with a former shareholder/officer that expires in December 2008. As part of this agreement, the former shareholder may earn incentive bonuses based on a monthly calculation of earnings. The incentive bonus earned for the period ended September 30, 2007, was $28,777.

Note 7. Joint Venture Agreement

In June 2007, the Company entered into a Joint Venture Agreement with one of the former stockholders to use his local city guide websites for the purpose of internet traffic arbitrage. In exchange for the use of his websites, the Company pays a portion (40%) of the internet traffic arbitrage profits to him as a Domain Leasing Fee. Funds can be advanced to the venture, as well. As of September 30, 2007, the Company had a payable of $35,047 to the venture. Revenue earned and expenses incurred under this agreement are approximately $630,000 and $370,000 for the period from January 22, 2007, to September 30, 2007.

Note 8. Management Agreement with the Parent

The Company has a management agreement with the Parent in which the Parent provides administrative services to the Company. The Company paid a total of $319,000 for these services during the period from January 22, 2007, to September 30, 2007.

Note 9. Subsequent Event

In December 2007, the Joint Venture Agreement discussed in Note 7 was amended. The amendment changed the Domain Leasing Fee currently paid to the former stockholder to 10%. He will receive the remaining 30% of the profit in the form of an accelerated note payment on the acquisition notes described earlier. The other note holder will also automatically receive accelerated note payments.

SUPPLEMENTARY INFORMATION

ACCOUNTANTS' REVIEW REPORT ON SUPPLEMENTARY INFORMATION

To the Board of Directors
Duncan Media Group, Inc.
New York, New York

Our report on our review of the consolidated financial statements of Superfly Advertising, Inc. and Subsidiary as of September 30, 2007, and for the period from January 22, 2007, to September 30, 2007, appears on page 1. That review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States. The information included in the accompanying consolidated statements of operations for the nine-month periods ended September 30, 2007 and 2006, is presented only for supplementary analysis purposes. Such information has been subject to the inquiries and analytical procedures applied in the basic financial statements, and we are not aware of any material modifications that should be made thereto.

December 30, 2007

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(See Accountants' Review Report)
For the Nine-Month Period Ended September 30, 2007 and 2006

	2007	2006

Revenue	$3,625,350	$3,381,977

Cost of sales	2,153,850	1,444,946

Gross profit	1,471,500	1,937,031

Operating expenses
Management fees	319,000	-
Selling, general, and administrative	194,439	111,408
Depreciation of property and equipment	5,989	4,389
Amortization of intangible assets	1,039,457	-

Total operating expenses	1,558,885	115,797

Income (loss) from operations	(87,385)	1,821,234

Other income (expense)
Interest income	2,110	20
Interest expense	(49,247)	-
Other income	-	40,000

Total other income (expense)	(47,137)	40,020

Income (loss) before income tax expense	(134,522)	1,861,254

Income tax expense	(362,000)	-

Net income (loss)	$(496,522)	$1,861,254

See Note to Supplementary Information

NOTE TO SUPPLEMENTARY INFORMATION
(Selected Disclosure - Basis of Presentation)

Note 1. Basis of Presentation

The supplementary information represents the consolidated statements of operations of Superfly Advertising, Inc. and Subsidiary (collectively, "the Company") for the nine-month periods ended September 30, 2007 and 2006. On January 22, 2007, the shareholders of the Company sold all of the Company's common stock to Duncan Media Group, Inc., an unrelated party. In connection with the acquisition, the accounts of the Company were adjusted using the pushdown accounting method (which means the basis of the Company's assets and liabilities were changed to the basis used by the Parent). In this supplemental information, the statement of operations for the period ended September 30, 2007, shows the results of operations as if the acquisition had taken place as of January 1, 2007. The period ended September 30, 2006, represents the Company's operations before the acquisition took place. Besides income tax (in 2007), the biggest difference resulting from the push-down accounting is the recognition of amortization of intangibles resulting from the acquisition.

Therefore, the supplementary information is for the entire nine-month period ended September 30, 2007 and 2006. Also, the Company was an "S" Corporation prior to the acquisition by Duncan Media Group, Inc., and the income tax expense is calculated based on the taxable income generated from the acquisition date to September 30, 2007.

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL REPORT SEPTEMBER 30, 2006

CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET	F-91
CONSOLIDATED STATEMENT OF OPERATIONS	F-92
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY	F-93
CONSOLIDATED STATEMENT OF CASH FLOWS	F-94
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-95 - F-99

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
September 30, 2006

ASSETS
Current Assets
Cash and cash equivalents	$24,897
Accounts receivable	684,465
Prepaid expenses	885
Total current assets	710,247
Property and Equipment, net	23,596
Total assets	$733,843
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$56,143
Accrued expenses	2,358
Total current liabilities	58,501
Shareholders' Equity
Common stock (no par or stated value; authorized, issued,
and outstanding 100 shares)	200
Additional paid-in capital	115,578
Retained earnings	559,564
Total shareholders' equity	675,342
Total liabilities and shareholders' equity	$733,843

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine-Month Period Ended September 30, 2006

Revenue	$3,381,977
Cost of sales	1,444,946
Gross profit	1,937,031
Operating expenses
Selling, general, and administrative	111,408
Depreciation	4,389
Total operating expenses	115,797
Income from operations	1,821,234
Interest and other income	40,020
Net income	$1,861,254

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
For the Nine-Month Period Ended September 30, 2006

	Common Stock		Additional	Retained	Total Shareholders'
	Shares	Amount	Paid-In Capital	Earnings	Equity
Balances at December 31, 2005	100	$200	$-	$249,864	$250,064
Contribution of shares of subsidiary			115,578		115,578
Net income				1,861,254	1,861,254
Distributions to shareholder				(1,551,554)	(1,551,554)
Balances at September 30, 2006	100	$200	$115,578	$559,564	$675,342

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Nine-Month period Ended September 30, 2006

Cash Flows From Operating Activities
Net income	$1,861,254
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	4,389
Changes in operating assets and liabilities,
net of effects of acquisition of subsidiary
Accounts receivable	(315,500)
Prepaid expenses	(885)
Checks issued in excess of cash in bank	(4,618)
Accounts payable	35,302
Accrued expenses	(4,564)
Net cash provided by operating activities	1,575,378
Cash Flows From Investing Activities
Purchases of property and equipment	(4,088)
Cash received on acquisition of subsidiary	5,161
Net cash provided by investing activities	1,073
Cash Flows From Financing Activity
Distributions to shareholder	(1,551,554)
Net change in cash and cash equivalents	24,897
Cash and Cash Equivalents, beginning of period	-
Cash and Cash Equivalents, end of period	$24,897

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Policies

The condensed consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in financial statement prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although the Company’s management believes that the disclosures are adequate to make the information presented not misleading.

The interim prior information included in the report reflects all adjustments and other normal recurring adjustments, that are, in the opinion of the Company’s management, necessary for a fair statement of the result of the respective interim periods. Results of operations for interim periods are not necessarily indicative of results expected for the entire year.

Nature of Operations

Superfly Advertising, Inc. ("Superfly"), along with its wholly-owned subsidiary, Treefrog Commerce, Inc. ("Treefrog") (collectively, "the Company"), was incorporated in Indiana in November 2004. The Company performs keyword searches, purchasing advertisements on various internet search engines. Consumers are directed to domain web pages the Company owns containing keyword-based links to higher-priced cost-per-click ("CPC") syndicated advertisements. The consumer clicks on one of the higher-priced advertisements and the Company earns fees on the click-through (known as pay-per-click, or "PPC") from the merchant placing the advertisement. The Company nets the difference between the low price paid for the CPC advertisement on the search results page and the higher price it generates when the consumer clicks on an advertisement on the domain web page.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Superfly and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from estimated amounts.

Revenue Recognition

Revenue from advertisements is recognized as customer websites are visited through the Company's websites on a per click basis. Almost all revenue is from three customers.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of less than three months. Cash balances may occasionally exceed federal banking insurance limits.

Accounts Receivable

Accounts receivable are stated at their outstanding balances. Management reviews the collectibility of accounts receivable on a periodic basis and determines the appropriate amount of any allowance. No allowance was deemed necessary at September 30, 2006. The Company charges off receivables to an allowance (if any) when management determines that a receivable is not collectible. Accounts receivable are not collateralized.

Two customers accounted for 91% of accounts receivable at September 30, 2006.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Income Taxes

The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, income is taxed at the shareholder level.

Advertising Costs

The Company incurs advertising costs to place customers' websites on the third-party informational websites. These advertising costs are expensed as incurred. The Company incurred $1,444,946 in advertising costs for the period ended September 30, 2006. One vendor represented about one-third of advertising costs for the period ended September 30, 2006. Advertising costs are reported as cost of sales in the consolidated statement of operations because management believes these are direct costs of revenue.

Note 2. Acquisition

In January 2006, Superfly acquired all of the outstanding stock of Treefrog, which was involved in the same business as Superfly. Prior to the acquisition, Superfly's two shareholders jointly held a one-third interest in Treefrog. The results of Treefrog's operations have been included in these consolidated financial statements since the acquisition date. The acquisition enabled Superfly to increase operations, which was consistent with Superfly's business plan. Superfly did not pay for the acquisition nor did it issue any additional shares of stock for Treefrog. Instead, Superfly's shareholders transferred a combined 20% of their shares in Superfly to the other two-thirds' shareholders of Treefrog. Since Superfly received all the shares of Treefrog by way of its shareholders giving up value, this value was deemed to be a contribution of capital. Moreover, since the transaction effectively involved entities under common control, the contribution of capital was recorded at carrying value. The following table summarizes the carrying value of Treefrog's assets acquired and liabilities assumed (there were no liabilities assumed) at date of acquisition:

Cash	$5,161
Accounts receivable	110,417
Net assets acquired	$115,578

The results of operations of Treefrog prior to the acquisition date have not been included in these consolidated financial statements because common control did not exist until the acquisition date. As the acquisition of Treefrog occurred in January 2006, and this financial statement is for the period from January 1, 2006, to September 30, 2006, unaudited proforma information is not presented.

Note 3. Property and Equipment

Property and equipment consists of the following at September 30, 2006:

Office equipment	$28,896
Less accumulated depreciation	(5,300)
$23,596

Depreciation of property and equipment totaled $4,389 for the period ended September 30, 2006.

Note 4. Relationship with Hello Metro, Inc.

The Company's majority shareholder during the period ended September 30, 2006, was also the sole shareholder of Hello Metro, Inc., a company with similar operations. The Company and Hello Metro, Inc. share office facilities under an operating lease for which Hello Metro, Inc. is the contractual tenant. The operating lease expires in October 2008. The Company reimburses Hello Metro, Inc. monthly for its share of the office space under a verbal agreement between the two parties. The future minimum payments required by the parties under this lease for the years ending September 30 are as follows:

	Total Lease Obligations	Reimbursement to Hello Metro
2007	$51,996	$6,000
2008	51,996	6,000
	$103,992	$12,000

Rent expense amounted to $400 for the period ended September 30, 2006.

There were no other material transactions between these two companies. However, the existence of common ownership could result in the future operating results or financial position of the companies being significantly different from those that would be obtained if the companies were autonomous.

Note 5. Subsequent Events

In December 2006, the Company entered into an employment agreement with an officer that expires in December 2008. As part of this agreement, the officer may earn incentive bonuses based on a monthly calculation of earnings.

In addition, the officer was advanced a signing bonus in December 2006 amounting to $36,666. The signing bonus is classified as a loan by the Company. On the last day of each calendar month, starting with December 2006, the Company will forgive $6,111 of the loan provided the officer remains employed by the Company.

On January 22, 2007, the shareholders of the Company collectively sold all of the Company's common stock to Duncan Media Group, Inc. ("the Parent"), an unrelated party, for $5,000,000. As a result of the purchase, the Company became a wholly-owned subsidiary of the Parent. In connection with the acquisition, the accounts of the Company were adjusted using the push-down accounting method (which means the basis of the Company's assets and liabilities were changed to the basis used by the Parent).

Part of the purchase price ($3,500,000) was payable immediately in cash. The remaining $1,500,000 was paid in the form of two notes payable to former stockholders ("the acquisition notes") that will be repaid by the Company. The notes will be repaid starting in March 2007 in equal monthly installments, including interest at 7%, until maturity in February 2010. The notes must be repaid immediately in the event of change in control or initial public registration of the Company's or the Parent's common stock with proceeds that exceed $20,000,000. Additionally, note installments are subject to deferral and adjustment. In any month during the term of the notes for which the Company does not reach a certain earnings amount, as defined, the installments shall not be paid in that month and the payment of principal and interest is deferred to the end of the term. Further, for any month the Company produces excess earnings, as defined, the installment payment will increase. The notes are guaranteed by the Parent.

Because the Company was purchased by Duncan Media Group, Inc., a C corporation for tax purposes, the Company will file a consolidated federal tax return with the Parent and records its share of the consolidated federal tax expense on a separate return basis.

In June 2007, the Company entered into a Joint Venture Agreement with Clark Scott, one of the former stockholders, to use Scott's local city guide websites for the purpose of internet traffic arbitrage. In exchange for the use of Scott's websites, the Company will pay a portion (40%) of the internet traffic arbitrage profits to Scott as a Domain Leasing Fee. In addition, in December 2007, the Joint Venture Agreement was amended, changing the Domain Leasing Fee currently paid to Scott to 10%. Scott will receive the remaining 30% of the profit in the form of an accelerated note payment on the acquisition notes described earlier. The other note holder will also automatically receive accelerated note payments.

SUPERFLY ADVERTISING, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2006 AND 2005

CONTENTS

Page

INDEPENDENT AUDITORS' REPORT	F-102

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	F-103
CONSOLIDATED STATEMENTS OF OPERATIONS	F-104
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY	F-105
CONSOLIDATED STATEMENTS OF CASH FLOWS	F-106
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-107 - F-110

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Duncan Media Group, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Superfly Advertising, Inc. and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Superfly Advertising, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN PLLC

October 29, 2007

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

 CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

ASSETS	2006	2005

Current Assets
Cash and cash equivalents	$162,258	$-
Accounts receivable	342,510	258,548
Receivable from officer	30,555
Prepaid expenses	2,000

Total current assets	537,323	258,548

Property and Equipment, net	47,035	23,897

Total assets	$584,358	$282,445

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Checks issued in excess of cash in bank	$-	$4,618
Accounts payable	84,346	20,841
Accrued expenses	24,981	6,922

Total current liabilities	109,327	32,381

Shareholders' Equity
Common stock (no par or stated value; authorized, issued,
and outstanding 100 shares)	200	200

Additional paid-in capital	115,578
Retained earnings	359,253	249,864

Total shareholders' equity	475,031	250,064

Total liabilities and shareholders' equity	$584,358	$282,445

See Notes to Consolidated Financial Statements

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
 For the Years Ended December 31, 2006 and 2005

	2006	2005

Revenue	$4,755,989	$1,369,902

Cost of sales	2,183,331	601,909

Gross profit	2,572,658	767,993

Operating expenses
Selling, general, and administrative	193,190	247,986
Depreciation	5,551	913

Total operating expenses	198,741	248,899

Income from operations	2,373,917	519,094

Interest and other income	40,026	4,282

Net income	$2,413,943	$523,376

See Notes to Consolidated Financial Statements

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2006 and 2005

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total Shareholders' Equity

Balances at December 31, 2004	100	$200	$-	$322,809	$323,009

Net income				523,376	523,376

Distributions to shareholders				(596,321)	(596,321)

Balances at December 31, 2005	100	200	-	249,864	250,064

Contribution of shares of subsidiary			115,578		115,578

Net income				2,413,943	2,413,943

Distributions to shareholder				(2,304,554)	(2,304,554)

Balances at December 31, 2006	100	$200	$115,578	$359,253	$475,031

See Notes to Consolidated Financial Statements

SUPERFLY ADVERTISING, INC. AND SUBSIDIARY

 CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities
Net income	$2,413,943	$523,376
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	5,551	913
Amortization of receivable from officer	6,111
Changes in operating assets and liabilities,
net of effects of contribution of subsidiary
Accounts receivable	26,455	(11,523)
Receivable from officer	(36,666)
Prepaid expenses	(2,000)
Checks issued in excess of cash in bank	(4,618)	4,618
Accounts payable	63,505	(19,362)
Accrued expenses	18,059	6,263

Net cash provided by operating activities	2,490,340	504,285

Cash Flows From Investing Activities
Purchases of property and equipment	(28,689)	(18,089)
Cash received on contribution of subsidiary	5,161

Net cash used in investing activities	(23,528)	(18,089)

Cash Flows From Financing Activity
Distributions to shareholder	(2,304,554)	(596,321)

Net change in cash and cash equivalents	162,258	(110,125)

Cash and Cash Equivalents, beginning of year	-	110,125

Cash and Cash Equivalents, end of year	$162,258	$-

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Policies

Nature of Operations

Superfly Advertising, Inc. ("Superfly"), along with its wholly-owned subsidiary, Treefrog Commerce, Inc. ("Treefrog") (collectively, "the Company"), was incorporated in Indiana in November 2004. The Company performs keyword searches, purchasing advertisements on various internet search engines. Consumers are directed to domain web pages the Company owns containing keyword-based links to higher-priced cost-per-click ("CPC") syndicated advertisements. The consumer clicks on one of the higher-priced advertisements and the Company earns fees on the click-through (known as pay-per-click) to the merchant placing the advertisement. The Company nets the difference between the low price paid for the CPC advertisement on the search results page and the higher price it generates when the consumer clicks on a PPC advertisement on the domain web page.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Superfly and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from estimated amounts.

Revenue Recognition

Revenue from advertisements is recognized as customer websites are visited through the Company's websites on a per-click basis. Three customers represented 98% of revenue for the year ended December 31, 2006. One customer represented 93% of revenue for the year ended December 31, 2005.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of less than three months. Cash balances may occasionally exceed federal banking insurance limits.

Accounts Receivable

Accounts receivable are stated at their outstanding balances. Management reviews the collectibility of accounts receivable on a periodic basis and determines the appropriate amount of any allowance. No allowance was deemed necessary at December 31, 2006 and 2005. The Company charges off receivables to an allowance (if any) when management determines that a receivable is not collectible. Accounts receivable are not collateralized.

Two customers accounted for 93% of accounts receivable at December 31, 2006. One customer accounted for 100% of accounts receivable at December 31, 2005.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.

Income Taxes

The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, income is taxed at the shareholder level.

Advertising Costs
The Company incurs advertising costs to place customers' websites on the third-party informational websites. These advertising costs are expensed as incurred. The Company incurred $2,183,331 and $601,909 in advertising costs for the years ended December 31, 2006 and 2005, respectively. One vendor represented 32% of advertising costs for the year ended December 31, 2006. Two vendors represented 63% of advertising costs for the year ended December 31, 2005. Advertising costs are reported as cost of sales in the consolidated statement of operations since management believes these are direct costs of revenue.

Note 2. Acquisition

In January 2006, Superfly acquired all of the outstanding stock of Treefrog, which was involved in the same business as Superfly. Prior to the acquisition, Superfly's two shareholders jointly held a one-third interest in Treefrog. The results of Treefrog's operations have been included in these consolidated financial statements since the acquisition date. The acquisition enabled Superfly to increase operations, which was consistent with Superfly's business plan. Superfly did not pay for the acquisition nor did it issue any additional shares of stock for Treefrog. Instead, Superfly's shareholders transferred a combined 20% of their shares in Superfly to the other two-thirds' shareholders of Treefrog. Since Superfly received all the shares of Treefrog by way of its shareholders giving up value, this value was deemed to be a contribution of capital. Moreover, since the transaction effectively involved entities under common control, the contribution of capital was recorded at carrying value. The following table summarizes the carrying value of Treefrog's assets acquired and liabilities assumed (there were no liabilities assumed) at date of acquisition:

Cash	$5,161
Accounts receivable	110,417

Net assets acquired	$115,578

The results of operations of Treefrog prior to the acquisition date have not been included in these consolidated financial statements since common control did not exist until the acquisition date. The following unaudited proforma information presents the results of operations of the Company for the year ended December 31, 2005, as if the acquisition had taken place on January 1, 2005. The proforma information is not necessarily indicative of the results that would have occurred had the acquisition taken place at the beginning of the period presented. Further, the proforma information is not necessarily indicative of future results.

Revenue	$1,640,527

Net income	$643,455

Note 3. Property and Equipment

Property and equipment consisted of the following at December 31, 2006 and 2005:

	2006	2005

Office equipment	$53,496	$24,807
Less accumulated depreciation	(6,461)	(910)
	$47,035	$23,897

Depreciation of property and equipment totaled $5,551 and $913 for the years ended December 31, 2006 and 2005, respectively.

Note 4. Relationship with Hello Metro, Inc.

The Company's majority shareholder during the years ended December 31, 2006 and 2005, was also the sole shareholder of Hello Metro, Inc., a company with similar operations. The Company and Hello Metro, Inc. share office facilities under an operating lease for which Hello Metro, Inc. is the contractual tenant. The operating lease expires in October 2008. The Company reimburses Hello Metro, Inc. monthly for its share of the office space under a verbal agreement between the two parties. The future minimum payments required by the parties under this lease for the years ending December 31 are as follows:

	Total Lease	Reimbursement
	Obligations	to Hello Metro
2007	$51,996	$6,000
2008	43,330	5,000
	$95,326	$11,000

Rent expense amounted to $6,264 and $1,625 for the years ended December 31, 2006 and 2005, respectively.

There were no other material transactions between these two companies. However, the existence of common ownership could result in the future operating results or financial position of the companies being significantly different from those that would be obtained if the companies were autonomous.

Note 5. Employment Agreement

In December 2006, the Company entered into an employment agreement with an officer that expires in December 2008. As part of this agreement, the officer may earn incentive bonuses based on a monthly calculation of earnings. No incentive bonus was earned in 2006.

In addition, the officer was advanced a signing bonus in December 2006 amounting to $36,666. The signing bonus is classified as a loan by the Company. On the last day of each calendar month, starting with December 2006, the Company will forgive $6,111 of the loan provided the officer remains employed by the Company. The unamortized balance of this receivable at December 31, 2006, amounted to $30,555.

Note 6. Subsequent Events

On January 22, 2007, the shareholders of the Company collectively sold all of the Company's common stock to Duncan Media Group, Inc., an unrelated party, at a price of $5,000,000. Part of the purchase price ($3,500,000) was payable immediately in cash. The remaining $1,500,000 was paid in the form of two notes payable to former stockholders that will be repaid by the Company. The notes will be repaid starting in March 2007 in equal monthly installments, including interest at 7%, until maturity in February 2010. The notes must be repaid immediately in the event of change in control or initial public registration of the Company's or Duncan Media Group, Inc.'s common stock with proceeds that exceed $20,000,000. Additionally, note installments are subject to deferral and adjustment. In any month during the term of the notes for which the Company does not reach a certain earnings amount, as defined, the installments shall not be paid in that month and the payment of principal and interest is deferred to the end of the term. Further, for any month the Company produces excess earnings, as defined, the installment payment will increase. The notes are guaranteed by Duncan Media Group, Inc.

Pro Forma Financial  Statements

Introduction

On February 7, 2008 Morlex entered into: (i) an Agreement and Plan of Merger (the “RHI Merger Agreement”) with RightSide Holdings, Inc. (“RightSide”) and our wholly owned subsidiary RHI Merger Sub, Inc. (“RHI Merger Sub”), and (ii) an Agreement and Plan of Merger (the “DMG Merger Agreement”, and together with the RHI Merger Agreement, the “Merger Agreements”) with Duncan Media Group, Inc. (“Duncan”) and our wholly owned subsidiary DMG Merger Sub, Inc. (“DMG Merger Sub”). Also, on February 14, 2008 (the “Closing Date”) Morlex entered into a Stock Purchase Agreement (the “AAA Stock Purchase Agreement”) with All Ad Acquisition, Inc., a Delaware corporation (“AAA”), and all of the shareholders of AAA as listed in the AAA Stock Purchase Agreement, whereby Morlex acquired all of the outstanding shares of common stock of AAA. AAA is a party to that certain Stock Purchase Agreement, dated November 14, 2007, among AAA, Iakona, Inc., a California corporation (“Iakona”), and Jason Kulpa (the “Ad Authority Stock Purchase Agreement”) providing for the purchase and sale of all of the issued and outstanding capital stock of Ad Authority, Inc., a Delaware corporation (“Ad Authority”), to AAA. Other than the Ad Authority Stock Purchase Agreement, AAA has no assets or liabilities.

On the Closing Date, Morlex acquired RightSide and Duncan by closing the transactions contemplated by the Merger Agreements (collectively, the “Merger Transactions”) and acquired AAA by closing the transactions contemplated by the AAA Stock Purchase Agreement (the “Acquisition Transaction” and, together with the Merger Transactions, the “Transactions”). In connection with the Transactions, the Company will pay a cash distribution shortly after the Closing Date of $.2929 per share to the holders of record of the common stock of Morlex, par value $.001 per share (“Company Common Stock”), as of February 11, 2008, for a total distribution of approximately $375,000 (the “Cash Distribution”). Shortly after the Closing Date, the Company will also distribute .2929 shares of Company Common Stock per share to the holders of record of Company Common Stock as of February 11, 2008, for a total distribution of approximately 375,000 shares of Company Common Stock (the “Stock Distribution” and, together with the Cash Distribution, the “Distribution”).

Pursuant to the RHI Merger Agreement, on the Closing Date RHI Merger Sub, our wholly owned subsidiary, merged with and into RightSide, with RightSide being the surviving corporation (the “RHI Merger”). As a result of the RHI Merger, each share of common stock of RightSide, par value $.001 per share (the “RightSide Common Stock”), automatically converted into 0.4236 shares of Company Common Stock, or 8,548,655 shares of Company Common Stock in the aggregate. The outstanding shares of non-convertible preferred stock of RightSide, par value $.001 per share, were not affected by the RHI Merger and remain outstanding preferred stock of RightSide. Accordingly, we are not the sole stockholder of RightSide; however, we own all of the outstanding RightSide Common Stock (which is the only voting stock of RightSide).

Pursuant to the DMG Merger Agreement, on the Closing Date DMG Merger Sub, our wholly owned subsidiary, merged with and into Duncan, with Duncan being the surviving corporation (the “DMG Merger”). As a result of the DMG Merger, each share of common stock of Duncan, par value $.001 per share (the “Duncan Common Stock”), automatically converted into 0.5433 shares of Company Common Stock, or 5,642,171 shares of Company Common Stock in the aggregate. The outstanding shares of non-convertible preferred stock of Duncan, par value $.001 per share, were not affected by the DMG Merger and remain outstanding preferred stock of Duncan. Accordingly, we are not the sole stockholder of Duncan; however, we own all of the outstanding Duncan Common Stock (which is the only voting stock of Duncan). Duncan has no material assets or liabilities other than the stock of its wholly-owned subsidiary Superfly Advertising, Inc. (“Superfly”).

On the Closing Date, we bought all of the outstanding stock of AAA from the stockholders of AAA pursuant to the AAA Stock Purchase Agreement in exchange for 4,200,000 shares of Company Common Stock. The only asset of AAA is the Ad Authority Stock Purchase Agreement and certain related agreements.

Following the consummation of the Transactions and the Distribution, a total of 20,045,985 shares of Company Common Stock was issued and outstanding. The portion of the outstanding Company Common Stock owned by each constituency involved in the Transactions is as follows:

Percentage
Constituency	Interest
Former Owners of RightSide	42.66%
Former Owners of DMG	28.15%
Stockholders of AAA	20.95%
Stockholders of Company before Transactions	8.25%
Total	100.00%

The following tables set forth certain historical financial information of Morlex, Duncan and RightSide on an unaudited pro forma basis after giving effect to the merger of RightSide and the merger of Duncan, each a "reverse acquisition" (i.e., with RightSide as the acquiror of Morlex and Duncan for accounting purposes).

The accompanying unaudited pro forma combined condensed balance sheet assumes the Transactions took place on September 30, 2007. The unaudited pro forma combined condensed balance sheet combines the unaudited balance sheets of Morlex, RightSide and Duncan as of September 30, 2007. Morlex’s fiscal year ended on December 31 and was a development stage company prior to the mergers of RightSide and Duncan.

For purposes of the pro forma information, RightSide’s statement of operations for the year ended December 31, 2006 and nine months ended September 30, 2007 have been combined with Morlex’s and Duncan’s unaudited statement of operations for the twelve months ended December 31, 2006 and nine months ended September 30, 2007. The unaudited pro forma combined condensed statement of operations gives effect to the RightSide merger and the Duncan merger as if such mergers had occurred on January 1, 2006.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Morlex after the Transactions or of the financial position or results of operations of Morlex that would have actually occurred had the Transactions been effected as of the date described above.

The pro forma statements of operations do not reflect any effect of the contemplated operating efficiencies, cost savings and other benefits, anticipated by Morlex’s management as a result of the RightSide and Duncan mergers.

The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and related notes included within this document.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2007

	Morlex, Inc.	Duncan Media Group, Inc.	Rightside Holdings, Inc.	Pro Forma Adjustments	Notes	RSH/DMG Combined Consolidated Pro Forma Balances
ASSETS
Current Assets
Cash and cash equivalents	3,536	335,908	277,755	25,000	2	642,199
Card service reserves	-	-	37,168			37,168
Accounts receivable	-	450,380	54,701			505,081
Due from affiliates	-	39,032	-	(39,032)	1	-
Income tax receivable	-	157,690	82,387			240,077
Prepaid interest	-	-	212,500			212,500
Prepaid expenses	-	9,787	17,750			27,537
Other current assets	-	-	61,109			61,109
Total current assets	3,536	992,797	743,370			1,725,671

Property and equipment, net	-	53,448	398,158			451,606

Other Assets
Goodwill	-	1,543,129	4,290,426			5,833,555
Intangible assets, net	-	1,940,875	1,023,623			2,964,498
Deposits	-	-	62,894			62,894
Total other assets	-	3,484,004	5,376,943			8,860,947
Total assets	3,536	4,530,249	6,518,471			11,038,224

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and accrued expenses	5,564	272,809	290,774	(39,032)	1	530,115
Interest payable	-	-	28,583			28,583
Due to related party	-	35,047				35,047
Deferred revenue	-	-	798,435			798,435
Dividends payable	-	-	200,833			200,833
Short-term notes payable, related parties	-	-	1,362,841			1,362,841
Current portion of long-term debt	-	500,000	635,887			1,135,887
Total current liabilities	5,564	807,856	3,317,353			4,091,741

Long-term debt, net of current portion	-	749,999	544,333			1,294,332
Total liabilities	5,564	1,557,855	3,861,686			5,386,073

Stockholders' equity
Preferred Stock	-	4,150	5,720			9,870
Common Stock	1,280	10,300	20,012	18,766	3	80,670
				30,312	5

Additional paid-in capital	460,768	3,885,551	3,634,268	400,000	2	7,867,433
				(464,076)	4
				(18,766)	3
				(30,312)	5

Retained deficit	(464,076)	(927,607)	(1,003,215)	(375,000)	2	(2,305,822)
				464,076	4
Total stockholders' equity	(2,028)	2,972,394	2,656,785			5,652,151
Total liabiities and stockholders' equity	3,536	4,530,249	6,518,471			11,038,224

PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION

1.	to eliminate intercompany receivables/payables

2.	to reflect equity input of $400,000 into the Company and the subsequent cash dividend of $375,000.

3.
to reflect 18,765,825 new shares of common stock issued in the transaction related to the acquisitions of Rightside Holdings, Inc., Duncan Media Group, Inc. and All Ad Acquisition, Inc. Par value is $ 0.001. No cash consideration received.

18,765,825 shares consist of 8,546,655 shares issued to the shareholders of Rightside Holdings, 5,642,171 shares issued to the shareholders of Duncan Media Group, and 4,200,000 shares issued to the shareholders of All Ad Acquisistion, Inc.

4.	to remove previous equity of Morlex to effect reverse merger of RSH; sum of Additional paid-in capital and retained deficit.

5.	to eliminate common stock of merged subsidiaries.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE-MONTH PERIOD ENDING SEPTEMBER 30, 2007

	Morlex, Inc.	Duncan Media Group, Inc.	Rightside Holdings, Inc.	Superfly, Inc. Preacq. 1/1/ to 1/22/07	21st Century Pub. Preacq. 1/1/ to 6/15/07		Pro Forma Adjustments	Notes	Pro Forma Combined Consolidated Pro Forma Balances

Revenues
Newsletter revenues	-	-	2,052,931		617,135				2,670,066
Pay-per-click	-	3,333,748	-	291,603					3,625,351
Management services fees	-	235,000	-				(235,000)	2	-
Total revenues	-	3,568,748	2,052,931	291,603	617,135	-	(235,000)		6,295,417

Operating expenses
Pay per click direct expenses	-	1,999,620	-	154,230					2,153,850
Newsletter direct expenses			918,168		209,915				1,128,083
General and administrative	-	2,167,567	1,210,695	15,820	223,471		(235,000)	2	3,382,553
Other	23,812	14,911	31,181	45	23,321				93,270
Total operating expenses	23,812	4,182,098	2,160,044	170,095	456,707	-	(235,000)		6,757,756
Income (loss) from operations	(23,812)	(613,350)	(107,113)	121,508	160,428	-	-		(462,339)

Other income(expense)
Interest income	-	2,111	-						2,111
Interest expense	-	(54,941)	(139,396)						(194,337)
Total other income (expense)	-	(52,830)	(139,396)	-	-	-	-		(192,226)

Non-controlling interest in income of consolidated subsidiary	-	-	(203,369)						(203,369)
Income (loss) before taxes	(23,812)	(666,180)	(449,878)	121,508	160,428	-	-		(857,934)

Income tax provision	-	149,310	-	48,603	64,171			1	262,084
Net income (loss)	(23,812)	(815,490)	(449,878)	72,905	96,257	-	-		(1,120,018)

Income (loss) per common share	$(0.02)							2	$(0.06)

Weighted average common shares outstanding, Basic and Diluted	1,270,270	-	-	-	-	-	-		20,045,985

Notes to pro forma financial statements:

1.	Income tax provision has been added to the pro forma statements in cases where companies presented were not taxed as S Corps, using a tax rate of 40%.

2.	Additional shares of 18,765,825 added to existing outstanding shares.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
FOR YEAR ENDING DECEMBER 31, 2006

	Morlex, Inc.	Duncan Media Group, Inc. 11/21 to 12/31/06	Rightside Holdings, Inc. 5/6 to 12/31/06	Superfly, Inc. Preacq. 1/1/ to 12/31/06	21st Century Pub. Preacq. 1/1/ to 12/31/06	Rightside Advisors, Inc. Preacq. 1/1/ to 6/09/06	Pro Forma Adjustments	Notes	Pro Forma Combined Consolidated Pro Forma Balances

Revenues
Newsletter revenues	-	-	1,240,088		1,749,684	1,265,645			4,255,417
Pay-per-click	-	-	-	4,795,989					4,795,989
Management services fees	-	-	-				-		-
Total revenues	-	-	1,240,088	4,795,989	1,749,684	1,265,645	-		9,051,406

Operating expenses
Pay per click				2,183,331					2,183,331
Newsletter direct expenses	-	-	649,918		513,334	362,584			1,525,836
General and administrative	-	35,000	771,582	191,397	1,140,093	709,784			2,847,856
Other	24,419	77,172	23,342	7,342	134,263	28,497			295,035
Total operating expenses	24,419	112,172	1,444,842	2,382,070	1,787,690	1,100,865	-		6,852,058
Income (loss) from operations	(24,419)	(112,172)	(204,754)	2,413,919	(38,006)	164,780	-		2,199,348

Other income (expense)
Interest income	-	108	-	24	-				132
Interest expense	-	(52)	(55,032)	-	-				(55,084)
Total other income (expense)	-	56	(55,032)	24	-	-	-		(54,952)

Non-controlling interest in income of consolidated subsidiary	-	-	-			(206,137)			(206,137)
Income (loss) before taxes	(24,419)	(112,116)	(259,786)	2,413,943	(38,006)	(41,357)	-		1,938,259

Income tax provision	-	-	92,718	965,577	(15,202)			1	1,043,093
Net loss	$(24,419)	$(112,116)	$(352,504)	$1,448,366	$(22,804)	$(41,357)	$-		$895,166

Income (loss) per common share	$(0.03)								$0.04

Weighted average common shares outstanding, Basic and Diluted	942,461	-	-	-	-	-	-	2	20,045,985

PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION

1.	Income tax provision has been added to the pro forma statements in cases where companies presented were not taxed as S Corps, using a tax rate of 40%.

2.	Additional shares of 18,765,825 added to existing outstanding shares.